Exhibit 10.3

AMENDED AND RESTATED AMENDMENT NO. 3 TO CREDIT AGREEMENT

and

AMENDMENT NO. 2 TO SECURITY AGREEMENT

AMENDED AND RESTATED AMENDMENT NO. 3 to the Credit Agreement (as defined below) and AMENDMENT NO. 2 to the Security Agreement (as defined below), dated as of June 15, 2017 (this “Amendment”), among Jack Cooper Holdings Corp., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower as guarantors (the “Guarantors”), the lenders party hereto (collectively, the “Lenders”) and MSDC JC Investments, LLC, as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and the Lenders are party to that certain Credit Agreement, dated as of March 31, 2015 (as amended by Amendment No. 1 to Credit Agreement, dated as of December 23, 2015, as amended by Amendment No. 2 to Credit Agreement and Amendment No. 1 to Security Agreement, dated as of October 28, 2016, and as further amended from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, certain subsidiaries of the Borrower and the Agent are party to that certain Security Agreement, dated as of April 2, 2015 (as amended by Amendment No. 2 to Credit Agreement and Amendment No. 1 to Security Agreement, dated as of October 28, 2016, and as further amended from time to time, the “Security Agreement”)

WHEREAS, the Borrower, the Agent, certain Lenders and the Guarantors are party to that certain Amendment No. 3 to Credit Agreement and Amendment No. 2 to Security Agreement, dated as of April 3, 2017 (the “Original Amendment No. 3”);

WHEREAS, the Borrower has requested that (a) the Original Amendment No. 3 be amended and restated and (b) certain provisions of the Credit Agreement and the Security Agreement be amended pursuant to Section 14.1 of the Credit Agreement and Section 20 of the Security Agreement, in each case, in the manner and on the terms set forth herein; and

WHEREAS, the Borrower, the Agent, the Lenders and the Guarantors have agreed to amend and restate the Original Amendment No. 3 and amend certain provisions of the Credit Agreement and the Security Agreement, in each case, as provided for herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Article I

Defined Terms

Section 1.1.Defined Terms.  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, as amended hereby, unless otherwise defined herein.

Article II

Section 2.1.Amendments to the Credit Agreement.  On the Third Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text

(indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages attached hereto as Annex A.

Section 2.2.Amendments to the Security Agreement.  Effective as of the Third Amendment Effective Date, the Security Agreement is hereby amended as set forth below:

(a)Section 2 of the Security Agreement is hereby amended by replacing the phrase “the following, unless, in each case, a lien on such asset has been granted to secure the Notes Obligations, the ABL Obligations or the Solus Obligations” included after the words “shall not include” in the last paragraph thereof with the following:

“the following, unless, in each case, a lien on such asset has been granted to secure the 2017 Notes Obligations, the ABL Obligations or the Solus Obligations”

(b)Section 5(f) of the Security Agreement is hereby amended:

(i)by replacing the parenthetical “(which shall not be required, unless, in each case, any such local perfection action has been taken in favor of the respective collateral agent or administrative agent for the ABL Obligations, Notes Obligations or the Solus Obligations)” in clause (iv) thereof with the following:

“(which shall not be required, unless, in each case, any such local perfection action has been taken in favor of the respective collateral agent or administrative agent for the ABL Obligations, 2017 Notes Obligations or the Solus Obligations)”; and

(ii)by replacing the text “Notes Agent” with “2017 Notes Agent” in each of the two places it appears.

Article III

Conditions to Effectiveness

Except as set forth in Article IV below, this Amendment shall become effective on the date (the “Third Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) (i) substantially concurrently with the effectiveness of this Amendment, the Borrower and Jack Cooper Enterprises, Inc. (“JCEI”) shall have consummated the “Amended Offers” or received confirmation of the “Plan”, in each case, as defined in that certain Amended and Restated Offer to Purchase and Offering Memorandum, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated June 15, 2017 (which Plan is attached to the Offering Memorandum (as defined below)), issued by Borrower and JCEI (as the same may be amended, supplemented or otherwise modified by the Borrower and/or JCEI so long as such changes do not materially and adversely affect the Lenders; provided that any such change that, individually or in the aggregate or directly or indirectly (x) results in a projected annual savings in cash interest expense of an amount less than $3,100,000, (y) changes the treatment of the Agent, the Lenders or the “Prepetition MSD Term Loan Claims” (as such term is defined in the Plan) under the Plan or the “Amended Exchange Offers”, including without limitation, in respect of plan treatment, reinstatement of the Obligations under section 1124(2) of the Bankruptcy Code, releases, exculpations and/or discharge (or exemption from discharge) or (z) permits Liens to secure the Notes after the Third Amendment Effective Date shall, in

2

each of the foregoing cases, be deemed to be material and adverse to the Lenders, the “Offering Memorandum”, which Offering Memorandum is attached hereto as Annex G) and (ii) as a result of, and after giving effect to, the consummation of the Third Amendment Effective Date Transactions, the Borrower’s projected annual consolidated cash interest expense, determined in accordance with GAAP, shall be reduced by not less than $3,100,000;

(b)Agent shall have received each of the following:

(i)from (x) the Agent, (y) the Borrower and the Guarantors and (z) the Lenders, counterparts of this Amendment signed on behalf of such parties (which may include telecopy or other electronic transmission of a signed signature page of this Amendment);

(ii)a certificate, dated as of the Third Amendment Effective Date and signed on behalf of the Borrower by a responsible officer of the Borrower, certifying as of the Third Amendment Effective Date (v) that the representations and warranties set forth herein and in the other Loan Documents, in each case after giving effect to this Amendment, the ABL Amendment, the Solus Amendment, the 2017 Notes Indenture, the ABL Interecreditor Amendment and the ABL-Notes Intercreditor Agreement on the Third Amendment Effective Date, are true and correct in all material respects (it being understood that any representation and warranty that is qualified as to “materiality”, “Material Adverse Change” or similar language shall be true and correct in all respects after giving effect to any such qualification therein) with the same effect as though made on and as of the Third Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (w) no Default or Event of Default exists and is continuing on the Third Amendment Effective Date, in each case after giving effect to this Amendment, the transactions contemplated hereby,  the ABL Amendment, the Solus Amendment, the 2017 Notes Indenture, the ABL Intercreditor Amendment and the ABL-Notes Intercreditor Agreement on the date hereof, (x) the execution, delivery and performance of the Borrower and its Subsidiaries of the 2017 Notes Documents (including the incurrence of Indebtedness and granting of Liens thereunder), is permitted by the Solus Credit Agreement, the Existing ABL Credit Agreement, the ABL-Term Loan Intercreditor Agreement and the ABL-Notes Intercreditor Agreement (in each case, if applicable, as amended on the Third Amendment Effective Date), (y) that either the “Amended Offers” or the confirmation of the “Plan” (each as defined in the Offering Memorandum) has been, or will be substantially concurrently with the occurrence of the Third Amendment Effective Date, consummated and (z) that the Borrower’s projected annual consolidated cash interest expense, determined in accordance with GAAP, as a result of and immediately after giving effect to the Third Amendment Effective Date Transactions, would be reduced by not less than $3,100,000 (which certificate shall be accompanied by reasonably detailed calculations supporting such conclusion);

(iii)a fully executed copy of the 2017 Notes Indenture substantially identical to the form attached hereto as Annex B;

(iv)a fully executed copy of the ABL-Notes Intercreditor Agreement substantially identical to the form attached hereto as Annex C;

(v)a fully executed copy of an amendment to the ABL-Term Loan Intercreditor Agreement, substantially identical to the form attached hereto as Annex H (the “ABL Intercreditor Amendment”);

(vi)a fully executed copy of the Vehicle Collateral Agency Agreement substantially identical to the form attached hereto as Annex D;

3

(vii)true and complete copies of (x) an amendment to the Existing ABL Credit Agreement (the “ABL Amendment”) substantially identical to the form attached hereto as Annex E and (y) an amendment to the Solus Credit Agreement (the “Solus Amendment”) substantially identical to the form attached hereto as Annex F, and, in each case, certified by a responsible officer of the Borrower as being true, correct, complete and in full force and effect;

(viii)true and complete copies of the material 2017 Notes Documents and the Offering Memorandum, including but not limited to any notices or certificates with respect to leverage or other financial covenants, certified by a responsible officer of the Borrower as being true, correct, complete and in full force and effect, which 2017 Notes Documents shall be consistent in all respects with the Offering Memorandum;

(ix)evidence that the liens securing the Note Obligations have been released (or shall be released substantially concurrently with occurrence of the Third Amendment Effective Date) and the Notes Documents have been amended in a manner reasonably satisfactory to the Required Lenders (it is understood and agreed that an amendment substantially consistent with the terms of the Offering Memorandum shall be deemed acceptable to the Required Lenders);

(x)to the extent that cases under Chapter 11 of the Bankruptcy Code are commenced with respect to the Borrower and/or any Guarantor, an order or, as applicable, orders  approving the use of “cash collateral” (as such term is defined in section 363 of the Bankruptcy Code) and/or debtor in possession financing (which order or orders, as applicable, shall likewise approve the grant of adequate protection to the Agent and Lenders and other customary lender protections) entered by the bankruptcy court presiding over the chapter 11 cases of the Borrower and/or the Guarantors, each of which order shall be in form and substance acceptable in all respects to the Agent and Lenders and shall not have been amended, modified, vacated or subject to appeal (any such order, a “Financing Order”);

(xi)to the extent that cases under Chapter 11 of the Bankruptcy Code are commenced with respect to the Borrower and/or any Guarantor, an order confirming the “Plan” (as defined in the Offering Memorandum) entered by the bankruptcy court presiding over the chapter 11 cases of the Borrower and/or the Guarantors, which order shall (A) be in form and substance (1) acceptable in all material respects to the Agent and Lenders with respect to the treatment of the Agent, the Lenders and the “Prepetition Term Loan Claims” (as such term is defined in the Plan) under the Plan, including without limitation, in respect of plan treatment, reinstatement of the Obligations under section 1124(2) of the Bankruptcy Code, releases, exculpations and discharge (or exemption from discharge) and (2) otherwise reasonably acceptable to the Agent and the Lenders and (B) not have been amended, modified, vacated or subject to appeal;

(xii)all fees and expenses due and payable to the Agent or the Lenders on the Third Amendment Effective Date; and

(xiii)fully executed copies of that certain Restructuring Support Agreement dated as of June 15, 2017 between the Borrower, JCEI, certain guarantors party thereto and certain Noteholders party thereto and that certain Support Agreement dated as of June 15, 2017 between JCEI and certain holders of the PIK Notes party thereto prior to the consummation of the Third Amendment Effective Date Transactions  (together the “Restructuring Support Agreement”) substantially identical to the forms attached hereto as Annex I, certified by a responsible officer of the Borrower as being true, correct, complete and in full force and effect;

(c)to the extent not previously paid, all accrued and unpaid interest at the non-default rate payable under the Loan Documents through and including the Third Amendment Effective Date shall

4

have been paid to the Lenders; provided, however, that if the Third Amendment Effective Date shall not have occurred by September 5, 2017, all accrued and unpaid interest at the default rate payable under the Loan Documents from June 1, 2017 through and including the Third Amendment Effective Date shall have been paid to the Lenders;

(d)there shall have been no termination of the use of “cash collateral” (as such term is defined in section 363 of the Bankruptcy Code) or the occurrence of any “Event of Default” or “Termination Date” under any Financing Order or debtor in possession financing facility;

(e)each of the documents referenced in Section 3(b) of this Amendment and which is attached hereto shall be in full force and effect and shall not have been modified in any manner that is, in the reasonable judgment of the Agent and the Required Lenders, adverse to the Agent or the Lenders; provided that, with respect to the documents referenced in clause (b)(iii) above, it is understood and agreed that any change to the definition of  “ABL Priority Leverage Ratio” in the 2017 Notes Indenture as compared to the definition of “ABL Priority Leverage Ratio” contained in the form of the 2017 Notes Indenture attached hereto as Annex B shall be deemed adverse to the Lenders;

(f)each of the foregoing conditions shall have been satisfied or waived by the Required Lenders, on or before September 5, 2017 (or such later date as the Required Lenders may agree to in writing (which may be through email));

(g)the Restructuring Support Agreements shall have not been terminated; and

(h)neither any Noteholder or the trustee on behalf of any Noteholder shall have exercised any remedies with respect to non-payment of the Notes.

The undersigned Lenders hereby, subject to the occurrence of the Third Amendment Effective Date, and notwithstanding anything to the contrary in the Credit Agreement or each of the other Loan Documents, (i) authorize Agent to enter into the ABL-Notes Intercreditor Agreement in the form attached hereto as Annex C on the Third Amendment Effective Date, (ii) consent to the ABL Amendment in the form attached hereto as Annex E and (iii) consent to the Solus Amendment in the form attached hereto as Annex F. For the avoidance of doubt, in the event the Third Amendment Effective Date does not occur for any reason, each of the consents referenced in this Article III shall be of no force or effect.

Article IV

Waivers.

(a)Agent and each Lender hereby waives the Default or Event of Default resulting from the non-payment of interest under the Notes that was due and owing on June 1, 2017 for so long as no Noteholder, nor the trustee on behalf of any Noteholder, has exercised any remedies with respect to non-payment of the Notes; provided, that any such Default or Event of Default shall be permanently waived upon consummation of the Third Amendment Effective Date Transactions (without prejudice to, or waiver of, the accrual of interest at the default rate provided under the Loan Documents from and including June 1, 2017 if, and only if, the “Effective Date” (as defined in the Plan) of the Plan shall not have occurred by September 5, 2017) provided that the Third Amendment Effective Date Transactions occur on or prior to the earlier to occur of (i) September 5, 2017 (or such later date as the Required Lenders may agree in writing (which may be through email) and (ii) the termination of either Restructuring Support Agreement.

(b)The commencement of any Insolvency Proceeding and the resulting acceleration of the Obligations shall give rise to the immediate incurrence of the Applicable Premium under Section 2.4(d)(iii) or Section 9.1 of the Credit Agreement (the "Insolvency Premium"), which shall become due and

5

payable.  On the effective date of a Plan that consummates the Third Amendment Effective Date Transactions on substantially the same terms and conditions as described in the Offering Memorandum, the Agent and each Lender hereby agree to waive the Insolvency Premium; provided, however, that the provisions in the Credit Agreement that may give rise to an Applicable Premium on and after the effective date of the Plan shall be reinstated and survive in all respects.

The waivers contained in this Article IV shall be effective immediately upon execution of this Amendment by the parties hereto notwithstanding anything to the contrary contained herein, including, without limitation, Article III above.  Nothing in this Amendment is intended to constitute, or shall constitute, a waiver of, or forbearance with respect to, any Default or Event of Default other than the Default or Event of Default referenced in the this Article IV.

Article  V

Restructuring Through Chapter 11 Insolvency Proceeding

Agent and each Lender hereby agrees that should the Borrower and Guarantors decide to consummate the Third Amendment Effective Date Transactions pursuant to an Insolvency Proceeding under Chapter 11 of the Bankruptcy Code, on the terms and conditions as described in in the Offering Memorandum and the Plan, then all outstanding Obligations owing by the Borrower and Guarantors under the Loan Documents immediately prior to such Insolvency Proceeding (or as may accrue during such Insolvency Proceeding, including without limitation, interest accruing under the Loan Documents at the non-default rate provided for under the Loan Documents; provided, however, that if the “Effective Date” (as defined in the Plan) of the Plan shall not have occurred by September 5, 2017, all accrued and unpaid interest under the Loan Documents from and including June 1, 2017 shall be cured and reinstated at the default rate payable under the Loan Documents) may be cured and reinstated in full and complete settlement, release, and discharge of such claims pursuant to Section 1124(2) of the Bankruptcy Code pursuant to the terms and conditions of the Loan Documents, including provisions relating to the payment of the Applicable Premium, in effect immediately prior to such Insolvency Proceeding, and after giving effect to this Amendment, subject to satisfaction of the requirements under Article III hereof. Agent and each Lender agrees to execute such documents or take such actions, at the sole cost and expense of the Borrower and Guarantors, as reasonably necessary to evidence that the Obligations have been cured and reinstated, as applicable, in accordance with the terms hereof.

Article VI

Representation and Warranties.

The Borrower and each Guarantor hereby represents and warrants to the Agent and the Lenders, as of the Third Amendment Effective Date, that

(a) the representations and warranties set forth in the other Loan Documents, in the case of the Third Amendment Effective Date, after giving effect to this Amendment, the ABL Amendment, the Solus Amendment, the 2017 Notes Indenture, the ABL Intercreditor Amendment and the ABL-Notes Intercreditor Agreement are true and correct in all material respects (it being understood that any representation and warranty that is qualified as to “materiality”, “Material Adverse Change” or similar language shall be true and correct in all respects after giving effect to any such qualification therein) with the same effect as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

6

(b) no Default or Event of Default exists and is continuing on the Third Amendment Effective Date, after giving effect to this Amendment, the transactions contemplated hereby, the ABL Amendment, the Solus Amendment and the ABL-Notes Intercreditor Agreement on such date;

(c)(i) it has the requisite corporate or limited liability company power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party, (ii) the execution, delivery and performance by the Borrower and Guarantors of this Amendment has been duly approved by all necessary corporate or limited liability company action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries (other than those Material Contracts referenced in (C) below) except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under the Existing ABL Credit Agreement, any Intercreditor Agreement, or the 2017 Notes Indenture, in each case after giving effect to this Amendment, the ABL Amendment, the Solus Amendment, the 2017 Notes Indenture, the ABL Interecreditor Amendment and the ABL-Notes Intercreditor Agreement on such date,  (D) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Collateral Liens or Permitted Liens, after giving effect to this Amendment, the ABL Amendment, the Solus Amendment, the 2017 Notes Indenture and the ABL-Notes Intercreditor Agreement on such date, or (E) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts (other than any of the agreements described in subclause (C) above, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change);

(d)this Amendment (i) has been duly executed and delivered by the Borrower and each Guarantor and (ii) is the legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought; and

(e)the Loan Parties, taken as whole, after giving effect to this Amendment, the incurrence of the obligations under the 2017 Notes Indenture and the 2017 Notes and the consummation of the transactions contemplated hereby and thereby, are Solvent.

Article VII

Release

The Borrower and each Guarantor (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the Borrower or any Guarantor, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and

7

discharged, the Agent and each of the Lenders, and the Agent’s and each other Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (each a “Releasee” and collectively hereinafter the “Releasees” or the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, reckonings, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties solely in their capacities as such under the Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing; in each case of the foregoing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Agreement or any other Loan Document and the transactions contemplated thereby, except for the duties and obligations expressly set forth in this Amendment or the other Loan Documents (each, a “Claim” and collectively, the “Claims”).  Each Releasing Party further hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised stipulates and agrees with respect to all Claims, that it hereby waives any and all provisions, rights, and benefits conferred by any state or federal law of the United States, or any principle of common law, including, without limitation, the benefit of the provisions of Section 1542 of the Civil Code of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, the Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

The Borrower and each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  The Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

The Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each

8

Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release.

Article VIII

Lender’s Rights

In the event that the Borrower or any Guarantor (or any of their Subsidiaries) enters into any agreement or other arrangement to pay a fee or other consideration to induce the ABL Agent or any lender under any ABL Loan Document (each an “ABL Lender Party”) or the Solus Agent or any lender under the Solus Loan Document  (each a “Solus Lender Party”), to agree to any request for a waiver, amendment, consent or other similar arrangement under any ABL Loan Document or Solus Loan Document, as applicable, with respect to the Third Amendment Effective Date Transactions (each a “Request”), the Lenders shall be entitled to receive fees or other consideration in an equivalent amount, expressed as a percentage of the loans or commitments held by such ABL Lender Party or Solus Lender Party, to that which has been granted in connection with such Request; provided that the aggregate amount of such fees (together with the amount required to be paid to the Lenders in any fee letter in connection with this Amendment or other written arrangement between the Borrower or any Guarantor and the Lenders or the Agent) shall not exceed the greater of (a) the amount required to be paid to the Lenders in any fee letter in connection with this Amendment or other written arrangement between the Borrower or any Guarantor and the Lenders or the Agent, expressed as a percentage of the loans or commitments held by the Lenders and (b) the highest amount of the fees payable to any ABL Lender Party or Solus Lender Party, expressed as a percentage of the loans or commitments held by such ABL Lender Party or Solus Lender Party.

Article IX

Miscellaneous

Section 9.1.Acknowledgment.  The Borrower and each Guarantor hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents, and (b) that the Agent, for the ratable benefit of the Lender Group, has, and shall continue to have after the effectiveness of this Amendment, valid, perfected Liens in the Collateral as required under the Loan Documents (other than (i) in respect of Vehicles that are subject to a certificate of title and as to which the Agent has elected not to note its Lien on the applicable certificate of title, (ii) Commercial Tort Claims  and letter-of-credit rights that are not required to be perfected by the terms of the Security Agreement and (iii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11 of the Credit Agreement).

Section 9.2.Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the Third Amendment Effective Date, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Credit Agreement as amended by this Amendment.  Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances.  This

9

Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

Section 9.3.Costs and Expenses.  The Borrower shall pay to the Agent all of the Agent’s reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents, as well as the implementation of the Third Amendment Effective Date Transactions, including without limitation, effecting such transactions pursuant to cases under Chapter 11 of the Bankruptcy Code.  All such fees and expenses owed to Skadden, Arps, Slate, Meagher & Flom LLP, a limited liability partnership, and incurred on or before the date of execution of this Amendment shall be paid promptly upon execution hereof  but, in any event, with three (3) Business Days following receipt of a reasonably detailed invoice for such costs and expenses.

Section 9.4.Limited Effect.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Credit Agreement, as amended and supplemented hereby, shall remain in full force and effect.

Section 9.5.Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Article III hereof.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.  Delivery of an executed counterpart of this Amendment by telefacsimile or .pdf shall be equally effective as delivery of a manually executed counterpart.

Section 9.6.Choice of Law and Venue; Jury Trial Waiver; Judicial Reference.  Section 12 of the Credit Agreement IS incorporated herein by reference MUTATIS MUTANDIS.

Section 9.7.Reaffirmation of Guaranties.  Each of the undersigned Guarantors and Grantors hereby reaffirms and agrees that (a) the Guaranty, the Security Agreement and the Loan Documents to which it is a party shall remain in full force and effect (including, without limitation, any security interests granted therein) after this Amendment is consummated as if consummated contemporaneously therewith, (b) nothing in the Loan Documents to which it is a party obligates the Agent or the Lenders to notify such Guarantor or Grantor of any changes in the financial accommodations made available to the Loan Parties or to seek reaffirmations of the Loan Documents to which such Guarantor or Grantor is a party; and (c) no requirement to so notify such Guarantor or Grantor or to seek such Guarantor’s or Grantor’s reaffirmation in the future shall be implied by this Section 9.7.

Section 9.8.Headings.  The headings and numbers set forth in this Amendment are for convenience only and shall not limit or otherwise affect the meaning hereof.

Section 9.9.Termination. This Agreement shall terminate if the Third Amendment Effective Date has not occurred on or before September 5, 2017 (or such later date as may be agreed to by the Required Lenders in writing (which may be through email)).

10

Section 9.10.Amendment and Restatement. Each of the parties hereto acknowledges and agrees that upon execution and delivery of this Amendment, this Amendment amends, restates, supersedes and replaces the Original Amendment No. 3 in its entirety. This Amendment constitutes an amendment and restatement of the Original Amendment No. 3 and is not, and is not intended by the parties to be, a novation of the Original Amendment No. 3.

[Remainder of this page intentionally left blank]

11

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

JACK COOPER HOLDINGS CORP.

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

AUTO HANDLING CORPORATION

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

JACK COOPER LOGISTICS, LLC

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

JACK COOPER TRANSPORT COMPANY, INC.

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

PACIFIC MOTOR TRUCKING COMPANY

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Amendment No. 3]

JACK COOPER SPECIALIZED TRANSPORT, INC.

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

AUTO EXPORT SHIPPING, INC.

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

AXIS LOGISTIC SERVICES, INC.

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

JACK COOPER CT SERVICES, INC.

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

JACK COOPER RAIL AND SHUTTLE, INC.

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Amendment No. 3]

CARPILOT, INC.

By:
Name:	T. Michael Riggs
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Amendment No. 3]

MSDC JC INVESTMENTS, LLC, as Agent and Lender

By:
Name:
Title:

[Signature Page to Amended and Restated Amendment No. 3]

,
as a Lender

By:
Name:
Title:

[Signature Page to Amended and Restated Amendment No. 3]

Annex A

Amendments

See attached.

30188106

~~1021245.08~~1077953.04A-CHISR02A - MSW

~~17~~17

~~CONFORMED THROUGH AMENDMENT NO. 2 TO CREDIT AGREEMENT DATED AS OF OCTOBER 28, 2016.  THIS DOCUMENT IS BEING PROVIDED SOLELY FOR EASE OF REVIEW AND CONVENIENCE.  KING & SPALDING LLP MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THIS DOCUMENT; PARTIES SHOULD RELY SOLELY ON THEIR REVIEW OF THE ACTUAL CREDIT AGREEMENT, AS AMENDED.~~Annex A to Amendment No.3 to Credit Agreement

CREDIT AGREEMENT

by and among

JACK COOPER HOLDINGS CORP.,

as Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

MSDC JC INVESTMENTS, LLC

as Agent

Dated as of March 31, 2015

30188106

~~1021245.08~~1077953.04A-CHISR02A - MSW

~~18~~18

TABLE OF CONTENTS

			Page
1.	DEFINITIONS AND CONSTRUCTION.		1
	1.1	Definitions	1
	1.2	Accounting Terms	1
	1.3	Code	1
	1.4	Construction	1
	1.5	Schedules and Exhibits	2
2.	LOANS AND TERMS OF PAYMENT.		2
	2.1	Term Loans	2
	2.2	[Reserved]	~~2~~ 3
	2.3	Borrowing Procedures and Settlements	3
	2.4	Payments; Reductions of Commitments; Prepayments	3
	2.5	Promise to Pay	10
	2.6	Interest Rates: Rates, Payments, and Calculations	10
	2.7	Crediting Payments	11
	2.8	[Reserved]	11
	2.9	[Reserved]	11
	2.10	[Reserved]	11
	2.11	[Reserved]	11
	2.12	Interest Payment Dates; LIBOR.	11
	2.13	Capital Requirements	13
3.	CONDITIONS; TERM OF AGREEMENT.		~~13~~ 14
	3.1	Conditions Precedent to the Extension of Credit	14
	3.2	Maturity	~~14~~ 15
	3.3	Effect of Maturity	~~14~~ 15
4.	REPRESENTATIONS AND WARRANTIES.		~~14~~ 15
	4.1	Due Organization and Qualification; Subsidiaries	15
	4.2	Due Authorization; No Conflict	~~15~~ 16
	4.3	Governmental Consents	~~16~~ 17
	4.4	Binding Obligations; Perfected Liens	~~16~~ 17
	4.5	Title to Assets; No Encumbrances	~~16~~ 17
	4.6	Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims	~~17~~ 18
	4.7	Litigation	~~17~~ 18
	4.8	Compliance with Laws	~~17~~ 18
	4.9	No Material Adverse Change	~~18~~ 19
	4.10	Fraudulent Transfer	~~18~~ 19
	4.11	Employee Benefits	~~18~~ 19
	4.12	Environmental Condition	~~18~~ 19
	4.13	Intellectual Property	~~18~~ 20

~~1021245.08~~1077953.04A-CHISR02A - MSW

	4.14	Leases	~~19~~ 20
	4.15	Deposit Accounts and Securities Accounts	~~19~~ 20
	4.16	Complete Disclosure	~~19~~ 20
	4.17	Material Contracts	~~19~~ 20
	4.18	Patriot Act	~~19~~ 21
	4.19	Indebtedness	~~20~~ 21
	4.20	Payment of Taxes	~~20~~ 21
	4.21	Margin Stock	~~20~~ 21
	4.22	Governmental Regulation	~~20~~ 21
	4.23	OFAC	~~20~~ 22
	4.24	Employee and Labor Matters	~~21~~ 22
	4.25	[Reserved]	~~21~~ 22
	4.26	Notes Documents and ABL Loan Documents	~~21~~ 22
	4.27	Guarantors	~~21~~ 23
	4.28	Obligations Constitute ABL Obligations	~~22~~ 23
	4.29	[Reserved]	~~22~~ 23
	4.30	[Reserved]	~~22~~ 23
	4.31	ERISA	~~22~~ 23
5.	AFFIRMATIVE COVENANTS.		~~22~~ 23
	5.1	Financial Statements, Reports, Certificates	~~22~~ 23
	5.2	Collateral Reporting	~~22~~ 24
	5.3	Existence	~~23~~ 24
	5.4	Maintenance of Properties	~~23~~ 24
	5.5	Taxes	~~23~~ 24
	5.6	Insurance	~~23~~ 24
	5.7	Inspection	~~24~~ 25
	5.8	Compliance with Laws	~~24~~ 25
	5.9	Environmental	~~24~~ 25
	5.10	[Reserved]	~~25~~ 26
	5.11	Formation of Subsidiaries	~~25~~ 26
	5.12	Further Assurances	~~26~~ 27
	5.13	Lender Meetings	~~26~~ 27
	5.14	[Reserved]	~~26~~ 28
	5.15	Location of Inventory and Equipment	~~26~~ 28
	5.16	ERISA Matters. Furnish to Agent	~~27~~ 28
	5.17	Post-Closing Obligations	~~28~~ 29
6.	NEGATIVE COVENANTS.		~~28~~ 29
	6.1	Indebtedness	~~28~~ 29
	6.2	Liens	~~29~~ 30
	6.3	Restrictions on Fundamental Changes	~~30~~ 31
	6.4	Disposal of Assets	~~30~~ 32
	6.5	Change Name	~~31~~ 32
	6.6	Nature of Business	~~31~~ 32
	6.7	Prepayments and Amendments	~~31~~ 32
	6.8	[Reserved]	~~32~~ 34

~~v~~ii

~~1021245.08~~1077953.04A-CHISR02A - MSW

	6.9	Restricted Junior Payments	~~32~~ 34
	6.10	Accounting Methods	~~34~~ 36
	6.11	~~Investments; Controlled Investments34~~. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP)	36
	6.12	Transactions with Affiliates	~~34~~ 37
	6.13	Use of Proceeds	~~35~~ 39
	6.14	Limitation on Issuance of Stock	~~36~~ 39
	6.15	[Reserved]	~~36~~ 39
	6.16	[Reserved]	~~36~~ 39
	6.17	Inventory and Equipment with Bailees	~~36~~ 39
	6.18	ERISA	~~36~~ 40
7.	[RESERVED].		~~36~~ 40
8.	EVENTS OF DEFAULT.		~~36~~ 40
	8.1	Payments	~~37~~ 40
	8.2	Covenants	~~37~~ 40
	8.3	Judgments	~~37~~ 41
	8.4	Voluntary Bankruptcy, etc	~~38~~ 41
	8.5	Involuntary Bankruptcy, etc	~~38~~ 41
	8.6	Restraint of Business	~~38~~ 42
	8.7	Default Under Other Agreements	~~38~~ 42
	8.8	Representations, etc	~~39~~ 42
	8.9	Guaranty	~~39~~ 43
	8.10	Security Documents	~~39~~ 43
	8.11	Loan Documents	~~39~~ 43
	8.12	ERISA	~~39~~ 43
9.	RIGHTS AND REMEDIES.		~~40~~ 43
	9.1	Rights and Remedies	~~40~~ 43
	9.2	Remedies Cumulative	~~40~~ 45
10.	WAIVERS; INDEMNIFICATION.		~~41~~ 45
	10.1	Demand; Protest; etc	~~41~~ 45
	10.2	The Lender Group’s Liability for Collateral	~~41~~ 45
	10.3	Indemnification	~~41~~ 45
11.	NOTICES.		~~42~~ 46
12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.		~~43~~ 47
13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.		~~45~~ 49
	13.1	Assignments and Participations	~~45~~ 49
	13.2	Successors	~~51~~ 57
14.	AMENDMENTS; WAIVERS.		~~51~~ 57

~~v~~iii

~~1021245.08~~1077953.04A-CHISR02A - MSW

	14.1	Amendments and Waivers	~~51~~ 57
	14.2	Replacement of Certain Lenders	~~53~~ 59
	14.3	No Waivers; Cumulative Remedies	~~54~~ 59
15.	AGENT; THE LENDER GROUP.		~~54~~ 60
	15.1	Appointment and Authorization of Agent	~~54~~ 60
	15.2	Delegation of Duties	~~55~~ 61
	15.3	Liability of Agent	~~55~~ 61
	15.4	Reliance by Agent	~~55~~ 61
	15.5	Notice of Default or Event of Default	~~56~~ 61
	15.6	Credit Decision	~~56~~ 62
	15.7	Costs and Expenses; Indemnification	~~57~~ 62
	15.8	[Reserved]	~~57~~ 63
	15.9	Successor Agent	~~57~~ 63
	15.10	Lender in Individual Capacity	~~58~~ 64
	15.11	Collateral Matters	~~58~~ 64
	15.12	Restrictions on Actions by Lenders; Sharing of Payments	~~60~~ 66
	15.13	Agency for Perfection	~~60~~ 67
	15.14	Payments by Agent to the Lenders	~~61~~ 67
	15.15	Concerning the Collateral and Related Loan Documents	~~61~~ 67
	15.16	Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	~~61~~ 67
	15.17	Several Obligations; No Liability	~~62~~ 69
16.	WITHHOLDING TAXES.		~~62~~ 69
	16.1	Generally	~~62~~ 69
	16.2	Exemptions	~~63~~ 69
	16.3	Reductions	~~65~~ 72
	16.4	Refunds	~~66~~ 73
	16.5	Excluded Taxes	~~66~~ 73
17.	GENERAL PROVISIONS.		~~66~~ 73
	17.1	Effectiveness	~~66~~ 73
	17.2	Section Headings	~~66~~ 73
	17.3	Interpretation	~~66~~ 73
	17.4	Severability of Provisions	~~67~~ 73
	17.5	[Reserved]	~~67~~ 74
	17.6	Debtor-Creditor Relationship	~~67~~ 74
	17.7	Counterparts; Electronic Execution	~~67~~ 74
	17.8	Revival and Reinstatement of Obligations	~~67~~ 74
	17.9	Confidentiality	~~68~~ 75
	17.10	Lender Group Expenses	~~69~~ 76
	17.11	Survival	~~69~~ 76
	17.12	Patriot Act	~~69~~ 76
	17.13	Integration	~~70~~ 77
	17.14	[Reserved]	~~70~~ 77
	17.15	[Reserved]	~~70~~ 77

~~v~~iv

~~1021245.08~~1077953.04A-CHISR02A - MSW

17.16	Intercreditor Agreements	~~70~~ 77

EXHIBITS AND SCHEDULES
Exhibit A-1	Form of Assignment and Acceptance
Exhibit A-2	Form of Affiliated Lender Assignment and Assumption
Exhibit C-1	Form of Compliance Certificate
Exhibit 3.1(h)	Form of Officer’s Certificate
Exhibit 3.1(k)	Form of Solvency Certificate

Schedule A-2	Authorized Persons
Schedule C-1	Commitment
Schedule P-1	Permitted Collateral Liens
Schedule P-2	Permitted Investments
Schedule P-3	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 4.1(b)	Capitalization of Borrower and its Subsidiaries
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7(a)	Litigation – Material Adverse Change
Schedule 4.7(b)	Litigation
Schedule 4.11	Employee Benefits
Schedule 4.13	Intellectual Property
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.19	Indebtedness
Schedule 4.24	Employee and Labor Matters
Schedule 4.31	ERISA Matters
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 5.17	Post-Closing Obligations
Schedule 6.6	Nature of Business
Schedule 6.12	Agreements – Transactions with Affiliates

~~v~~v

~~1021245.08~~1077953.04A-CHISR02A - MSW

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of March 31, 2015, by and among the lenders identified on the signature pages hereof (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Lender”, as that term is hereinafter further defined), MSDC JC INVESTMENTS, LLC (“MSDC”), as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), JACK COOPER HOLDINGS CORP., a Delaware corporation (“Borrower”).

RECITAL

In consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Lenders, Agent, and Borrower hereby agrees as follows:

DEFINITIONS AND CONSTRUCTION.

Definitions

. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

Accounting Terms

. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided,  however, that if Borrower notifies Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the date hereof or in the application thereof on the operation of such provision (or if Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto.

Code

. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided,  however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

Construction

. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,”

~~1021245.08~~1077953.04A-CHISR02A - MSW

“herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid and (b) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including reasonable and documented attorneys fees and out-of-pocket legal expenses of outside counsel), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

Schedules and Exhibits

. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

LOANS AND TERMS OF PAYMENT.

Term Loans

.

Subject to the terms and conditions hereof, the Lenders severally, not jointly or jointly and severally, agree to make term loans to Borrower (the “Loans”) on the Closing Date in an amount for each Lender equal to the amount of the Commitment of such Lender. Borrower agrees to pay each Lender party to this Agreement on the Closing Date, upon the funding of the Loans, as compensation for the funding of such Lender’s Loans, fees set forth in the Fee Letter.

~~23~~2

~~1021245.08~~1077953.04A-CHISR02A - MSW

Amounts borrowed pursuant to this Section 2.1 and repaid may not be reborrowed. The outstanding principal amount of the Loan, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

[Reserved]

.

Borrowing Procedures and Settlements

.

Procedure for Borrowing. An Authorized Person of Borrower shall deliver to Agent a written request no later than 10:00 a.m. (New York time) one Business Day prior to the Closing Date specifying (i) the amount of the Borrowing, (ii) the requested date of the Borrowing, which shall be a Business Day (iii) the location and number of the account to which funds are to be disbursed, and certifying the conditions precedent set forth in Section 3.1 have been satisfied.

Making of Loans. Upon receipt of the borrowing request described in Section 2.3(a), Agent shall promptly notify each Lender thereof.  Not later than 2:00 p.m., New York City time (or, if later, promptly following the satisfaction of the conditions precedent set forth in Section 3.1), on the Closing Date, Lender shall make available to Borrower an amount in immediately available funds equal to the Loan to be made by such Lender.

Notation. Agent, as a non-fiduciary agent for Borrower, shall maintain a register at one of its offices in New York a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the principal amounts showing the principal amount of the Loan owing to each Lender, and the interests therein of each Lender, from time to time (the “Register”) and the Register shall, absent manifest error, conclusively be presumed to be correct and accurate, and Borrower, Agent, and each Lender shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by Borrower, Agent and any Lender (solely with respect to its Loans), at any reasonable time and from time to time upon reasonable prior notice. This Section 2.3(c) shall be construed so that the Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and the Treasury Regulations thereunder.

Payments; Reductions of Commitments; Prepayments

.

Payments by Borrower.

~~23~~3

~~1021245.08~~1077953.04A-CHISR02A - MSW

Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (New York time) shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the interest rate then applicable to the Loans for each day from the date such amount is distributed to such Lender until the date repaid.

Apportionment and Application.

So long as no Application Event has occurred and is continuing, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrower shall be remitted to Agent and all (subject to Section 2.4(b)(iv)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Loans outstanding and, thereafter, to Borrower or such other Person entitled thereto under applicable law.

At any time that an Application Event has occurred and is continuing, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

~~23~~4

~~1021245.08~~1077953.04A-CHISR02A - MSW

first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

third, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

fourth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

fifth, ratably, to pay interest accrued in respect of the Loans  until paid in full,

sixth, ratably to pay the principal of all Loans until paid in full,

seventh, to pay any other Obligations, and

eighth, to Borrower or such other Person entitled thereto under applicable law.

Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all

~~23~~5

~~1021245.08~~1077953.04A-CHISR02A - MSW

amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding (or which would have accrued but for the commencement of such Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

Reduction of Commitments. The Commitments shall automatically terminate upon the making of the Loans on the Closing Date and, in any event, not later than 5:00 p.m., New York City time, on April 2, 2015.

Prepayments.

Optional Prepayments. Borrower may voluntarily prepay the Loans at any time in whole or in part; provided that such prepayment shall be accompanied by accrued and unpaid interest thereon and (i) in the case of any prepayments made with the proceeds of an IPO the Adjusted Applicable Premium and (A) on or prior to the first anniversary of the Closing Date, a prepayment premium of 5.00% of the aggregate principal amount of the Loans so prepaid, (B) after the first anniversary of the Closing Date and on or prior to the 18-month anniversary of the Closing Date, a prepayment premium of 2.5% and (C) after the 18-month anniversary of the Closing Date, without premium or penalty and (ii) in the case of any other prepayments pursuant to this clause (d)(i), the Applicable Premium.

Mandatory Offers of Prepayments.

Change of Control.  Upon the occurrence of a Change of Control, Borrower shall make an Offer to Prepay and each Lender will have the right to require Borrower to prepay all or any part of the outstanding principal amount of the Loans owing to such Lender, together with the Applicable Premium and any accrued and unpaid interest to but not

~~23~~6

~~1021245.08~~1077953.04A-CHISR02A - MSW

including the Prepayment Date pursuant to an Offer to Prepay. Subject to Section 2.4(e)(ii) below, on the Prepayment Date, Borrower shall, to the extent lawful, (A) prepay the Loans (or the portion thereof), together with the Applicable Premium and any accrued and unpaid interest of each Lender that has accepted the Offer for Prepayment, and (B) otherwise comply with Section 2.4(e). An Offer to Prepay shall be made no earlier than 10 Business Days in advance of a Change of Control and no later than the date of such Change of Control and, if made before the occurrence of the Change of Control, may be conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Prepay.

Asset Sales.  Subject to the Intercreditor Agreements, the 2017 Notes Indenture (in effect on the ~~date hereof~~Third Amendment Effective Date) and the Existing ABL Credit Agreement (in effect on the date hereof) and subject to each of the terms and conditions of this Section 2.4(d)(ii)(2), on the date of receipt by Borrower or any of its Subsidiaries of Net Cash Proceeds from any Asset Sale, Borrower shall make an Offer to Prepay and each Lender will have the right to require Borrower to prepay the outstanding principal amount of the Loans owing to such Lender together with any accrued and unpaid interest to but not including the Prepayment Date pursuant to an Offer to Prepay, in an amount equal to the Net Cash Proceeds received from such Asset Sale. Subject to Section 2.4(e)(ii) below, on the Prepayment Date, Borrower shall, to the extent lawful, (A) prepay the Loans (or the portion thereof), together with any accrued and unpaid interest of each Lender that has accepted the Offer for Prepayment, and (B) otherwise comply with Section 2.4(e);  provided, Borrower or any of its Subsidiaries, may, within 365 days after receipt of such Net Cash Proceeds, apply such Net Cash Proceeds to an Investment permitted under this Agreement in (a) any one or more businesses (provided that such Investment in any business is in the form of the acquisition of capital Stock and results in Borrower or any of its Subsidiaries, as the case may be, owning an amount of the capital Stock of such business such that it constitutes a Subsidiary of Borrower, (b) properties, (c) capital expenditures or (d) other assets that, in each of (a), (b), (c) and (d), replace the businesses, properties and assets that are the subject of such Asset Sale or are used or useful in

~~23~~7

~~1021245.08~~1077953.04A-CHISR02A - MSW

the Permitted Business (clauses (a), (b), (c) and (d) together, the “Additional Assets”); provided further that to the extent that the assets that were subject to the Asset Sale constituted ABL Priority Collateral (as defined in the ABL-Notes Intercreditor Agreement), such Additional Assets shall also constitute ABL Priority Collateral (and Borrower or its Subsidiaries, as the case may be, shall promptly take such action (if any) as may be required to cause that portion of such Investment constituting ABL Priority Collateral to be added to the ABL Priority Collateral securing the Obligations. For purposes of the foregoing and determining whether assets subject to an Asset Sale constitute ABL Priority Collateral, the sale or other disposition of Stock of a Person shall be treated as a sale or other disposition of assets of such Person and assets sold shall be allocated between Notes Priority Collateral and ABL Priority Collateral (as each such term is defined in the ABL-Notes Intercreditor Agreement) in accordance with Section 3.5(c) of the ABL-Notes Intercreditor Agreement, as if the allocation therein would apply to such Asset Sale.

Pursuant to the first proviso of this subclause (2), a binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as Borrower or any of its Subsidiaries enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided, that if such commitment is later terminated or cancelled prior to the application of such Net Cash Proceeds, then such Net Cash Proceeds shall constitute Excess Proceeds.

Any Net Cash Proceeds from the Asset Sales covered by this subclause (2) that are not invested or applied as provided and within the time period set forth above will be deemed to constitute “Excess Proceeds” and within 15 business days after the aggregate amount of Excess Proceeds exceeds $5,000,000, Borrower shall make an Offer to Prepay an amount equal to the Excess Proceeds. To the extent that the aggregate amount of Loans that are accepted for prepayment pursuant to an Offer to Prepay is less than the Excess Proceeds, Borrower may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Agreement. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall

~~23~~8

~~1021245.08~~1077953.04A-CHISR02A - MSW

be reset at zero.  After Borrower or any of its Subsidiaries has applied the Net Cash Proceeds from any Asset Sale of any Collateral as provided in, and within the time periods required by, this clause (2), Borrower may use the balance of such Net Cash Proceeds, if any, from such Asset Sale of Collateral for any purpose not prohibited by the terms of this Agreement.

Indebtedness.  On the date of the incurrence of any Indebtedness not permitted under this Agreement, Borrower shall make an Offer to Prepay and each Lender will have the right to require Borrower to prepay all or any part of the outstanding principal amount of the Loans owing to such Lender, together with the Applicable Premium and any accrued and unpaid interest to but not including the Prepayment Date pursuant to an Offer to Prepay. Subject to Section 2.4(e)(ii) below, on the Prepayment Date, Borrower shall, to the extent lawful, (A) prepay the Loans (or the portion thereof), together with the Applicable Premium and any accrued and unpaid interest of each Lender that has accepted the Offer for Prepayment, and (B) otherwise comply with Section 2.4(e). The provisions of this Section do not constitute consent to the incurrence of any Indebtedness by Borrower or any of its Subsidiaries.

Prepayments on Acceleration. Any payments made due to an acceleration of the Obligations pursuant to Section 9 herein (regardless of whether actually made prior to the Maturity Date) shall be accompanied by accrued and unpaid interest and the Applicable Premium.

Offer to Prepay.

In the event that Borrower shall be required to commence an Offer to Prepay pursuant to Section 2.4(d)(ii), Borrower shall follow the procedures specified below:

Unless otherwise required by applicable law, an Offer to Prepay shall specify an Expiration Date of the Offer to Prepay, which shall be, subject to any contrary requirements of applicable law, not less than 10 days or more than 30 days after the date of mailing of such Offer, and a Prepayment Date for prepayment of the Loans shall be within 60 days after the Expiration Date. On the Prepayment Date, Borrower shall prepay the aggregate principal amount of Loans required to be prepaid pursuant to Section 2.4(d)

~~23~~9

~~1021245.08~~1077953.04A-CHISR02A - MSW

hereof (the “Offer Amount”), or if less than the Offer Amount has been accepted for prepayment, all Loans accepted for prepayment in response to the Offer to Prepay. If the Prepayment Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the applicable Lender.

On the Prepayment Date, Borrower shall, to the extent lawful, (i) prepay the Loans accepted for prepayment, together with any accrued and unpaid interest and, if applicable, the Applicable Premium.

Any Offer to Prepay may, at Borrower’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of an Offer to Prepay made under Section 2.4(d)(ii)(1) or Section 2.4(d)(ii)(3), the consummation of such Change of Control or incurrence of Indebtedness).  If prepayment is subject to satisfaction of one or more conditions precedent, such Offer to Prepay shall describe each such condition, and if applicable, shall state that, in Borrower’s discretion, the Prepayment Date may be delayed until such time as any or all such conditions shall be satisfied, or such prepayment may not occur and such Offer to Prepay may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated Prepayment Date, or by the Prepayment Date as so delayed.

Promise to Pay

. Borrower promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in full on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement.  Borrower shall not be required to make any prepayments on the principal of the Loans prior to the Maturity Date (or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement) except as otherwise expressly required pursuant Section 2.4(d) and upon acceleration of the Obligations in accordance with Section 9.1.

Interest Rates: Rates, Payments, and Calculations

.

Interest Rates. Except as provided in Section 2.6(c), all outstanding Obligations shall bear interest at a rate per annum equal to the LIBOR Rate plus 7.00%.

[Reserved].

Default Rate. Upon the occurrence and during the continuation of an Event of Default, all outstanding Obligations shall bear interest on the Daily Balance thereof at a per annum rate equal to the greater of (i) the rate for 10-year U.S. treasury notes from time to time above the per annum rate otherwise

~~23~~10

~~1021245.08~~1077953.04A-CHISR02A - MSW

applicable pursuant to Section 2.6(a) and (ii) three percentage points above the per annum rate otherwise applicable pursuant to Section 2.6(a).

Payment of Fees. All fees payable hereunder or under any of the other Loan Documents, and all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month at any time that Obligations are outstanding.

Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.

Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided,  however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

Crediting Payments

. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to an account designated by Agent from time to time (such account, “Agent’s Account”) or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 2:00 p.m. (New York time). If any payment item is received into Agent’s Account on a non-Business Day or after 2:00 p.m. (New York time) on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

[Reserved]

.

[Reserved]

.

~~23~~11

~~1021245.08~~1077953.04A-CHISR02A - MSW

[Reserved]

.

[Reserved]

.

Interest Payment Dates; LIBOR.

(a)

(a)Interest Payment Dates. Interest on the Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof.

Funding Losses. Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default) (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrower setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrower shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.

[Reserved].

Special Provisions Applicable to LIBOR Rate.

The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law (including any changes in tax laws (except changes of general applicability in corporate income tax laws)) and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate; provided,  however, notwithstanding anything to the contrary set forth herein, Borrower shall not be required to make any payments pursuant to this Section 2.12(d)(i) until the LIBOR Rate as adjusted pursuant hereto is in excess of 3.00% per annum. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (A) require such Lender to furnish to Borrower a statement

~~23~~12

~~1021245.08~~1077953.04A-CHISR02A - MSW

setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)). Borrower shall not be required to compensate any Lender pursuant to this Section for additional or increased costs incurred more than 180 days prior to the date that the such Lender notifies Borrower of such changes in applicable law or in the reserve requirements giving rise to such additional or increased costs and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of changes in applicable law or in the reserve requirements that are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Loans at the LIBOR Rate or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and until such Lender determines that it would no longer be unlawful or impractical to continue such funding or maintaining at the LIBOR Rate, the reference to the “LIBOR Rate plus 7.00%” in Section 2.6(a) shall be replaced with the “Prime Rate plus 6.00%”.

No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

Capital Requirements

.

If, after the date hereof, any Lender determines that (i) any Change in Law regarding capital or reserve requirements for banks or bank holding companies, or (ii) compliance by such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding companies’ capital as a consequence of such Lender’s commitments hereunder to a level below that which such Lender or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s or such holding

~~23~~13

~~1021245.08~~1077953.04A-CHISR02A - MSW

companies’ then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrower of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

[Reserved].

Notwithstanding anything herein to the contrary, the protection of Sections 2.12(d) and 2.13 shall be available to each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith.

CONDITIONS; TERM OF AGREEMENT.

Conditions Precedent to the Extension of Credit

. The obligation of each Lender to make its extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the following conditions precedent, prior to or substantially concurrently with the making of such extension of credit on the Closing Date:

The conditions precedent set forth on Schedule 3.1;

the representations and warranties of Borrower or its Subsidiaries contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified

~~23~~14

~~1021245.08~~1077953.04A-CHISR02A - MSW

or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects on such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)); and

no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

Maturity

. This Agreement shall continue in full force and effect for a term ending on October 18, 2018 (the “Maturity Date”).

Effect of Maturity

. On the Maturity Date, all of the Obligations immediately shall become due and payable without notice or demand and Borrower shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full. When all of the Obligations have been paid in full, Agent will, at Borrower’s sole expense, deliver all possessory Collateral and execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date hereof and as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects on such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)) and such representations and warranties shall survive the execution and delivery of this Agreement:

Due Organization and Qualification; Subsidiaries

.

Borrower and each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and

~~23~~15

~~1021245.08~~1077953.04A-CHISR02A - MSW

(iii) has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

Set forth on Schedule 4.1(b) is a complete and accurate description of the authorized capital Stock of Borrower and each of its Subsidiaries, by class, and, as of the date hereof and the Closing Date, a description of the number of shares of each such class that are issued and outstanding and, in the case of Subsidiaries of Borrower, the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. Other than as described on Schedule 4.1(b), (i) there are no subscriptions, options, warrants, or calls relating to any shares of any such Person’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument and (ii) neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock. All of the outstanding capital Stock of each such Subsidiary of Borrower has been validly issued and, to the extent applicable, is fully paid and non-assessable.

Due Authorization; No Conflict

.

As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party, and the borrowing of the Loans hereunder, have been duly authorized by all necessary action on the part of such Loan Party.

As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party, and the borrowing of the Loans hereunder, do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Collateral Liens or Permitted Liens, or (iv) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and

~~23~~16

~~1021245.08~~1077953.04A-CHISR02A - MSW

effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

Governmental Consents

. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date or as of such later date as is permitted or contemplated pursuant to the Loan Documents.

Binding Obligations; Perfected Liens

.

Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Subject to the completion of the actions set forth on Schedule 5.17, Agent’s Liens are validly created, perfected (other than (i) in respect of Vehicles that are subject to a certificate of title and as to which Agent has not caused its Lien to be noted on the applicable certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms hereunder, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11, and subject only to the filing of financing statements and the recordation of the Mortgages, in each case, in the appropriate filing offices), and, subject to the Intercreditor Agreements, first priority Liens, subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases and Liens described under clauses (a) (but only to the extent any such Lien listed on Schedule P-3 is senior to Agent’s Lien on the date hereof), (e), (p), (s), (t) and (u) of the definition of Permitted Liens and clauses (a) and (c) of the definition of Permitted Collateral Liens (but, in the case of clause (c), only to the extent any such Lien is senior to Agent’s Lien on the date hereof).

Title to Assets; No Encumbrances

. Subject to Permitted Collateral Liens and Permitted Liens, Borrower and each of its Subsidiaries has (a) good, marketable and legal title to (in the case of fee interests in Real Property), (b) valid leasehold

~~23~~17

~~1021245.08~~1077953.04A-CHISR02A - MSW

interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Schedule 3.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby (or assets disposed of in the ordinary course of business, and not with respect to any of the transactions contemplated hereby, prior to the date hereof). All of such assets are free and clear of Liens except for Permitted Collateral Liens and Permitted Liens.

Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims

.

As of the date hereof and as of the Closing Date, the name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of Borrower and each of its Subsidiaries is set forth on Schedule 4.6(a).

As of the date hereof and as of the Closing Date, the chief executive office of Borrower and each of its Subsidiaries is located at the address indicated on Schedule 4.6(b).

As of the date hereof and as of the Closing Date, Borrower’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c).

As of the date hereof and as of the Closing Date, neither Borrower nor any of its Subsidiaries holds any commercial tort claims that exceed $500,000 in amount, except as set forth on Schedule 4.6(d).

Litigation

.

Except as set forth on Schedule 4.7(a), there are no actions, suits, or proceedings pending or, to the knowledge of Borrower, after due inquiry, threatened in writing against Borrower or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

Schedule 4.7(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $1,000,000 that, as of the date hereof and as of the Closing Date, is pending or, to the knowledge of Borrower, after due inquiry, threatened in writing against Borrower or any of its Subsidiaries, of, as of the date hereof and as of the Closing Date, (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status with respect to such actions, suits, or proceedings, and (iv) whether any liability of Borrower and its Subsidiaries

~~23~~18

~~1021245.08~~1077953.04A-CHISR02A - MSW

in connection with such actions, suits, or proceedings is covered by insurance.

Compliance with Laws

. Neither Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

No Material Adverse Change

. All historical financial statements relating to Borrower and its Subsidiaries that have been delivered by Borrower to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower’s and its Subsidiaries’ respective financial condition (consolidated to the extent specified in such financial statements) as of the date thereof and results of operations for the period then ended. Since December 31, 2013, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to Borrower and its Subsidiaries, taken as a whole.

Fraudulent Transfer

.

The Loan Parties, taken as a whole (after giving effect to the issuance and incurrence of Loans hereunder and the consummation of the Transactions contemplated hereby), are Solvent.

No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

Employee Benefits

. Except as set forth on Schedule 4.11, neither Borrower nor any of its Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

Environmental Condition

. (a) To Borrower’s knowledge, neither Borrower’s nor any of its Subsidiaries’ Properties has ever been used by Borrower, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrower’s knowledge, after due inquiry, neither Borrower’s nor any of its

~~23~~19

~~1021245.08~~1077953.04A-CHISR02A - MSW

Subsidiaries’ Properties has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) neither Borrower nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) neither Borrower nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, in each case of this Section 4.12, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

Intellectual Property

. Borrower and each of its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary and material to the conduct of its business as currently conducted, and attached hereto as Schedule 4.13 is a true, correct, and complete listing of all material trademarks, trade names, copyrights, patents, and licenses as to which Borrower or one of its Subsidiaries is the owner or is an exclusive licensee.

Leases

. Borrower and each of its Subsidiaries enjoy peaceful and undisturbed possession under any lease material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by Borrower or the applicable Subsidiaries exists under any of them.

Deposit Accounts and Securities Accounts

. Set forth on Schedule 4.15  is a listing, as of the date hereof and as of the Closing Date, of all of Borrower’s and its Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

Complete Disclosure

. All factual information (other than forward-looking information, forward-looking pro formas, and projections and information of a general economic nature and general information about Borrower’s industry), taken as a whole, furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, was, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

Material Contracts

. Set forth on Schedule 4.17 is a reasonably detailed description of the Material Contracts of each Loan Party and its Subsidiaries as of the date hereof and as of the Closing Date. Except for matters which, either

~~23~~20

~~1021245.08~~1077953.04A-CHISR02A - MSW

individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against Borrower or the applicable Subsidiary and, to Borrower’s knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws related to or limiting creditors’ rights generally, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.7(b)), and (c) is not in default due to the action or inaction of Borrower or the applicable Subsidiary.

Patriot Act

. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Indebtedness

. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness in excess of $250,000 for any particular Indebtedness and $500,000 in the aggregate for all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the date hereof that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the date hereof and as of the Closing Date.

Payment of Taxes

. Except as otherwise permitted under Section 5.5, all U.S. federal and other material tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Borrower has no knowledge of any proposed Tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if

~~23~~21

~~1021245.08~~1077953.04A-CHISR02A - MSW

any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Margin Stock

. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

Governmental Regulation

. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

OFAC

. Neither Borrower nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither Borrower nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Employee and Labor Matters

. There is (i) no unfair labor practice complaint pending or, to the knowledge of Borrower, threatened against Borrower or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Borrower or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Borrower or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Borrower, after due inquiry, no union representation question existing with respect to the employees of Borrower or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Borrower or its Subsidiaries, in each case, to the extent such events could reasonably be expected to result in a material liability. Except as set forth on Schedule 4.24, neither Borrower, nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of Borrower or its Subsidiaries

~~23~~22

~~1021245.08~~1077953.04A-CHISR02A - MSW

have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All material payments due from Borrower or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower or such Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

[Reserved]

.

Notes Documents and ABL Loan Documents

. As of the Closing Date, Borrower has delivered to Agent true and correct copies of any material Notes Documents and material ABL Loan Documents. No Event of Default (as defined in each of the Notes Indenture and the ABL Credit Agreement and after giving effect to any grace period) has occurred and is continuing. The Notes Documents and the ABL Loan Documents are in full force and effect as of the Closing Date and have not been terminated, rescinded or withdrawn as of such date. The execution, delivery and performance of the Notes Documents and the ABL Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in full force and effect.

Guarantors

. (a) Each Subsidiary of Borrower (other than a Section 956 Subsidiary and any Subsidiary of such Section 956 Subsidiary), (b) each Subsidiary that is a guarantor or a co-borrower under the ABL Loan Documents and (c) each Subsidiary that is a guarantor under the 2017 Notes Documents, is a Guarantor under the Loan Documents.

Obligations Constitute ABL Obligations

.  ~~Upon execution and delivery by Agent of the ABL Joinder Agreement to the ABL-Notes Intercreditor Agreement~~As of the Third Amendment Effective Date, (a) this Agreement shall constitute an “Additional ABL Credit Agreement” under and as defined in the ABL-Notes Intercreditor Agreement, (b) Agent is a “Bank Collateral Agent” under and as defined in the 2017 Notes Indenture, (c) the Loan Documents shall constitute “Credit Facility Loan Documents” under and as defined in the ABL-Notes Intercreditor Agreement and (d) the Obligations shall constitute “Credit Facility Obligations” under and as defined in the ABL-Notes Intercreditor Agreement. This Agreement, the other Loan Documents and the Obligations incurred hereunder and thereunder are permitted (i) to be incurred by the Credit Facility Loan Documents and the Notes Documents (as each such term is defined in the ABL-Notes Intercreditor Agreement) and (ii) by the Credit Facility Loan Documents and the Notes Documents (as each such term is defined in the ABL-Notes Intercreditor Agreement) to be subject to the provisions of the ABL-Notes Intercreditor Agreement (as Credit Facility Obligations (as such term is defined in the ABL-

~~23~~23

~~1021245.08~~1077953.04A-CHISR02A - MSW

Notes Intercreditor Agreement) and the ABL Credit Agreement (as such term is defined in the ABL-Notes Intercreditor Agreement).

[Reserved]

.

[Reserved]

.

ERISA

. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the IRC has received a favorable opinion or determination letter from the IRS and to the best knowledge of Borrower, nothing has occurred which would cause the loss of such qualification. Except as set forth on Schedule 4.31, Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.

AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until payment in full of the Obligations, Borrower shall and shall cause each of its Subsidiaries to comply with each of the following:

Financial Statements, Reports, Certificates

. Deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein. In addition, Borrower agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. In addition, Borrower agrees to maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP. Borrower shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries’ sales, and (b) maintain its billing systems/practices substantially as in effect as of the date hereof and shall only make material modifications thereto with notice to, and with the consent of, Agent.

Collateral Reporting

. Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, Borrower agrees to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

Existence

. Except as otherwise permitted under Section 6.3 or Section 6.4, at all times maintain and preserve in full force and effect its existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Change, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises,

~~23~~24

~~1021245.08~~1077953.04A-CHISR02A - MSW

licenses, permits, licenses, accreditations, authorizations, or other approvals material to its business.

Maintenance of Properties

. Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty and condemnation and Permitted Dispositions excepted and except where the failure to do so would not reasonably be expected to have a Material Adverse Change.

Taxes

. Cause all Taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except (i) to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of a Tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (ii) with respect to such Taxes that do not exceed $500,000 in the aggregate at any one time. Borrower will and will cause each of its Subsidiaries to make timely payment or deposit of all Tax payments and withholding taxes required of it and them by applicable laws (subject to clauses (i) and (ii) of the preceding sentence), including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon reasonable request, furnish Agent with proof reasonably satisfactory to Agent indicating that Borrower and its Subsidiaries have made such payments or deposits.

Insurance

. At Borrower’s expense, maintain insurance respecting each of the Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. All such policies of insurance shall be with responsible and reputable insurance companies reasonably acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy and scope of the policies of insurance of Borrower in effect as of the date hereof are acceptable to Agent). All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard noncontributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If Borrower fails to maintain such

~~23~~25

~~1021245.08~~1077953.04A-CHISR02A - MSW

insurance, Agent may arrange for such insurance, but at Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrower shall give Agent prompt notice of any loss exceeding $1,000,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreements, Agent shall have the first right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Notwithstanding anything in this Section 5.6, the Loan Parties and their Subsidiaries shall be permitted to self-insure on a basis consistent with commercially reasonable business practices. The parties hereby acknowledge that the Loan Parties’ self-insurance practices in effect on the date hereof are commercially reasonable business practices as of the date of this Agreement.

Inspection

. Permit Agent and each of its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Borrower. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall only be required to reimburse the fees and expenses of Agent and each of its duly authorized representatives or agents for two such visits, inspections and examinations per fiscal year plus any additional visits in connection with Lender meetings pursuant to Section 5.13.

Compliance with Laws

. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

Environmental

.

Keep any property either owned or operated by Borrower or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

Comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,

~~23~~26

~~1021245.08~~1077953.04A-CHISR02A - MSW

Promptly notify Agent of any release of which Borrower has knowledge of a Hazardous Material in any Reportable Quantity (as defined under applicable Environmental Law) from or onto property owned or operated by Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

Promptly, but in any event within 5 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Borrower or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.

[Reserved]

.

Formation of Subsidiaries

. At the time that any Loan Party forms any Subsidiary or acquires any Subsidiary after the Closing Date, such Loan Party shall (a) no later than the earlier of (i) substantially contemporaneously with such Subsidiary becoming a co-borrower or guarantor under the ABL Loan Documents ~~or~~, the Solus Loan Documents or 2017 Notes Documents and (ii) within 20 Business Days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary to provide to Agent a joinder to the Guaranty substantially in the form of Exhibit A to the Guaranty (a “Guarantor Joinder Agreement”) and a joinder to the Security Agreement substantially in the form of Annex 1 to the Security Agreement (a “Security Agreement Joinder”), together with such other security documents (including mortgages with respect to any Real Property (other than Excluded Real Property) owned in fee of such new Subsidiary to the extent required by the Loan Documents), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to the Intercreditor Agreements and to Permitted Collateral Liens and Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that no Guaranty or any such joinder or other security documents shall be required to be provided to Agent with respect to any Section 956 Subsidiary (or any Subsidiary of such Section 956 Subsidiary), (b) no later than the earlier of (i) substantially contemporaneously with such Subsidiary becoming a co-borrower or guarantor under the ABL Loan Documents ~~or~~, the Solus Loan Documents or 2017 Notes Documents and (ii) within 20 Business Days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum to the Security Agreement) and, subject to the terms of the Intercreditor Agreements, appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in

~~23~~27

~~1021245.08~~1077953.04A-CHISR02A - MSW

such new Subsidiary reasonably satisfactory to Agent; provided that only 65% of the total outstanding voting Stock of any Section 956 Subsidiary (and none of the Stock of any Subsidiary of such Section 956 Subsidiary) shall be required to be pledged (it being understood that such pledge shall not be required to be documented by a non-United States law governed pledge agreement, and (c) no later than the earlier of (i) substantially contemporaneously with such Subsidiary becoming a co-borrower or guarantor under the ABL Loan Documents ~~or~~, the Solus Loan Documents or 2017 Notes Documents and (ii) within 20 Business Days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent all other documentation, including one or more opinions of counsel (other than opinions of foreign counsel) reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.

Further Assurances

. At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent to the extent required under the Loan Documents, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) to the extent required under the Loan Documents, to create and perfect Liens in favor of Agent in any Real Property of Borrower or its Subsidiaries that is not Excluded Real Property, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that (i) the foregoing shall not apply to any Loan Party that is a Section 956 Subsidiary (or a Subsidiary of such Section 956 Subsidiary) and (ii) notwithstanding the foregoing, the Loan Parties’ sole obligation in the case of any leasehold interests of any of them shall be, upon Agent’s reasonable request, to use commercially reasonable efforts to deliver a Collateral Access Agreement with respect to any premises material to the business taken as a whole. To the maximum extent permitted by applicable law, if Borrower refuses or fails to execute or deliver any reasonably requested Additional Documents required to be delivered under this Section 5.12 within a reasonable period of time following the request to do so, Borrower hereby authorizes Agent to execute any such Additional Documents in any Loan Party’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are ~~guarantied~~guaranteed by the Guarantors and are secured by substantially all of the assets of Borrower and its Subsidiaries and all of the outstanding capital Stock of

~~23~~28

~~1021245.08~~1077953.04A-CHISR02A - MSW

Borrower’s Subsidiaries (subject to exceptions and limitations contained in the Loan Documents).

Lender Meetings

. Within 120 days after the close of each fiscal year of Borrower, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Borrower and its Subsidiaries and the projections presented for the current fiscal year of Borrower and its Subsidiaries.

[Reserved]

.

Location of Inventory and Equipment

. To the extent any Loan Party delivers a Collateral Access Agreement to the ABL Agent, the Solus Agent or the 2017 Notes Agent with respect to any premises, Borrower shall, and shall cause such Loan Party to, use commercially reasonable efforts to substantially contemporaneously deliver a substantially similar Collateral Access Agreement with respect to such premises to Agent. Notwithstanding the foregoing, after the Payment in Full of WFCF Priority Debt (as defined in the ABL-Term Loan Intercreditor Agreement) and upon Agent’s reasonable request, Borrower shall, and shall cause such Loan Party to, use commercially reasonable efforts to provide Agent a Collateral Access Agreement with respect to any other location promptly upon written request of Agent.

ERISA Matters. Furnish to Agent

:

Notice of ERISA Matters. Upon Agent’s request, upon Borrower or its Subsidiaries learning of the occurrence of any of the following which could reasonably be expected to result in a Material Adverse Change, written notice thereof which describes the same and the steps being taken by Borrower and its Subsidiaries with respect thereto: (i) a Prohibited Transaction in connection with any Plan (ii) the occurrence of a Reportable Event with respect to any Pension Plan subject to Title IV of ERISA, (iii) the institution of any steps by Borrower and its Subsidiaries, the PBGC or any other Person to terminate any Plan, (iv) the institution of any steps by Borrower and its Subsidiaries or any ERISA Affiliate to withdraw from any Pension Plan which could result in material liability to a Loan Party, (v) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 303(k) of ERISA, (vi) the taking of any action with respect to a Pension Plan which could result in the requirement that a Loan Party furnish a bond or other security to the PBGC or such Pension Plan, (vii) any material increase in the contingent liability of a Loan Party with respect to any post retirement Welfare Plan benefits, (viii) any and all claims, actions, or lawsuits (other than claims for benefits in the ordinary course) asserted or instituted, and of any threatened litigation or

~~23~~29

~~1021245.08~~1077953.04A-CHISR02A - MSW

claims (other than claims for benefits in the ordinary course), against a Loan Party or against any ERISA Affiliate in connection with any Plan maintained, at any time, by a Loan Party or such ERISA Affiliate, or to which a Loan Party or such ERISA Affiliate has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provided to any such Plan, or (ix) the occurrence of any event with respect to any Plan which would result in Borrower or any of its Subsidiaries incurring any material liability, fine or penalty.

Copies of ERISA Information. Upon Agent’s reasonable request, each of the following shall be delivered by Borrower to Agent: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of a Loan Party or any of its ERISA Affiliates; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series requires to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Pension Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by a Loan Party or any ERISA Affiliate to each such Multiemployer Plan and copies of the collective bargaining agreements requiring such contributions; (vi) to the extent any Loan Party has received or possesses such documents or information, any information that has been provided to a Loan Party or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and (vii) the aggregate amount of the most recent annual payments made to former employees of a Loan Party or any ERISA Affiliate under any retiree Welfare Plan.

Post-Closing Obligations

. Borrower shall, and shall cause each of its Subsidiaries to, take each of the actions set forth in Schedule 5.17, no later than the time period set forth for such action in such schedule (or such later time as Agent agrees in its sole discretion). All provisions of this Agreement and the other Loan Documents (including, without limitation, all representations, warranties, covenants, Events of Default and other agreements herein and therein) shall be deemed modified to the extent necessary to reflect the fact that additional time has been provided for compliance with respect to such conditions subsequent.

NEGATIVE COVENANTS.

Borrower covenants and agrees that, until the payment in full of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

~~23~~30

~~1021245.08~~1077953.04A-CHISR02A - MSW

Indebtedness

. Incur any Indebtedness (including any Acquired Indebtedness), except for the following:

Indebtedness of Borrower and any Guarantor if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (i) the Consolidated Fixed Charge Coverage Ratio of Borrower and its Subsidiaries would be greater than 2.0:1.0 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness, and

Permitted Indebtedness.

For purposes of determining compliance with this Section 6.1, (x) the outstanding principal amount of any Indebtedness shall be counted only once such that (without limitation) any obligation arising under any Guarantees or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (y) except as provided above, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, including categories of Permitted Indebtedness and Section 6.1(a), Borrower, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Indebtedness and such Indebtedness need not be permitted solely by reference to one provision of this Section 6.1 but may be permitted in part by one such provision and in part by one or more other provisions of this Section 6.1. Notwithstanding anything to this Section 6.1 or in the definition of “Permitted Indebtedness”, (i) no Indebtedness shall be Incurred under any ABL Credit Agreement or the Solus Credit Agreement except pursuant to and in compliance with clause (a) or clause (b)(ii), respectively, of the definition of “Permitted Indebtedness” and (ii) no Solus Obligations shall be considered to be ABL Obligations and the Solus Credit Agreement shall not be considered an ABL Credit Agreement.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Indebtedness in the forms of additional Indebtedness or payment of dividends on Stock in the forms of additional shares of Stock with the same terms and changes in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an Incurrence of Indebtedness or issuance of Stock for purposes of this Section 6.1.

Notwithstanding anything to the contrary herein, the maximum amount of Indebtedness that may be outstanding pursuant to this Section 6.1 will not be deemed exceeded due to the results of fluctuations in exchange rates or currency values. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred.

None of Borrower and Guarantors will Incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the Obligations to at least the same extent; provided that Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

~~23~~31

~~1021245.08~~1077953.04A-CHISR02A - MSW

Liens

.

Directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind on or with respect to the Collateral except Permitted Collateral Liens, and

Subject to Section 6.2(a), directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than the Collateral without securing the Obligations and all other amounts due under this Agreement and the Loan Documents (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

For purposes of determining compliance with this Section 6.2, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category (or portion thereof) of Permitted Liens described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof) of Permitted Liens described in the definition of “Permitted Liens,” Borrower shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this Section 6.2. Notwithstanding anything contained in this Section 6.2 or the definitions of “Permitted Collateral Liens” or “Permitted Liens”, no Liens shall secure the ABL Obligations, the 2017 Notes Obligations, the Solus Obligations or any Refinancing Indebtedness in respect thereof except pursuant to clause (a) of the definition of the “Permitted Collateral Liens”.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.  The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common equity of Borrower or any direct or indirect payment of Borrower, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Restrictions on Fundamental Changes

.

Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock other than mergers, consolidations and reorganizations (i) between Loan Parties (other than Borrower, unless Borrower is the surviving entity of such merger,

~~23~~32

~~1021245.08~~1077953.04A-CHISR02A - MSW

consolidation or reorganization), (ii) between any Loan Party and any of its Subsidiaries, and (iii) between non-Loan Parties; provided that, in the case of clause (ii), such Loan Party is the surviving entity of such merger, consolidation or reorganization; provided further that in order to consummate an acquisition permitted under clause (f) of the definition of “Permitted Investments”, Borrower and any Loan Party may form a Subsidiary to consummate such acquisition and such Subsidiary may be merged into the acquired Person with the acquired Person being the surviving entity,

Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Borrower) or any of Borrower’s wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Borrower that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Loan Party or another non-Loan Party, in each case, that is not liquidating or dissolving, or

Suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 6.4.

Disposal of Assets

. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or, unless the effectiveness of such agreement is conditioned upon consent thereto by the Required Lenders or the payment in full of the Obligations, enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any assets of Borrower or its Subsidiaries.

Change Name

. Change its or any of its Subsidiaries’ name, organizational identification number, state of organization, or organizational identity; provided,  however, that Borrower or its Subsidiaries may change its name upon at least 10 days prior written notice to Agent of such change.

Nature of Business

. Make any change in the nature of its or their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided,  however, that the foregoing shall not prevent Borrower and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

Prepayments and Amendments

.

Except (x) in connection with Refinancing Indebtedness permitted by Section 6.1 or (y) for any prepayments or payments ~~so long as the Additional~~up to the available Builder Basket Amount so long as, in the case of this subclause (y), the Builder Basket Conditions are met,

~~23~~33

~~1021245.08~~1077953.04A-CHISR02A - MSW

optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower and its Subsidiaries (other than the Solus Obligations), other than (A) the Obligations in accordance with this Agreement, (B) Refinancing Indebtedness in respect of the Note Obligations and/or the 2017 Note Obligations (including the defeasance thereof), (C) offers to purchase the 2017 Notes in connection with asset sales to the extent required pursuant to ~~Section~~Sections 4.10 and 3.9 of the 2017 Notes Indenture, (D) the Transactions, (E) prepayments of Permitted Preferred Stock with proceeds of Permitted Preferred Stock so long as the prepayments are substantially contemporaneous with the accompanying sale, (F) the ABL Obligations, (G) offers to purchase the 2017 Notes in connection with a change of control pursuant to Section 4.14 of the 2017 Notes Indenture, so long as an Offer to Prepay due to a Change of Control has first been made to the Lenders and (A) the Lenders have rejected such Offer to Prepay or (B) each of the Lenders that have accepted such Offer have been prepaid, (H) the purchase, redemption, defeasance, repurchase, exchange, retirement or cancellation of the Notes in accordance with the terms substantially consistent with the terms in the Offering Memorandum with, among other consideration, the proceeds of the 2017 Notes substantially concurrently with the issuance thereof, and (I) the purchase, redemption, defeasance, repurchase, exchange, retirement or cancellation of any of the Notes Obligations and the 2017 Notes Obligations with the cash proceeds of an equity issuance of Qualified Capital Interests of the Borrower or its direct or indirect parent entities or capital contribution to Holdings or the Borrower in each case occurring within 120 days prior to such purchase, redemption, defeasance, repurchase, exchange, retirement or cancellation, so long as no Event of Default shall exist at the time or immediately following such purchase, redemption, defeasance, repurchase, exchange, retirement or cancellation; or

make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations (other than the Solus Obligations) if such payment is not permitted at such time under the subordination terms and conditions, or

Directly or indirectly, amend, modify, or change any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Indebtedness permitted under clauses (f),  (g),  (h) and (j) of the definition of Permitted Indebtedness, (C) the 2017 Notes Obligations to the

~~23~~34

~~1021245.08~~1077953.04A-CHISR02A - MSW

extent any such amendment, modification, or change is not prohibited by the terms of the ABL-Notes Intercreditor Agreement, and (D) the ABL Obligations or the Solus Obligations solely to the extent any such amendment, modification or change is not prohibited by the terms of the ABL-Term Loan Intercreditor Agreement, any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders, or the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders, or

Notwithstanding anything to the contrary in this Agreement, optionally prepay, redeem, defease, purchase, or otherwise acquire any of the Solus Obligations, other than payments made with the cash proceeds of an equity issuance of Qualified Capital Interests of the Borrower or its direct or indirect parent entities or capital contribution to Holdings or the Borrower in each case occurring within 120 days prior to such payments, so long as no Event of Default shall exist at the time or immediately following such prepayment.

[Reserved]

.

Restricted Junior Payments

. Make any Restricted Junior Payment; provided,  however, that, so long as it is permitted by law,

so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrower may make distributions to current or former employees, officers, or directors of Borrower (or any spouses, ex-spouses, trusts or estates of any of the foregoing) on account of redemptions, purchase, retirement or other acquisition for value of Stock of Borrower held by such Persons, so long as either (A)(1) the aggregate amount of such redemptions, purchases, retirement, other acquisitions for value, or payments made by Borrower since June 18, 2013 does not exceed $2,000,000 in the aggregate or $500,000 in any 12 month period and (2) any such redemptions, purchases, retirement, other acquisitions for value, or payments since June 18, 2013 in excess of $500,000 in the aggregate shall only be made if (x) if the Existing ABL Credit Agreement is in effect (and is an asset based loan containing “Availability” criteria) immediately after such Restricted Junior Payment, Borrower and Guarantors shall have Excess Availability (as defined in the Existing ABL Credit Agreement as in

~~23~~35

~~1021245.08~~1077953.04A-CHISR02A - MSW

effect on the date hereof) of at least $7,500,000 immediately thereafter and (y) if immediately after such Restricted Junior Payment, the Existing ABL Credit Agreement is no longer in effect and/or is not an asset based loan or otherwise does not have any “Availability” criteria, Borrower and Guarantors shall have a Minimum Liquidity of at least $7,500,000 immediately thereafter; or (B) ~~otherwise the Additional~~the aggregate amount of such Restricted Junior Payments would not exceed the available Builder Basket Amount to the extent the Builder Basket Conditions are met,

Borrower may make distributions to current or former employees, officers, or directors of Borrower (or any spouses, ex-spouses, trusts or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Borrower on account of repurchases of the Stock of Borrower held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Stock of Borrower or the direct or indirect parent of Borrower, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and the ~~Additional~~Builder Basket Conditions are met, Borrower may make distributions or payments (including payments in respect of Permitted Preferred Stock) up to the available Builder Basket Amount,

Borrower’s Subsidiaries may make distributions to Borrower for the sole purpose of allowing Borrower to, and Borrower shall use the proceeds thereof solely to make payments, to the extent that such payments are required in the ordinary course of business and relate directly to Borrower and its Subsidiaries, or to services provided for or on behalf of Borrower and its Subsidiaries, in each case that are required to be paid in cash, when due of (i) corporate franchise fees and taxes actually owed by Borrower, (ii) legal and accounting and other professional fees and expenses actually incurred by Borrower, (iii) costs incurred to comply with Borrower’s reporting obligations under federal or state laws or as required to comply with the ABL Loan Documents, the Notes Documents, the 2017 Notes Documents, the Solus Loan Documents, or the Loan Documents, (iv) other customary corporate overhead expenses and other operations conducted by Borrower, in each case, in the ordinary course of business, and (v) purchase consideration with respect to an Acquisition permitted under this Agreement~~;~~, so long as Borrower is permitted to make the payments permitted by this Section 6.9, Borrower’s Subsidiaries may make dividends or distributions to Borrower for the purpose of permitting Borrower to make such payments and Borrower agrees to use the proceeds of such dividends or distributions solely for such purpose~~;~~,

~~23~~36

~~1021245.08~~1077953.04A-CHISR02A - MSW

the payment of any dividend or other distribution on, or the consummation of any irrevocable redemption of, Stock in Borrower or any Subsidiary within 60 days after declaration or setting the record date for redemption thereof, as applicable, if at such date such payment would not have been prohibited by the provisions of this Section ~~6.9;~~6.9, the retirement of any Stock of Borrower by conversion into, or by or in exchange for, Stock (other than Prohibited Preferred Stock), or out of net cash proceeds of the issuance or the sale (other than to a Subsidiary of Borrower) of Stock (other than Prohibited Preferred Stock) of Borrower occurring within 60 days prior to such retirement, or the making of other Restricted Junior Payments out of the net cash proceeds of the sale (other than to a Subsidiary of Borrower) of Stock (other than Prohibited Preferred Stock) of Borrower occurring within 60 days prior to such Restricted Junior Payment~~;~~, repurchase of Stock of Borrower deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Stock represents a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities or repurchase of such Stock to the extent the proceeds of such repurchase are used to pay taxes incurred by the holder thereof as a result of the issuance or grant thereof~~;~~, cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Stock of Borrower or a Subsidiary thereof, ~~and~~

Borrower may make cash distributions to Holdings solely with the proceeds of the Loans (as defined in the Solus Credit Agreement as in effect on the Second Amendment Effective Date) for the sole purpose of, within 120 days of the Second Amendment Effective Date, purchasing, repurchasing, retiring or canceling the PIK Notes and paying related fees and expenses, so long as no Event of Default shall exist at the time or immediately following such cash distribution,

(b)Borrower may make cash distributions to Holdings solely with the proceeds of the 2017 Notes for the sole purpose of, substantially simultaneously with the effectiveness of the 2017 Notes Indenture and the issuance of the 2017 Notes, purchasing, repurchasing, exchanging, retiring or canceling the PIK Notes and paying related fees and expenses, and

(c)Borrower may make distributions to Holdings, within 30 days after the Third Amendment Effective Date in the aggregate amount not to exceed $3,000,000 for the sole purpose of repurchasing or redeeming

~~23~~37

~~1021245.08~~1077953.04A-CHISR02A - MSW

warrants to purchase Stock of Holdings (or Stock issued upon the exercise of warrants).

Notwithstanding the foregoing or anything else herein to the contrary, in no event shall any Restricted Junior Payment be made by Borrower or any of its Subsidiaries, directly or indirectly, the proceeds of which are used to prepay, redeem, defease, purchase, repurchase or otherwise acquire the PIK Notes, or to pay any fees or interest in cash with respect thereto, other than pursuant to ~~clause~~clauses (j) or (k) above.

Accounting Methods

. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP)

.

~~6.11~~ 6.11 Investments; Controlled Investments

.

Directly or indirectly, make or acquire any Investment, except for (i) Permitted Investments and (ii) so long as no Event of Default shall exist at the time or immediately following such Investment, cash Investments by the Borrower in Holdings with the proceeds of the Loans (as defined in the Solus Credit Agreement as in effect on the Second Amendment Effective Date) solely for the purpose of, within 120 days of the Second Amendment Effective Date, purchasing, repurchasing, retiring or canceling the PIK Notes and to pay related fees and expenses and (iii) so long as no Event of Default shall exist at the time or immediately following such purchase, purchases by the Borrower of the PIK Notes, solely with the proceeds of the Loans (as defined in the Solus Credit Agreement as in effect on the Second Amendment Effective Date), within 120 days of the Second Amendment Effective Date, and to pay related fees and expenses.

Other than (i) an aggregate amount of not more than $250,000 at any one time, in the case of Borrower and the other Loan Parties, (ii) Excluded Deposit Accounts, (iii) amounts on deposit securing any Liens permitted under clauses (e), (p), (s), (t) and (u) of the definition of Permitted Liens, and (iv) controlled disbursement accounts that do not maintain cash balances, zero balance accounts and local terminal accounts which do not receive deposits, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts, in each case, of the Loan Parties, unless Borrower or the applicable Loan Party and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments. Except as otherwise provided in this Section 6.11(b), neither Borrower nor the other Loan Parties shall establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

~~23~~38

~~1021245.08~~1077953.04A-CHISR02A - MSW

Notwithstanding the foregoing or anything else herein to the contrary, in no event shall PIK Notes~~, Notes~~ or ~~Additional~~the Notes, directly or indirectly, be prepaid, redeemed, defeased, purchased, repurchased or otherwise acquired by the Borrower or any of its Subsidiaries other than pursuant to ~~clause~~clauses (l) or (n) of the definition of “Permitted Investments”, Section 6.7(a)(i), Section 6.9 (j) or (k), Section 6.11(a)(ii) and/or Section 6.11(a)(iii).

Transactions with Affiliates

. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower or any of Subsidiary of Borrower except for:

transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Borrower or its Subsidiaries, on the one hand, and any Affiliate of Borrower or such Subsidiary, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by Borrower or such Subsidiary in excess of $500,000 for any single transaction or series of related transactions, and (ii) are no less favorable, taken as a whole, to Borrower or such Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate, so long as it has been approved by Borrower’s or such Subsidiary’s Board of Directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers), officers, employees and agents of Borrower or such Subsidiary, so long as it has been approved by Borrower’s or such Subsidiary’s Board of Directors (or comparable governing body) in accordance with applicable law, the payment (and any agreement, plan or arrangement relating thereto) of reasonable compensation (including bonuses), severance, or employee benefit arrangements (including retirement, health, option, deferred compensation and other benefit plans) to employees, officers, and directors of Borrower and its Subsidiaries in the ordinary course of business, loans and advances to employees, directors, officers and consultants in the ordinary course of business in an aggregate principal amount not to exceed $500,000 at any time outstanding,

transactions entered into solely between Loan Parties,

any agreement or arrangement described on Schedule 6.12 and any amendment, modification, extension or replacement of such agreement or arrangement so long as such amendment, modification, extension or replacement (x) is not less favorable in any material respect to Borrower or any Subsidiary, taken as a whole, as the original agreement as in effect on the date hereof as determined in good faith by such Person’s board of directors (or comparable governing body) in accordance with applicable law or (y) is an amendment, modification, extension or replacement of any agreement or arrangement

~~23~~39

~~1021245.08~~1077953.04A-CHISR02A - MSW

for payments of a type described in clause (c) above made in the ordinary course of business and has been approved by the applicable Borrower or Subsidiary’s board of directors (or comparable governing body), transactions permitted by Section 6.3,  Section 6.9,  Section 6.11, or Section 6.14 or any transactions permitted pursuant to clauses (p) and/or (q) of the definition of “Permitted Indebtedness”,

the existence of, or the performance by Borrower or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement) to which it is a party as of the date hereof and any similar agreements which it may enter into thereafter; provided,  however, that the existence of, or the performance by Borrower or any of its Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the date hereof shall only be permitted by this clause (h) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Lenders when taken as a whole as compared to the original agreement in effect on the date hereof, any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into Borrower or its Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto so long as such amendment, extension or modification is not more disadvantageous to the Lenders in any material respect, and the Transactions and the payment of all fees and expenses related thereto.

Use of Proceeds

. Use the proceeds of any loan made hereunder for any purpose other than general corporate purposes; provided that, no part of the proceeds of the loans made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

Limitation on Issuance of Stock

. Issue or sell or enter into any agreement or arrangement for the issuance and sale of any of its Stock, except that (a) Borrower may issue or sell its common stock or Permitted Preferred Stock and (b) any Subsidiary of Borrower may issue common Stock or Preferred Stock so long as such common Stock or Preferred Stock (other than any minority interests of any Foreign Subsidiary of Borrower as required by law) is issued to, and remains held by, a Loan Party.

[Reserved]

.

[Reserved]

.

~~23~~40

~~1021245.08~~1077953.04A-CHISR02A - MSW

Inventory and Equipment with Bailees

. Store the Inventory or Equipment (other than Vehicles or Equipment out for repair, and any parts to be used for such repairs of Borrower or its Subsidiaries) at any time now or hereafter with a bailee, warehouseman, or similar party, unless, if the net book value of such Collateral located at such third party location exceeds $500,000, the third party has been notified of Agent’s security interest and (a) after the Payment in Full of WFCF Priority Debt (as defined in the ABL-Term Loan Intercreditor Agreement), the Loan Parties have used commercially reasonable efforts to provide Agent with an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Agent’s benefit (it being understood and agreed that if such an acknowledgement is provided to the ABL Agent, the Solus Agent or the 2017 Notes Agent, an acknowledgment in substantially the same form shall be substantially contemporaneously delivered to Agent) or (b) subject to Intercreditor Agreements, Agent is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment.

ERISA

. Except for (x) the matters described on Schedule 4.31 and (y) any other conditions, events or transactions that collectively could not reasonably be expected to result in a liability to any Loan Party of any ERISA Affiliate in excess of $3,000,000 in the aggregate for the term of this Agreement: (a) allow or cause or permit any ERISA Affiliate to allow any condition to exist in connection with any Pension Plan subject to Title IV of ERISA which could reasonably be expected to constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; and (b) neither Borrower nor any Subsidiary shall engage in, or permit to exist or occur, or permit any ERISA Affiliate to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in a Loan Party or any ERISA Affiliate incurring any liability, fine or penalty.

[RESERVED].

EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

Payments

. If any Loan Party fails to pay (a) when due and payable, or when declared due and payable, (i) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding (or which would have accrued but for the commencement of such Insolvency Proceeding), regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days or (ii) all or any portion of the principal of the Obligations or (b) the Loans, interest or Applicable Premium

~~23~~41

~~1021245.08~~1077953.04A-CHISR02A - MSW

when and as required pursuant to an Offer to Prepay made pursuant to Section 2.4(d)(ii) or when due pursuant to Section 2.4(d)(iii);

Covenants

. If any Loan Party or any of its Subsidiaries:

fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1,  5.2,  5.3 (solely if any Loan Party is not in good standing in its jurisdiction of organization), 5.6,  5.7 (solely if any Loan Party refuses to allow Agent or its representatives or agents to visit such Loan Party’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss such Loan Party’s affairs, finances, and accounts with officers and employees of such Loan Party), 5.11,  5.13,  5.15 or 5.17 of this Agreement, (ii) Sections 6.1 through 6.16 of this Agreement, or (iii) Section 6 of the Security Agreement;

fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Loan Party is not in good standing in its jurisdiction of organization), 5.4,  5.5,  5.8, and 5.12 of this Agreement and such failure continues for a period of 10 days after the earlier of the date on which such failure shall first become known to any senior officer of a Loan Party or the date on which written notice thereof is given to Borrower by Agent; or

fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any senior officer of a Loan Party or (ii) the date on which written notice thereof is given to Borrower by Agent;

Judgments

. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $5,000,000, or more (except to the extent covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against Borrower or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

Voluntary Bankruptcy, etc

. If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

~~23~~42

~~1021245.08~~1077953.04A-CHISR02A - MSW

Involuntary Bankruptcy, etc

. If an Insolvency Proceeding is commenced against Borrower or any of its Subsidiaries and any of the following events occur: (a) Borrower or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

Restraint of Business

. If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of the Loan Parties, taken as a whole;

Default Under Other Agreements

. If there is (a) an Event of Default as defined in the 2017 Notes Documents; (b) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $5,000,000 or more (other than Indebtedness under the Existing ABL Credit Agreement), and such default (after giving effect to any grace period therefor) (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder; (c) an event of default (after giving effect to any grace period therefor) in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party; (d) an Event of Default as defined in the Existing ABL Credit Agreement which shall have resulted in the acceleration of the maturity of the Indebtedness thereunder; (e) a default on the payment of any principal due under the Existing ABL Credit Agreement on the maturity date thereof; (f) a default on the payment of any other principal payment (other than as set forth in clause (e) above) required by, or interest due under, the Existing ABL Credit Agreement that results in acceleration of the Indebtedness thereunder or continues for more than 20 days after the earlier of notice of such default from the Existing ABL Agent or Borrower having knowledge of such default); and (g) an Event of Default as defined in the Existing ABL Credit Agreement (other than as described in clauses (d), (e) or (f) above); provided that, solely with respect to this clause (g), if such Event of Default is waived or cured in accordance with the provisions of the Existing ABL Credit Agreement, the applicable Event of Default under this Section 8.7(g) will also be deemed automatically waived or cured, regardless of whether or not Agent or any Lender has exercised any of its remedies in connection therewith. If the Obligations have been accelerated solely as a result of an Event of Default under clause (g) of this Section 8.7 (which for the avoidance of doubt, shall not include an acceleration of the Obligations due to any other clause of this Section 8.7 (including, clauses (d), (e) or (f) above)) and such Event of Default is waived or cured as a result of giving effect to the proviso set forth in this

~~23~~43

~~1021245.08~~1077953.04A-CHISR02A - MSW

Section 8.7, then the Agent and the Lenders will rescind such acceleration and deliver any documents to Borrower to evidence such rescission.

Representations, etc

. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document (other than projections and other forward-looking information, forward-looking pro formas, and general industry and economic information) proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

Guaranty

. If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

Security Documents

. If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Collateral Liens which are permitted to be prior pursuant to the terms of any applicable Loan Document, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, (b) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $250,000, or (c) as the result of an action or failure to act on the part of Agent; or

Loan Documents

. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document.

ERISA

. Excluding the matters disclosed on Schedule 4.31, (a) the institution by the PBGC, a Loan Party, or any ERISA Affiliate of steps to terminate a Plan or to organize, withdraw from or terminate from a Multiemployer Plan or (b) a contribution failure occurs with respect to any Plan sufficient to give rise to a lien under Section 303(k) of ERISA; or (c) the assets of a Loan Party or any ERISA Affiliate are encumbered as a result of security provided to a Plan pursuant to Section 412 of the IRC or Section 306 of ERISA in connection with a request for a minimum funding waiver or extension of the amortization period, or pursuant to Section 401(a)(29) of the IRC or Section 307 of ERISA as a result of a Pension Plan amendment; or (d) a Loan Party or an ERISA Affiliate fails to pay a PBGC

~~23~~44

~~1021245.08~~1077953.04A-CHISR02A - MSW

premium with respect to a Pension Plan subject to Title IV of ERISA when due and it remains unpaid for more than 30 days thereafter; or (e) the occurrence of a Prohibited Transaction or Reportable Event with respect to a Plan; or (f) a Loan Party or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; provided,  however, that the events listed in clauses (a) through (f) shall not constitute an Event of Default unless, individually or in the aggregate, the occurrence thereof could reasonably be expected to result in a Material Adverse Change.

RIGHTS AND REMEDIES.

Rights and Remedies

. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

declare the principal of, and any and all accrued and unpaid interest and fees in respect of the Loans, the Applicable Premium, and, if any, all other premiums thereon, and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, together with the Applicable Premium, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower; and

exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents or applicable law.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations and all premiums thereon, including the Applicable Premium, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrower shall automatically be obligated to repay all of such Obligations in full, together with the Applicable Premium, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower. Borrower acknowledges, and the parties hereto agree, that each Lender has the right to maintain its investment in the Loans free from repayment by Borrower (except as herein specifically provided for) and that the provision for payment of a premium by Borrower in accordance with Section 2.4(d) hereof in the event that the Loans are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

~~23~~45

~~1021245.08~~1077953.04A-CHISR02A - MSW

Additionally, in the event the Obligations are accelerated (to the extent such acceleration is not subsequently rescinded and annulled by the Agent (at the direction of the Required Lenders) or the Required Lenders) or otherwise become due prior to the Maturity Date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of an Event of Default arising under Section 8.4 or Section 8.5 (including the acceleration of claims by operation of law)), the Applicable Premium and all accrued and unpaid interest (the “Premium”) with respect to prepayments on acceleration pursuant to Section 2.4(d)(iii) of the Obligations will also be due and payable and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early prepayment and the Borrower agrees that it is reasonable under the circumstances currently existing. The Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the Premium to Lenders as herein described is a material inducement to Lenders to provide the Loans.

Remedies Cumulative

. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

WAIVERS; INDEMNIFICATION.

Demand; Protest; etc

. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

~~23~~46

~~1021245.08~~1077953.04A-CHISR02A - MSW

The Lender Group’s Liability for Collateral

. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

Indemnification

. Borrower shall pay, indemnify, defend, and hold Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all documented and reasonable fees and out-of-pocket disbursements of attorneys of outside counsel, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrower shall not be liable for costs and expenses (including attorney fees) of any Lender (other than MSDC or any of its Affiliates so long as MSDC or any of its Affiliates is an Agent) incurred in advising, structuring, drafting, reviewing or administering the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided,  however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans hereunder, or the use of the proceeds of the Loans (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any Properties or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such Properties (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall not have any obligation to any Indemnified Person under this Section 10.3 with respect

~~23~~47

~~1021245.08~~1077953.04A-CHISR02A - MSW

to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrower:	JACK COOPER HOLDINGS CORP.
1100 Walnut Street, Suite 2400
Kansas City, MO 64106
Attn: Chief Executive Officer
Fax No. 816.983.5000
with copies to:	JACK COOPER HOLDINGS CORP.
630 Kennesaw Due West Road
Kennesaw, GA 30152
Attn: Legal Department
Email: tciupitu@jackcooper.com
If to Agent:	MSDC JC INVESTMENTS, LLC
c/o MSDC Management, L.P.
(a)	645 Fifth Ave., 21st Floor
New York, NY 10022
Attn: Marcello Liguori
Fax No.: (212) 303-1772

~~23~~48

~~1021245.08~~1077953.04A-CHISR02A - MSW

with copies to:	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
155 North Wacker Drive
Chicago, IL 60606
Attn: Seth Jacobson
Fax No.: 312.407.8511

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

If any notice, disclosure or report is required to be delivered pursuant to the terms of this Agreement or any other Loan Document on a day that is not a Business Day, such notice, disclosure or report shall be deemed to have been required to be delivered on the immediately following Business Day.

CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND

~~23~~49

~~1021245.08~~1077953.04A-CHISR02A - MSW

ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING,  ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

~~23~~50

~~1021245.08~~1077953.04A-CHISR02A - MSW

NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, ANY OTHER LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

Assignments and Participations

.

With the prior written consent of (i) Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned and (ii) so long as no Default or Event of Default exists or is continuing, Borrower, which consent of Borrower shall not be unreasonably withheld, delayed or conditioned (provided that, Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Agent within 10 Business Days after it has received notice of the proposed assignment), and, in each case, consent shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees (each, an “Assignee” (provided,  however, that no Loan Party or Affiliate of a Loan Party shall be permitted to become an Assignee except pursuant to Section 13.1(i)) all or any portion of the Obligations and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $1,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $1,000,000); provided,  however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an

~~23~~51

~~1021245.08~~1077953.04A-CHISR02A - MSW

Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.

From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided,  however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan

~~23~~52

~~1021245.08~~1077953.04A-CHISR02A - MSW

Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of Obligations owing to the Lenders arising therefrom.

(i) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided,  however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are

~~23~~53

~~1021245.08~~1077953.04A-CHISR02A - MSW

due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(ii)Each Participant shall be entitled to additional payments from Borrower pursuant to Section 16.1 as if such Participant were a Lender (and subject to the requirements and limitations imposed on such Lender with respect to such additional payments, including the requirements under Section 16.2 (it being understood that the documentation required under Section 16.2 shall be delivered to the participating Lender)) if such Participant is treated as the beneficial owner for U.S. income Tax purposes (or other applicable Tax purposes) of the portion of the Loan with respect to which a participation is made. Each Originating Lender shall be entitled to continue receiving additional payments from Borrower pursuant to Section 16.1 with respect to any Loan notwithstanding the fact that such Originating Lender has assigned a Participation in such Loan to a Participant if such Originating Lender is treated as the beneficial owner for U.S. income Tax purposes (and other applicable Tax purposes) of the portion of the Loan with respect to which a participation is made.

(iii)Each Originating Lender shall maintain, as a non-fiduciary agent of Borrower, a register (the “Participant Register”) as to the participations granted and transferred under Section 13.1(e)(i) containing the same information specified in Section 2.3(c) on the Register as if the each Participant were a Lender; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant~~'~~’s interest in any loans or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  Notwithstanding anything in the Agreement to the contrary, any participation made pursuant to Section 13.1(e)(i) shall be effective only upon appropriate entries with respect thereto being made in the Participant Register. This Section 13.1(e)(iii) shall be construed so that the Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any successor provisions).

~~23~~54

~~1021245.08~~1077953.04A-CHISR02A - MSW

In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

Any other provision in this Agreement notwithstanding, unless an Event of Default has occurred and is continuing, without the written consent of Borrower in its sole discretion, none of The ComVest Group, ComVest Investment Partners III, LP, Spectrum, Black Diamond, Yucaipa, Whippoorwill nor any of their Affiliates reasonably identifiable by name shall be permitted to become an Assignee or a Participant hereunder.

(a)Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Loans hereunder to any Person who, after giving effect to such assignment, would be an Affiliated Lender;

(i)the assigning Lender and the Affiliated Lender purchasing such Lender~~'~~’s Loans, as applicable, shall execute and deliver to Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption;

(ii)Affiliated Lenders will not (A) have the right to receive information, reports or other materials provided solely to Lenders by the Agent or any other Lender, except to the extent made available to Borrower, (B) be permitted to attend (including by telephone) any meeting (or portion thereof) or discussions (or portion thereof) attended solely by Agent or any Lender or among Lenders to which the Loan Parties or their representatives (or any subset thereof) are not invited, (C) receive advice of counsel to Agent or any Lender or challenge Agent~~'~~’s or any Lender~~'~~’s attorney client privilege, or (D) be permitted to access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of Agent or the Lenders (it being understood and agreed that notices of borrowings, notices of prepayments and other administrative notices in respect of the Loans of Affiliated Lenders required to be delivered to Lenders pursuant to Section 2 shall be

~~23~~55

~~1021245.08~~1077953.04A-CHISR02A - MSW

delivered directly to such Affiliated Lender);

(iii)at the time of such assignment and after giving effect to such assignment, the Affiliated Lenders shall not, in the aggregate, hold Loans with an aggregate principal amount in excess of 30% of the principal amount of all Loans then outstanding;

(iv)(A) for purposes of any amendment, waiver or modification of this Agreement or any other Loan Document, each Affiliated Lender will be deemed to have consented in the same proportion as the Lenders that are not Affiliated Lenders consented to such matter, unless such amendment, waiver or modification requires the consent of all or all affected Lenders and affects such Affiliated Lender (in its capacity as a Lender) more than other Lenders in a disproportionately adverse manner, (B) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Insolvency Proceeding (a “Reorganization Plan”), each Affiliated Lender hereby agrees (x) not to vote on such Reorganization Plan, (y) if such Affiliated Lender does vote on such Reorganization Plan notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be ~~"~~“designated~~"~~” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Reorganization Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws) and (z) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y), in each case under this clause (iv)(B) unless such Reorganization Plan affects such Affiliated Lender (in its capacity as a Lender) more than other Lenders in a disproportionately adverse manner, and (C) each Affiliated Lender hereby irrevocably appoints Agent (such appointment being coupled with an interest) as such Affiliated Lender~~'~~’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in Agent~~'~~’s discretion to take any action and to execute any instrument that Agent may deem reasonably necessary or appropriate to carry out the provisions of this clause (iv), including to ensure that any vote of such Affiliated Lender on any Reorganization Plan is withdrawn or otherwise not counted; and

(v)if such Affiliated Lender subsequently assigns the Loans acquired

~~23~~56

~~1021245.08~~1077953.04A-CHISR02A - MSW

by it in accordance with this Section 13.1(i) such potential Lender shall have delivered to such Affiliated Lender written assurance that it is a sophisticated investor and is willing to proceed with such assignment.

Each Lender participating in any assignment to or from an Affiliated Lender acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lender then may have, and later may come into possession of MNPI, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of its Subsidiaries, Borrower or any of ~~itsr~~its Subsidiaries, or Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into such assignment, (3) no Affiliated Lender or any of its Subsidiaries, Borrower or any of its Subsidiaries shall be required to make any representation that it is not in possession of MNPI, (4) none of Affiliated Lender or its Affiliates, Borrower or any of its Subsidiaries or Affiliates, or Agent shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against any Affiliated Lender or Affiliate thereof, Borrower or any of its Subsidiaries or Affiliates and Agent, under applicable laws or otherwise, with respect to the nondisclosure of the MNPI and (5) that the MNPI may not be available to Agent or the Lenders.  Each Affiliated Lender agrees to notify Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender.

To the extent not previously disclosed to Agent, Borrower shall, upon reasonable request of Agent, report to Agent the amount of Loans held by Affiliated Lenders and the identity of such holders.

(b)(i)  Notwithstanding anything in Section 14.1 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document (collectively, “Required Lender Consent Items”), an Affiliated Lender shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders, unless the result of such Required Lender Consent Item would deprive such Affiliated Lender of its pro rata share (compared to Lenders which are not Affiliated Lenders) of any payments to which such Affiliated Lender is entitled under the Loan Documents without such Affiliated Lender providing its consent or such Affiliated Lender (in its capacity as a Lender) is otherwise affected thereby in a disproportionately adverse manner compared to Lenders which are not Affiliated Lenders (in which case for purposes of such vote such Affiliated Lender shall have the same voting rights as other Lenders which are not Affiliated Lenders).

~~23~~57

~~1021245.08~~1077953.04A-CHISR02A - MSW

(ii)Agent or any Lender shall not have any liability to an Affiliated Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any such Lender under the Loan Documents in the absence, with respect to any such Agent-Related Persons or Lender-Related Persons, or applicable, of the gross negligence or willful misconduct by Agent or such Lender and its Parties, as applicable (as determined by a court of competent jurisdiction by final and nonappealable judgment).

(iii)Additionally, Borrower and each Affiliated Lender hereby agree that and each Affiliated Lender Assignment and Assumption by an Affiliated Lender shall provide a confirmation that, if a case under the Bankruptcy Code is commenced against any Loan Party, Borrower shall seek, and shall cause each of its Subsidiaries to seek, (and each Affiliated Lender shall consent) to provide that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Affiliated Lender~~'~~’s vote (in its capacity as a Lender) may be counted.

Notwithstanding anything to the contrary contained herein, no Affiliated Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among Agent or any Lender or among Lenders (or any subset thereof) to which the Loan Parties or their representatives are not invited, (ii) receive any information or material prepared by Agent or any Lender or any communication by or among Agent and one or more Lenders, except to the extent such information or materials have been made available to Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to this Agreement), (iii) make or bring (other than as a passive participant or recipient of its pro rata benefit of any claim) in its capacity as a Lender, against Agent (except with respect to any rights expressly retained hereunder) or (iv) receive advice of counsel to Agent or any other Lender or challenge Agent~~'~~’s or any other Lender~~'~~’s attorney client privilege.

Successors

. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided,  however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1 and subject to such assignment being recorded in the Register, no

~~23~~58

~~1021245.08~~1077953.04A-CHISR02A - MSW

consent or approval by Borrower is required in connection with any such assignment.

AMENDMENTS; WAIVERS.

Amendments and Waivers

.

No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided,  however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

[reserved],

postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders) shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)), amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

other than as permitted by Section 15.11, release Agent’s Lien in and to any of the Collateral,

amend, modify, or eliminate the definition of “Required Lenders” or “Pro Rata Share”,

except as contemplated by this Agreement, the Intercreditor Agreements or any other Loan Document, contractually subordinate any of Agent’s Liens,

~~23~~59

~~1021245.08~~1077953.04A-CHISR02A - MSW

other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents, amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii), or amend, modify, or eliminate any of the provisions of Section 13.1(a) to permit a Loan Party or an Affiliate of a Loan Party to be permitted to become an Assignee.

No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrower (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower, and the Required Lenders,

[Reserved],

[Reserved],

Anything in this Section 14.1 to the contrary notwithstanding, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of any Loan Party.

Replacement of Certain Lenders

.

If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrower, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall

~~23~~60

~~1021245.08~~1077953.04A-CHISR02A - MSW

specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (including (i) the Loans of such Holdout Lender or Tax Lender, as applicable, and all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) the Applicable Premium (whether or not then due hereunder)). If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1.

No Waivers; Cumulative Remedies

. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

AGENT; THE LENDER GROUP.

Appointment and Authorization of Agent

. Each Lender hereby designates and appoints MSDC as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or

~~23~~61

~~1021245.08~~1077953.04A-CHISR02A - MSW

responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrower and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower or its Subsidiaries, the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

Delegation of Duties

. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

~~23~~62

~~1021245.08~~1077953.04A-CHISR02A - MSW

Liability of Agent

. None of Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrower or its Subsidiaries.

Reliance by Agent

. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lender against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

Notice of Default or Event of Default

. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender

~~23~~63

~~1021245.08~~1077953.04A-CHISR02A - MSW

obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9;  provided,  however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

Credit Decision

. Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

Costs and Expenses; Indemnification

. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant

~~23~~64

~~1021245.08~~1077953.04A-CHISR02A - MSW

to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Borrower or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so to the extent required hereunder) from and against any and all Indemnified Liabilities; provided,  however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

[Reserved]

.

Successor Agent

. Agent may resign as Agent upon 20 days (10 days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower). If Agent resigns under this Agreement, the Required Lenders shall be entitled to appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties

~~23~~65

~~1021245.08~~1077953.04A-CHISR02A - MSW

of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 20 days following a retiring Agent’s notice of resignation (or 10 days if an Event of Default has occurred and is continuing), the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.  Borrower shall pay any such successor Agent any fees separately agreed to by Borrower and Agent.

Lender in Individual Capacity

. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide bank products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

Collateral Matters

.

The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the payment and satisfaction in full by Borrower of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower or its Subsidiaries did not own any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Borrower or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (a) consent to, credit bid or purchase (either directly or indirectly through one or more entities) all or any portion

~~23~~66

~~1021245.08~~1077953.04A-CHISR02A - MSW

of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11;  provided,  however, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrower in respect of) any and

~~23~~67

~~1021245.08~~1077953.04A-CHISR02A - MSW

all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorizes Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Collateral Lien on such property if such Permitted Collateral Lien secures Purchase Money Indebtedness permitted under this Agreement, the ABL Obligations, the Solus Obligations or the 2017 Notes Obligations. In connection with any termination or release that is authorized pursuant to this Section 15.11, Agent shall promptly (i) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release and (ii) deliver to the Loan Parties any portion of such Collateral so released that is in the possession of Agent.

Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.

This Section 15.11 shall be subject in all respects to the provisions of the Intercreditor Agreements.

Restrictions on Actions by Lenders; Sharing of Payments

.

Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or its Subsidiaries or any deposit accounts of Borrower or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically

~~23~~68

~~1021245.08~~1077953.04A-CHISR02A - MSW

requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided,  however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

Agency for Perfection

. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

Payments by Agent to the Lenders

. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

Concerning the Collateral and Related Loan Documents

. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other

~~23~~69

~~1021245.08~~1077953.04A-CHISR02A - MSW

Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information

. By becoming a party to this Agreement, each Lender:

is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting Borrower or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports, expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower’s and its Subsidiaries’ books and records, as well as on representations of Borrower’s personnel, agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower or any

~~23~~70

~~1021245.08~~1077953.04A-CHISR02A - MSW

Subsidiary of Borrower to Agent that has not been contemporaneously provided by Borrower or its Subsidiaries to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, and (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower or its Subsidiaries, Agent promptly shall provide a copy of same to such Lender.

Several Obligations; No Liability

. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

WITHHOLDING TAXES.

Generally

.  Except as otherwise provided in this Section 16.1, all payments made by Borrower hereunder or any other Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law.  In the event any deduction or withholding of Taxes is required by applicable law, (a) if such Taxes are Indemnified Taxes, the sum payable to Lenders shall be increased as may be necessary so that after making all required deductions or withholding for Indemnified Taxes, Lenders receive an amount equal to the sum they would have received had no such deductions or withholding been made, provided that Borrower shall not be required to increase any such amounts payable to Lenders if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction); (b) if such Taxes are Excluded Taxes, the sum payable to Lenders shall not be increased, (c) Borrower or Agent shall make

~~23~~71

~~1021245.08~~1077953.04A-CHISR02A - MSW

such deductions or withholding and the amount deducted or withheld shall be treated as paid to the relevant Lender for all purposes under this Agreement and the other Loan Documents, and (d) Borrower will furnish to Agent as soon as practicable after the date the payment of any such Indemnified Tax is due to a Governmental Authority pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower.  Borrower agrees to pay any present or future stamp, value added or documentary Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document. For the purposes of this Section 16, the term “Lender” shall include a Participant.

Exemptions

.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if a Lender is entitled to claim an exemption or reduction from United States withholding Tax, such Lender agrees to deliver to Agent and Borrower one of the following before receiving its first payment under this Agreement:

if such Lender is entitled to claim an exemption from United States withholding Tax pursuant to the portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E or Form W-8IMY (with proper attachments);

if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding Tax under a United States Tax treaty, a properly completed and executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E;

~~23~~72

~~1021245.08~~1077953.04A-CHISR02A - MSW

if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because such Lender serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments);

a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding Tax; or

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 16.2(b)(vi), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Without limiting the generality of the foregoing, if a Lender claims an exemption from withholding Tax in a jurisdiction other than the United States, such Lender agrees with and in favor of Agent, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding Tax before receiving its first payment under this Agreement.

Notwithstanding anything to the contrary in Section 16.2(a) or Section 16.2(c), the completion, execution and submission of documentation required by Section 16.2(a) and Section 16.2(c) shall only be required if the applicable Lender is legally able to deliver such forms, provided,  however, that nothing

~~23~~73

~~1021245.08~~1077953.04A-CHISR02A - MSW

in Section 16.2(a) or this Section 16.2(c) shall require a Lender to disclose any information that it deems to be confidential (including without limitation, its Tax returns).

Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction

If a Lender claims exemption from, or reduction of, withholding Tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender’s documentation provided pursuant to Section 16.2(a),  Section 16.2(b), or Section 16.2(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee shall provide documentation, pursuant to Section 16.2(a),  Section 16.2(b), or Section 16.2(c), if applicable. Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

Reductions

.

If a Lender or a Participant is subject to an applicable withholding Tax, Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount of Taxes as required by applicable law.  If the forms or other documentation required by Section 16.2 are not delivered to Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation), then Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount of Taxes as required by applicable law.

If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold Tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Borrower or Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax

~~23~~74

~~1021245.08~~1077953.04A-CHISR02A - MSW

ineffective, or for any other reason) such Lender shall indemnify and hold Borrower or Agent, as applicable, harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Borrower or Agent, as applicable (or, in the case of a Participant, to the Lender granting the participation), as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to Borrower or Agent, as applicable (or, in the case of a Participant, to the Lender granting the participation only), under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

Refunds

. If Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes (including by the payment of additional amounts pursuant to Section 16.1), so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrower (but only to the extent of payments made, or additional amounts paid, by Borrower under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that Borrower, upon the request of Agent or such Lender, agree to repay the amount paid over to Borrower (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 16.4), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 16.4 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its Tax returns (or any other information which it deems confidential) to Borrower or any other Person.

Excluded Taxes

. For the avoidance of doubt, Borrower shall not be required to pay any additional amount under this Agreement or under any other Loan Document with respect to Taxes if such Taxes are Excluded Taxes.

GENERAL PROVISIONS.

~~23~~75

~~1021245.08~~1077953.04A-CHISR02A - MSW

Effectiveness

. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

Section Headings

. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

Interpretation

. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

Severability of Provisions

. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

[Reserved]

.

Debtor-Creditor Relationship

. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

Counterparts; Electronic Execution

. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Revival and Reinstatement of Obligations

. If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation

~~23~~76

~~1021245.08~~1077953.04A-CHISR02A - MSW

or on account of any other obligation of any Loan Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys fees of such member of the Lender Group related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.

Confidentiality

.

Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing

~~23~~77

~~1021245.08~~1077953.04A-CHISR02A - MSW

party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of Borrower and Loan Parties and the total Loans

~~23~~78

~~1021245.08~~1077953.04A-CHISR02A - MSW

provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent.

Lender Group Expenses

. Borrower agrees to pay any and all Lender Group Expenses on the earlier of (a) the first day of each month or (b) the date on which demand therefor is made by Agent and agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

Survival

. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding and unpaid.

Patriot Act

. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrower.

Integration

. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Reserved]

.

[Reserved]

.

Intercreditor Agreements

. Agent and each Lender hereunder, by its acceptance of the benefits provided hereunder, (a) consents to the subordination of Liens provided for in the Intercreditor Agreements, (b) agrees that it will be bound

~~23~~79

~~1021245.08~~1077953.04A-CHISR02A - MSW

by, and will take no actions contrary to, the provisions of the Intercreditor Agreements and (c) authorizes and instructs Agent to enter into the Intercreditor Agreements (and/or any joinder or supplement thereof) on behalf of each Lender. Agent and each Lender hereby agree that the terms, conditions and provisions contained in this Agreement are subject to the Intercreditor Agreements and, in the event of a conflict between the terms of the Intercreditor Agreements and this Agreement, the terms of the Intercreditor Agreements shall govern and control. This Agreement constitutes an “Additional ABL Credit Agreement under and as defined in the ABL-Notes Intercreditor Agreement”, Agent is a “Bank Collateral Agent” under and as defined in the 2017 Notes Indenture, the Loan Documents shall constitute “Credit Facility Loan Documents” under and as defined in the ABL-Notes Intercreditor Agreement and the Obligations shall constitute “Credit Facility Obligations” under and as defined in the ABL-Notes Intercreditor Agreement.

[Signature pages to follow.]

~~23~~80

~~1021245.08~~1077953.04A-CHISR02A - MSW

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

JACK COOPER HOLDINGS CORP.,
a Delaware corporation

By:
Name: T. Michael Riggs
Title: Chairman, President and Treasurer
MSDC JC INVESTMENTS, LLC,
as Agent and as a Lender
By:
Name:
Title:

Amended and Restated Credit Agreement

~~1021245.08~~1077953.04A-CHISR02A - MSW

Schedule C-1

Lender	Commitment
MSDC JC Investments, LLC	$~~62,500,000~~32,500,000
Garrison Bluebird Funding LP	$10,000,000
Garrison GMM Loan Holdco LLC	$5,000,000
Garrison Capital Inc.	$5,000,000
Rotation Capital Credit Opportunities Fund, L.P.	$10,000,000
TOTAL	$62,500,000

~~1021245.08~~1077953.04A-CHISR02A - MSW

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“2017 Notes Agent” means U.S. Bank National Association, as trustee and as collateral agent for the 2017 Noteholders, and any of it successors or assigns in either such capacity.

“2017 Noteholders” mean those present or future holders of the 2017 Notes.

“2017 Notes” means those 13.75% senior secured notes due 2023 issued by Borrower pursuant to the 2017 Notes Indenture.

“2017 Notes Documents” means the 2017 Notes Indenture, the 2017 Notes, the 2017 Notes Guaranties, the Security Documents (as that term is defined in the 2017 Notes Indenture), and any other agreements, documents, or instruments evidencing or governing any of the 2017 Notes Obligations, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time, in whole or in part, as and to the extent permitted by this Agreement and the ABL-Notes Intercreditor Agreement.

“2017 Notes Guaranties” means those certain Note Guarantees (as that term is defined in the 2017 Notes Indenture) executed by certain of Borrower’s Subsidiaries in favor of the 2017 Noteholders, and any other agreements, documents, or instruments guaranteeing the 2017 Notes Obligations.

“2017 Notes Indenture” means that certain Indenture, dated as of the Third Amendment Effective Date, among Borrower, certain of Borrower’s Subsidiaries and 2017 Notes Agent, pursuant to which the 2017 Notes are to be issued, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced, from time to time, in whole or in part, in one or more agreements (in each case, with the same or new holders or trustee), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case, as and to the extent permitted by this Agreement and the ABL-Notes Intercreditor Agreement.

“2017 Notes Obligations” means all obligations and all amounts owing, due or secured under the 2017 Notes Documents, up to the maximum principal amount of 2017 Notes issued on the Third Amendment Effective Date that are necessary to consummate the Third Amendment Effective Date Transactions.

“ABL Agent” means the Existing ABL Agent, or in the case of any Additional ABL Credit Agreement or replacement or refinancing of the Existing ABL Credit Agreement permitted hereunder, the person identified as agent in the certificate required pursuant to the definition of “Additional ABL Credit Agreement”.

“ABL Credit Agreement” means a collective reference to (a) the Existing ABL Credit Agreement and (b) any Additional ABL Credit Agreement.

~~1021245.08~~1077953.04A-CHISR02A - MSW

“ABL Loan Documents” means the “Loan Documents” or any comparable term as that term is defined in the ABL Credit Agreement.

“ABL-Notes Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the ~~June 18, 2013, between~~Third Amendment Effective Date, by and among ABL Agent, the Agent, the Solus Agent and the 2017 Notes Agent, as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time in accordance with the terms therein.

“ABL Obligations” means the “Obligations” or any comparable term as that term is defined in the ABL Credit Agreement, not to exceed the sum of (a) any Indebtedness permitted pursuant to clause (k) of the definition of “Permitted Indebtedness” designated as ABL Obligations by Borrower (without duplication of any other Indebtedness outstanding pursuant to such clause on the date of determination) plus (b) the greatest of (i) $100,000,000, (ii) the Borrowing Base (as defined in the Notes Indenture as in effect on the date of the Agreement) as of the date of such incurrence or (iii) an amount such that the ABL Priority Leverage Ratio (as defined in the Notes Indenture as in effect on the date of the Agreement) of Borrower and its Subsidiaries would not exceed 1.75 to 1.00; provided, that in no event shall ABL Obligations exceed $120,000,000 provided,  further, that the Solus Obligations shall not be considered “ABL Obligations”.

“ABL Priority Leverage Ratio” means, as of any date of determination (the “Determination Date”), the ratio of (a) the aggregate amount of all Indebtedness of Borrower and its Subsidiaries secured by first priority Liens on the ABL Collateral (as defined in the ABL-Notes Intercreditor Agreement) on the Determination Date to (b) the aggregate amount of EBITDA for the Four-Quarter Period. For purposes of this definition, Indebtedness and EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)the Incurrence of any Indebtedness of Borrower or any of its Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Determination Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(b)any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Borrower or any of its Subsidiaries (including any Person who becomes a Subsidiary of Borrower as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any EBITDA (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such Asset Acquisition or Asset Sale)) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

provided that no pro forma effect shall be given to the incurrence of any Permitted Indebtedness Incurred on such date of determination or the discharge on such date of determination of any Indebtedness from the proceeds of any such Permitted Indebtedness; provided,  further, that

~~1021245.08~~1077953.04A-CHISR02A - MSW

for purposes of calculating Indebtedness for the ABL Priority Leverage Ratio, the aggregate outstanding amount under the ABL Credit Agreement shall be based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period. Any pro forma calculations shall be subject to the caps set forth in the definition of “EBITDA”.

“ABL-Term Loan Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of the Second Amendment Effective Date, between Agent, ABL Agent and Solus Agent, as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time in accordance with the terms therein.

 “Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquisition” means in a transaction or a series of transactions, (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Stock of any other Person.

“Acquired Indebtedness”  means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or Borrower or assumed in connection with the acquisition of assets from such Person.

“Additional ABL Credit Agreement” means any agreement for the Incurrence of additional Indebtedness permitted pursuant to clause (a) of the definition of “Permitted Indebtedness” and permitted to be secured by the Collateral pursuant to clause (a)(ii) of the definition of “Permitted Collateral Lien”, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Indebtedness thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (a) of the definition of the term “Permitted Indebtedness”), or adds Subsidiaries of the Borrower as additional borrowers or guarantors thereunder (provided that, any Subsidiary that is not a Foreign Subsidiary that becomes an additional borrower or guarantor thereunder shall also be a Guarantor of the Obligations), in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders; provided, that at the time of any refinancing or replacement of then existing Additional ABL Credit Agreement or the addition of any Additional ABL Credit Agreement,

~~1021245.08~~1077953.04A-CHISR02A - MSW

Borrower shall have delivered to Agent an officer’s certificate certifying that such refinancing, replacement or Additional Credit Agreement is permitted to be incurred by the Agreement.

~~“Additional Basket Conditions” means, both before and immediately after giving effect to such Restricted Junior Payment, Investment or payment, (i) no Event of Default has occurred and is continuing, (ii) (A) if the Existing ABL Credit Agreement is in effect (and is an asset based loan containing “Availability” criteria) immediately after such Restricted Junior Payment or payment, Borrower and Guarantors shall have Availability (as defined in the Existing ABL Credit Agreement as in effect on the date of the Agreement) of no less than 10% of the Maximum Revolver Amount (as defined in the Existing ABL Credit Agreement as in effect on the date of the Agreement) and (B) if immediately after such Restricted Junior Payment or payment, the Existing ABL Credit Agreement is no longer in effect and/or is not an asset based loan or otherwise does not have any “Availability” criteria, Borrower and Guarantors have a Minimum Liquidity of at least $10,000,000 and (iii) the Fixed Charge Coverage Ratio (as defined in the Existing ABL Credit Agreement as in effect on the date of the Agreement), on a pro forma basis, for the month most recently ended shall be at least 1.10:1.00; provided, Borrower must provide Agent evidence of the foregoing Fixed Charge Coverage Ratio compliance before making any such Restricted Junior Payment, Investment or payment.~~

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

~~“Additional Notes” means Notes (other than the Notes issued prior to the date of the Agreement) issued pursuant to Section 6.1(a) of the Agreement.~~

“Adjusted Applicable Premium” means, as of the date of any prepayment made with the proceeds of an IPO, the amount equal to the sum of the present value of all scheduled interest payments that would be due on the Loans on or after the date of prepayment through the Maturity Date if such Loans had not been prepaid (computed using a discount rate equal to the Treasury Rate as of such date of prepayment plus 50 basis points) and assuming, solely for purposes of this calculation, that the interest rate applicable to the Loans is 1.00% per annum.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided,  however, that, for purposes of Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

~~1021245.08~~1077953.04A-CHISR02A - MSW

“Affiliated Lender” means Jack Cooper Enterprises, Inc. or any of its Affiliates (other than Loan Parties or their Subsidiaries) and any trusts whose beneficiary is Michael Riggs and/or any of his relatives. For the avoidance of doubt, no natural person may be an Affiliated Lender.

“Affiliated Lender Assignment and Acceptance” means an Affiliated Lender Assignment and Acceptance Agreement substantially in the form of Exhibit A-2 to the Agreement.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” has the meaning specified therefor in Section 2.7.

“Agent’s Liens” mean the Liens granted by Borrower or its Subsidiaries to Agent under the Loan Documents and securing the Obligations.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Applicable Premium” means, as of the date of any prepayment, the amount equal to the sum of (a) the present value of all scheduled interest payments that would be due on the Loans on or after the date of prepayment through the Maturity Date if such Loans had not been prepaid, computed using a discount rate equal to the Treasury Rate as of such date of prepayment plus 50 basis points plus (b) without duplication of accrued and unpaid interest paid or payable pursuant to an express provision of the Agreement, all accrued and unpaid interest through the date of such prepayment.

“Application Event” means (a) the occurrence of a failure by Borrower to repay all of the Obligations in full on the Maturity Date, or (b) the occurrence and continuance of an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“Asset Acquisition” means:

an Investment by Borrower or any Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of Borrower, or shall be merged with or into Borrower or any Subsidiary of Borrower; or

the acquisition by Borrower or any Subsidiaries of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means

(x) any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by Borrower or its Subsidiaries to any Person

~~1021245.08~~1077953.04A-CHISR02A - MSW

(other than to Borrower or one or more of its Subsidiaries) in any single transaction or series of transactions of:

Stock in another Person (other than Stock in Borrower or directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business); or

(y)an Event of Loss;

provided,  however, that the term “Asset Sale” shall exclude:

(i)any single transaction or series of related transactions that involve the sale of assets or sale of Stock of a Subsidiary of Borrower having a Fair Market Value of less than $2,500,000.

(ii)sales or other dispositions of cash or Cash Equivalents;

(iii)the sale and leaseback of any assets within 180 days of acquisition thereof;

(iv)the sale or lease of equipment or inventory in the ordinary course of business;

(v)leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of Borrower or any of its Subsidiaries and otherwise in accordance with the provisions of this Agreement;

(vi)dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(vii)licensing of intellectual property in accordance with industry practice in the ordinary course of business;

(viii)an issuance of Stock by a Subsidiary of Borrower to Borrower or to another Subsidiary of Borrower;

(ix)any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(x)the grant in the ordinary course of business of any license of patents, trademarks, know-how and any other intellectual property; or

(xi)sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between

~~1021245.08~~1077953.04A-CHISR02A - MSW

the joint venture parties set forth in joint venture arrangements or similar binding arrangements.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.

“Authorized Person” means any one of the individuals identified on Schedule A-2 to the Agreement.

“Average Life” means, as of any date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bank Lender” means any lender or holder of Indebtedness under the ABL Credit Agreement or any other credit facility the obligors with respect to which are required to become Loan Parties hereunder to the extent such Indebtedness is permitted under the definition of “Permitted Indebtedness”.

“Bank Product” means any services or facilities provided to Borrower or any Guarantor by the ABL Agent, any Bank Lender, or any of their respective Affiliates, including, without limitation, Hedging Obligations.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Borrowing” means a borrowing consisting of Loans made on the Closing Date.

“Builder Basket Amount” means the amount equal to the sum of the amounts determined pursuant to Section 4.7(c)(1), (c)(2) and (c)(3) of the 2017 Notes Indenture (as in effect on the Third Amendment Effective Date). For the avoidance of doubt, any net cash proceeds received by Borrower from issuance or sale of Qualified Capital Interests or cash

~~1021245.08~~1077953.04A-CHISR02A - MSW

equity contributions that are otherwise applied, including pursuant to Section 6.7(a)(i), 6.9(g), and clause (d) of Permitted Investments, shall not be included within the Builder Basket Amount.

“Builder Basket Conditions” means after giving effect to the proposed Incurrence of the prepayments, Restricted Junior Payment or Investment, as applicable and as the case may be, (i) no Default or Event of Default has occurred and is continuing or will occur as a consequence thereof, and (ii) the “Consolidated Fixed Charge Coverage Ratio” (as defined in the 2017 Notes Indenture as in effect on the Third Amendment Effective Date) of the Borrower and its “Restricted Subsidiaries” (as defined in the 2017 Notes Indenture as in effect on the Third Amendment Effective Date) would be greater than 2.0: 1.0.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP;  provided,  however, that ~~for the purposes of this Agreement~~notwithstanding anything to the contrary herein, any lease existing as of the ~~date of the Agreement~~Third Amendment Effective Date that constitutes an operating lease in accordance with GAAP as in effect ~~on the date~~as of the ~~Agreement~~Third Amendment Effective Date shall be deemed not to be a Capital Lease hereunder, and any future lease, if it were in effect on the Third Amendment Effective Date, that would be treated as an operating lease for purposes of GAAP as of the issue date shall be treated as an operating lease.

“Capital Lease Obligation” means any obligation under a Capital Lease; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 6.2, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank; provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Issuer; provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s at the time of their acquisition and mature within 180 days after the date of acquisition;

~~1021245.08~~1077953.04A-CHISR02A - MSW

(vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi) above; and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by Borrower.

“Certificate” means, with respect to a Vehicle, the certificate of title or equivalent certificate or document, issued by the relevant Jurisdiction, evidencing ownership of such Vehicle.

“CFC” means a controlled foreign corporation (as that term is defined in Section 957 of the IRC and the Treasury Regulations thereunder).

“Change in Law” means the occurrence after the date of the Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 13d-5 under the Exchange Act, except that for purposes of this clause (a) such “person” or “group” or Permitted Holder shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, (b) Borrower fails to own and control, directly or indirectly, 100% of the Stock of each other Loan Party and of each other Subsidiary whose Stock is pledged by a Loan Party (other than pursuant to a transaction of a type permitted under Section 6.3 or Section 6.4 of this Agreement and other than any minority interest of any Foreign Subsidiary of Borrower as required by law), or (c) a “Change of Control” or comparable term as that term is defined in the 2017 Notes Indenture, the ABL Credit Agreement or the Solus Credit Agreement (or, in each case, any permitted Refinancing Indebtedness with respect thereto pursuant to clause (l) of the definition of Permitted Indebtedness) occurs (in each case, after giving effect to any applicable waiver, amendment, consent or modification thereunder).

~~1021245.08~~1077953.04A-CHISR02A - MSW

“Closing Date” means the date on which the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived by the Lenders.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds) paid or payable to a Loan Party.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make a Loan to Borrower under the Agreement, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by the chief financial officer of Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of EBITDA of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect, on a pro forma basis for the period of such calculation, to any Asset Sales or Asset Acquisitions, investments and discontinued operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale (including any associated repayment of Indebtedness) or Asset Acquisition (including the incurrence or assumption of any associated Acquired Indebtedness), investment, disposed operation or designation occurred on the first day of the Four-Quarter Period. Any pro forma calculations shall be subject to the caps set forth in the definition of “EBITDA”.

The Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if any such Indebtedness being Incurred (including any other Indebtedness being Incurred

~~1021245.08~~1077953.04A-CHISR02A - MSW

contemporaneously), and any other Indebtedness Incurred since the beginning of the Four-Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Indebtedness repaid since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period; provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the aggregate outstanding amount under the ABL Credit Agreement shall be based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period. Furthermore, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

If such Person or any of its Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Indebtedness .

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i)Consolidated Interest Expense; and

(ii)the product of (a) all dividends and other distributions paid or accrued (other than dividends or other distributions paid or accruing in Qualified Capital Interests) during such period in respect of Redeemable Capital Interests of such Person and its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes and state franchise taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i)the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)any amortization of debt discount;

(b)the net cost under non-speculative Hedging Obligations (including any amortization of discounts);

(c)the interest portion of any deferred payment obligation;

(d)all commissions, discounts and other fees and charges owed with

~~1021245.08~~1077953.04A-CHISR02A - MSW

respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e)all accrued interest; plus

(ii)the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; plus

(iii)the interest expense on any Indebtedness guaranteed by such Person and its Subsidiaries; plus

(iv)all capitalized interest of such Person and its Subsidiaries for such period;

provided,  however, that Consolidated Interest Expense will exclude the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(b)all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;

(c)the portion of net income of such Person and its Subsidiaries allocable to non-controlling interest in unconsolidated Persons to the extent that cash dividends or distributions have not or could not have actually been received by such Person or one of its Subsidiaries;

(d)gains or losses in respect of any Asset Sales after June 18, 2013 by such Person or one of its Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(e)solely for purposes of determining the amount available for Restricted Junior Payments under clause (c) of the first paragraph of Section 6.9, the net income of any Subsidiary of Borrower (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders;

(f)any fees and expenses, including deferred finance costs, paid in connection with the issuance of the Notes, documentation and establishment of the ABL Credit Agreement and consummation of the Transactions;

(g)non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or its Subsidiary; and

~~1021245.08~~1077953.04A-CHISR02A - MSW

(h)any gain or loss realized as a result of the cumulative effect of a change in accounting principles.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate non-cash charges and expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding depreciation and amortization and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period and including any non-cash charges relating to abandonment of assets or reserves related thereto).

~~“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of all Indebtedness for borrowed money secured by Liens of Borrower and its Subsidiaries on such date to (b) the aggregate amount of EBITDA for the Four-Quarter Period. For purposes of this definition, Indebtedness and EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to:~~

~~(a)the Incurrence of any Indebtedness of Borrower and its Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and~~

~~(b)any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Borrower or any of its Subsidiaries (including any Person who becomes a Subsidiary of Borrower as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any EBITDA (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such Asset Acquisition or Asset Sale)) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to such date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Debt) occurred on the first day of the Four-Quarter Period;~~

~~provided that no pro forma effect shall be given to the incurrence of any Permitted Indebtedness Incurred on such date of determination or the discharge on such date of determination of any Indebtedness from the proceeds of any such Permitted Indebtedness; provided,  further, that for purposes of calculating Indebtedness for the Consolidated Senior Secured Leverage Ratio, the aggregate outstanding amount under the ABL Credit Agreement shall be based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period.~~

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower or one of its Subsidiaries, Agent, the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), and, if applicable, the ABL Agent ~~and the Notes Agent~~.

~~1021245.08~~1077953.04A-CHISR02A - MSW

“Controlled Account Agreement” has the meaning specified therefor in the Security Agreement.

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Dollars” or “$” means United States dollars.

“EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, the following, to the extent deducted in computing such Consolidated Net Income:

(i)Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); plus

(ii)the Consolidated Interest Expense of such Person and its Subsidiaries for such period; plus

(iii)the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other Consolidated Non-cash Charges, including straight line rent expense and pension expense, to the extent non-cash; plus

(iv)an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, disposition of any securities by such Person or any of its Subsidiaries or extinguishment of any Indebtedness of such Person or any of its Subsidiaries; plus

(v)the Consolidated Fixed Charges of such Person and its Subsidiaries for such period; plus

(vi)claims costs, claims management expenses and adjustments to reserves under workers’ compensation, trucker’s liabilities and general liability insurance for claims related to events occurring on or prior to July 27, 2009; plus

(vii)pension partial or full withdrawal expense in connection with the Western Conference of Teamsters Pension Trust for such period, to the extent that such expenses were deducted in computing such Consolidated Net Income; plus

(viii)severance and like expenses accrued under any employment or consulting agreement in effect on June 18, 2013 to the extent expensed, determined on a consolidated

~~1021245.08~~1077953.04A-CHISR02A - MSW

basis with GAAP; plus

(ix)fees and costs (including transaction fees, attorneys’ fees and other professional costs) incurred in connection with the Transactions; plus

(x)fees, costs, and expenses (including transaction fees, attorneys’ fees and other professional costs) incurred and paid in connection with the Second Amendment Effective Date Transactions, including the ones incurred and paid within 90 days following the Second Amendment Effective Date; plus

(xi)solely for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio of Borrower and its Subsidiaries for purposes of incurring Indebtedness pursuant to Section 6.1(a), and provided, that, if such Indebtedness is secured by a Lien, and such Lien attaches to any of the Collateral, such Lien shall be junior and subordinate in all respects to the Liens on the Collateral securing the Obligations pursuant to an intercreditor agreement in form and substance reasonably acceptable to the Agent, fees, costs, and expenses (including transaction fees, attorneys’ fees and other professional costs) incurred and paid in connection with the Third Amendment Effective Date Transactions, including the ones incurred and paid within 90 days following the Third Amendment Effective Date, provided, that for the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period, Borrower or its Subsidiaries shall have made an Investment of the type described in clause (f) of the definition of “Permitted Investment”, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Investment, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrower and Agent) or in such other manner acceptable to Agent as if any such Investment or adjustment occurred on the first day of such Reference Period (provided that the aggregate amount of adjustments made pursuant to this proviso shall not exceed 10% of EBITDA on a consolidated basis for such Reference Period).

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500,000,000 and (iii) the senior Indebtedness of such bank or trust company is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:

(i)any loss, destruction or damage of such property or asset;

(ii)any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

~~1021245.08~~1077953.04A-CHISR02A - MSW

(iii)any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset;

(iv)any settlement in lieu of clauses (ii) or (iii) above; or

(v)any loss as a result of a title event or claim against the title insurance company insuring such property;

in each case, having a Fair Market Value in excess of $2,500,000.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrower or any of its Subsidiaries or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, any Subsidiary of Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or any of its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or any of its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which

~~1021245.08~~1077953.04A-CHISR02A - MSW

Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or any of its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Proceeds” has the meaning specified therefor in Section 2.4(d)(ii) of the Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time. “Excluded Deposit Account” has the meaning specified therefor in the Security Agreement.

“Excluded Real Property” means any Real Property owned in fee having a fair market value of $3,000,000 or less.

“Excluded Taxes” means (i) any Tax imposed on the net income or net profits (however denominated) of any Lender or any Participant (including any franchise Taxes or branch profits Taxes), in each case (a) imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located or (b) as a result of a present or former connection between such Lender or Participant and the jurisdiction or taxing authority imposing the Tax (other than any such connection arising from such Lender or Participant having executed, become a party to, delivered or performed its obligations or received payment under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to any Loan Document, enforced its rights or remedies under the Agreement or any other Loan Document, or sold or assigned an interest in any Loan or Loan Document); (ii) Taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 (whether or not such Lender or Participant was legally entitled to deliver such documentation), (iii) any United States federal withholding Taxes that would be imposed on amounts payable to or for the account of a Lender based upon the applicable withholding rate in effect at the time such Lender becomes a “Lender” under this Agreement (or designates a new lending office), except that Indemnified Taxes shall include (A) any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding Tax at the time such Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding Taxes that may be imposed after the time such Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority, and (iv) any United States federal withholding Taxes imposed under FATCA.

“Existing ABL Agent” means Wells Fargo Capital Finance, LLC or any of its successors, assigns or replacements, in its capacity as administrative agent under the Existing ABL Loan Documents.

~~1021245.08~~1077953.04A-CHISR02A - MSW

“Existing ABL Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 18, 2013, by and among Borrower, certain subsidiaries of Borrower, the lenders party thereto and the ABL Agent, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Indebtedness thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (a) of the definition of the term “Permitted Indebtedness”), or adds Subsidiaries of the Borrower as additional borrowers or guarantors thereunder (provided that, any Subsidiary that is not a Foreign Subsidiary that becomes an additional borrower or guarantor thereunder shall also be a Guarantor of the Obligations), in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders; provided, that at the time of any refinancing or replacement of then existing Existing ABL Credit Agreement, Borrower shall have delivered to Agent an officer’s certificate certifying that such refinancing, replacement is permitted to be incurred by the Agreement.

“Expiration Date” has the meaning specified therefor in the definition of “Offer to Prepay.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof, as determined in good faith by Borrower, in the event of an exchange of assets with a Fair Market Value in excess of $2,500,000, determined in good faith by the Board of Directors of Borrower.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements related thereto, and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter” means that certain fee letter, dated as of the date of the Agreement, between Borrower and MSDC.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Foreign Subsidiary” means any Subsidiary of Borrower not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Four-Quarter Period” has the meaning specified therefor in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Funding Losses” has the meaning specified therefor in Section 2.12(b) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided,  however, that (i) all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No.

~~1021245.08~~1077953.04A-CHISR02A - MSW

159 and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change to, or modification of, GAAP which would require the capitalization of leases characterized as “operating leases” as of the ~~date of the Agreement~~Third Amendment Effective Date.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantee” means, as applied to any Indebtedness of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Indebtedness, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Indebtedness of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Indebtedness of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor Joinder Agreement” has the meaning specified therefor in Section 5.11.

“Guarantors” means (a) each Subsidiary of Borrower (other than any Subsidiary that is not required to become a Guarantor pursuant to Section 5.11), and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement, and “Guarantor” means any one of them. Notwithstanding anything to the contrary herein, any co-borrower or guarantor under the ABL Loan Documents, any guarantor under the Solus Loan Documents, and any guarantor under the 2017 Notes Documents shall be a Guarantor under the Loan Documents.

“Guaranty” means that certain general continuing guaranty, executed and delivered in accordance with the terms of this Agreement, by each extant Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance reasonably satisfactory to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Law as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

~~1021245.08~~1077953.04A-CHISR02A - MSW

“Hedge Agreement” means (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) agreements or arrangements to manage fluctuations in currency exchange rates or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Hedging Obligation” means, with respect to any Person, the obligations of such Person pursuant to a Hedge Agreement.

“Holdings” means Jack Cooper Enterprises, Inc. (f/n/a JCH Parent, Inc.), a Delaware corporation and direct parent of the Borrower.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of Borrower shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of Borrower. “Incurrence” and “Incurred” shall have meanings that correspond to the foregoing. A Guarantee by any of Borrower or its Subsidiaries of Indebtedness Incurred by Borrower or its Subsidiaries, as applicable, shall not be a separate Incurrence of Indebtedness. In addition, the following shall not be deemed a separate Incurrence of Indebtedness:

(i)accrual of interest, amortization or accretion of debt discount or accretion of principal;

(ii)the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Stock in the form of additional Stock of the same class and with the same terms or the accretion or accumulation of dividends on any Stock;

(iii)the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness; and

(iv)unrealized losses or charges in respect of Hedging Obligations.

“Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following, if and to the extent the following items (other than clauses (iii), (vi), (vii) and (viii) below) would appear as liabilities on a balance sheet of such Person prepared in accordance with GAAP: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property which is due and payable in accordance with the agreement governing such purchase and which is not paid on the date due and payable (excluding any trade payables, trade accounts payable or other current liabilities incurred in the ordinary course of business, accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent); (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;

~~1021245.08~~1077953.04A-CHISR02A - MSW

(iii) all obligations of such Person for the reimbursement of any obligor on any letters of credit (other than letters of credit that are secured by cash or Cash Equivalents), bankers’ acceptances or similar facilities (other than obligations with respect to letters of credit, banker’s acceptances or similar facilities securing obligations (other than obligations described under clause (i) and (ii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit and banker’s acceptances or similar facilities are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, banker’s acceptance or similar facility); (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person which is due and payable in accordance with the agreement governing such purchase and which is not paid on the date due and payable (excluding trade accounts payable arising in the ordinary course of business, deemed expenses and excluding any obligations to pay a contingent purchase price as long as such obligation remains contingent, subject to the penultimate paragraph of this definition); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination (but excluding any accrued dividends); (vii) net obligations under any Hedging Obligations of such Person at the time of determination; and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Indebtedness described in clause (viii)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Indebtedness described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.

Notwithstanding the foregoing, in connection with the purchase by Borrower or any of its Subsidiaries of any business, the term “Indebtedness” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected as a liability on the face of a balance sheet prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case

~~1021245.08~~1077953.04A-CHISR02A - MSW

of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means, any Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of the Closing Date, executed and delivered by Borrower each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Intercreditor Agreements” means, collectively, the ABL-Notes Intercreditor Agreement and the ABL-Term Loan Intercreditor Agreement.

“Interest Period” means, a period commencing on the date of the Closing Date (or each subsequent three-month period thereafter) and ending three months thereafter; provided,  however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day and (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is three months after the date on which the Interest Period began, as applicable.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit, but excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (a) the purchase or acquisition of any Stock or other evidence of beneficial ownership in another Person or any other Acquisition; and (b) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto; but shall exclude: (i) accounts receivable and other extensions of trade credit on

~~1021245.08~~1077953.04A-CHISR02A - MSW

commercially reasonable terms in accordance with normal trade practices; (ii) the acquisition of property, assets and services from suppliers and other vendors in the normal course of business; and (ii) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business. Except as otherwise specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. If Borrower or any of its Subsidiaries sells or otherwise disposes of any Stock of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Stock and of all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined in good faith by the Board of Directors of Borrower. For the avoidance of doubt, any payments pursuant to any Guarantee previously incurred in compliance with the Agreement shall not be deemed to be Investments by any of Borrower or its Subsidiaries.

“IPO” means the first underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8 or Form S-4) by a direct or indirect parent of Borrower or Borrower of its capital Stock after the date of the Agreement pursuant to a registration statement that has been declared effective by the SEC.

“IP Security Agreements” means the Patent Security Agreements, Trademark Security Agreements, and Copyright Security Agreements (each such capitalized term as defined under the Security Agreement).

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“IRS” means the United States Revenue Service.

“Jurisdiction” means, with respect to a Vehicle, the state, commonwealth, or other governmental entity that is responsible for issuing the Certificate for such Vehicle.

“Lender” has the meaning set forth in the preamble to the Agreement, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, vehicle registration fees and charges, and insurance premiums) required to be paid by Borrower or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Borrower or any of its Subsidiaries under any of the Loan Documents, including, the fees and charges of the Vehicle Collateral Agent, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or any department of motor vehicles), filing, recording, publication, appraisal, real estate surveys, real estate title policies and endorsements, lien registration, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to Borrower

~~1021245.08~~1077953.04A-CHISR02A - MSW

or its subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) reasonable and documented out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement, (h) Agent’s reasonable costs and expenses (including reasonable documented attorneys fees and out-of-pocket expenses of outside counsel) relative to claims or any other lawsuit or adverse proceeding paid or incurred by the Lender Group, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with Borrower or any of its Subsidiaries, (i) Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicateTM, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“LIBOR Rate” means the rate per annum rate appearing on Macro*World’s (https://capitalmarkets.mworld.com; the “Service”) Page BBA LIBOR - USD (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the Loan requested by Borrower or outstanding hereunder in accordance with the Agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error; provided, that in no event shall the LIBOR Rate be less than 3.00%.

~~1021245.08~~1077953.04A-CHISR02A - MSW

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.1 of the Agreement.

“Loan Documents” means the Agreement, the Controlled Account Agreements, the Control Agreements, the Copyright Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Mortgages, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, the Fee Letter, any note or notes executed by Borrower in connection with the Agreement and payable to any member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Party” means Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower’s and its Subsidiaries’ ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon any Collateral in an aggregate value in excess of $250,000 (and not as a result of an action or failure to act of any member of the Lender Group), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

“Material Contract” means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 90 days’ notice without penalty or premium), and (ii) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” has the meaning specified therefor in Section 3.2 of the Agreement.

“Minimum Liquidity” means, as of any date of determination, the sum of Borrower’s and the Guarantors’ (a) Unrestricted Cash and Cash Equivalents and (b) Unrestricted Lines of Credit. For purposes of this definition, (i) “Unrestricted Cash and Cash Equivalents” means cash and Cash Equivalents of Borrower and the Guarantors that is (x) not subject to any Lien (other than Liens described in clauses (a) and (b) of the definition of “Permitted Collateral Liens”, (y) not reserved, set aside, designated or required for the payment on any account, liability or obligations (including, without limitation, any ordinary course business expenses and payroll) or for any other expenditure and (z) available for use by the Loan Parties in their discretion and (ii) “Unrestricted Lines of

~~1021245.08~~1077953.04A-CHISR02A - MSW

Credit” means any undrawn committed Indebtedness of Borrower and Guarantors that is (y) not reserved, set aside, designated or required for the payment on any account, liability or obligations (including, without limitation, any ordinary course business expenses and payroll) or for any other expenditure and (z) available for use by the Loan Parties in their discretion for general corporate purposes or for working capital.

“MNPI” means any material Nonpublic Information regarding Borrower and its Subsidiaries or the Loans or securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).  For purposes of this definition "material Nonpublic Information" shall mean nonpublic information with respect to the business of Borrower or any of its Subsidiaries that would reasonably be expected to be material to a decision by any Lender to assign or acquire any Loans or to enter into any of the transactions contemplated thereby or would otherwise be material for purposes of United States Federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower or its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.

“MSDC” has the meaning specified therefor in the preamble to the Agreement.

“Multiemployer Plan” has the meaning given to such term in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the IRC.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale; (iii) all payments made by such Person on any Indebtedness that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Indebtedness, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than Borrower or its Subsidiaries) in connection with such Asset Sale (other than in the case of Collateral, any Lien which does not rank prior to the Liens in the Collateral granted to Agent pursuant to this Agreement and the Loan Documents); and (iv) all contractually required distributions and other payments made to noncontrolling interest holders in Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such

~~1021245.08~~1077953.04A-CHISR02A - MSW

time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Net Book Value” with respect to a Vehicle, means the cost of such Vehicle, less depreciation and other write downs for such Vehicle, as reflected on Borrower’s books and records.

“Notes Agent” means U.S. Bank National Association, as trustee and as collateral agent for the Noteholders.

“Noteholders” mean those present or future holders of the Notes.

“Notes” means those 9.25% senior secured notes due 2020 issued by Borrower pursuant to the Notes Indenture.

“Notes Documents” means the Notes Indenture, the Notes, the Notes Guaranties, ~~the Security Documents (as that term is defined in the Notes Indenture),~~ and any other agreements, documents, or instruments evidencing or governing any of the Notes Obligations, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time, in whole or in part, as and to the extent permitted by this Agreement ~~and the ABL-Notes Intercreditor Agreement~~.

“Notes Guaranties” means those certain Guaranties executed by certain of Borrower’s Subsidiaries in favor of the Noteholders, and any other agreements, documents, or instruments guaranteeing the Notes Obligations.

“Notes Indenture” means that certain Indenture, dated as of June 18, 2013, among Borrower and Notes Agent, pursuant to which the Notes are to be issued, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced, from time to time, in whole or in part, in one or more agreements (in each case, with the same or new holders or trustee), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case, as and to the extent permitted by this ~~Agreement and the ABL-Notes Intercreditor~~ Agreement.

“Notes Obligations” means all obligations and all amounts owing, due or secured under the Notes Documents, not to exceed an initial aggregate principal amount thereof outstanding as of ~~$375,000,000 (plus the aggregate principal amount of the Additional Notes)~~the Third Amendment Effective Date (after giving effect to the consummation of the “Amended Exchange Offer” or confirmation of the “Plan”, in each case, as defined in the Offering Memorandum) less the principal amount of any prepayment, redemption, defeasement, purchase, repurchase or other acquisition for value.

“Obligations” means all Loans, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding (or which would have accrued but for the commencement of such Insolvency Proceeding), regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement obligations (irrespective of whether contingent), premiums, liabilities, obligations (including indemnification

~~1021245.08~~1077953.04A-CHISR02A - MSW

obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding (or which would have accrued but for the commencement of such Insolvency Proceeding), regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), Applicable Premium (including any Applicable Premium payable after the commencement of an Insolvency Proceeding (or which would have accrued but for the commencement of such Insolvency Proceeding), regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by any Loan Party pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include the obligation to pay (i) the principal of the Loans, (ii) interest accrued on the Loans, (iii) the Applicable Premium, (iv) Lender Group Expenses, (v) fees payable under the Agreement or any of the other Loan Documents, and (vi) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offer” has the meaning specified therefor in the definition of “Offer to Prepay.”

“Offering Memorandum” means the Amended and Restated Offer to Purchase and Offering Memorandum, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated June 15, 2017 (as the same may be amended, supplemented or otherwise modified by the Borrower and/or Holdings so long as such changes do not materially and adversely affect the Lenders; provided that any such change that, individually or in the aggregate or directly or indirectly (i) results in a projected annual savings in cash interest expense of an amount less than $3,100,000, or (ii) permits Liens to secure the Notes after the Third Amendment Effective Date shall be deemed to be material and adverse to the Lenders).

“Offer to Prepay” means a written offer (the “Offer”) sent by Borrower by first-class mail, postage pre-paid, to each Lender at the address specified to Borrower, offering to prepay up to the aggregate principal amount of Loans set forth in such Offer. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Prepay which shall be, subject to any contrary requirements of applicable law, not less than 10 days or more than 30 days after the date of sending of such Offer in accordance with Section 11 of the Agreement and a settlement date (the “Prepayment Date”) for prepayment of the Loans within five Business Days after the Expiration Date. The Offer shall also state:

(i)the section of the Agreement pursuant to which the Offer to Prepay is being made;

~~1021245.08~~1077953.04A-CHISR02A - MSW

(ii)the Expiration Date and the Purchase Date;

(iii)the aggregate principal amount of the outstanding Loans offered to be prepaid pursuant to the Offer to Prepay (including, if less than 100%, the manner by which such amount has been determined pursuant to Section 2.4(d)(ii)) (the “Prepayment Amount”);

(iv)that the Lender may accept for prepayment all or any portion of the Loans held by such Lender and that any portion of the Loans accepted for prepayment must be accepted in a minimum amount of $2,000 principal amount;

(v)that, unless Borrower defaults in making such prepayment, any Loan accepted for prepayment pursuant to the Offer to Prepay will cease to accrue interest on and after the Prepayment Date, but that Loan not accepted for prepayment or accepted but not prepaid by Borrower pursuant to the Offer to Prepay will continue to accrue interest at the same rate;

(vi)that, on the Prepayment Date, each Loan accepted for prepayment pursuant to the Offer to Prepay shall become due and payable; provided, that, in the case of Offers to Prepay from Asset Sales, Loans accepted for prepayment exceed the amount of Net Cash Proceeds or Excess Proceeds therefrom, the Loans shall be paid on a pro rata basis.

(vii)that Lenders will be entitled to withdraw its acceptance of the Offer to Prepay, in whole or in part, if Borrower receives, not later than the close of business on the Expiration Date, a notice sent in accordance with Section 11 hereof setting forth the name of the Lender, the aggregate principal amount of the Loans the Lender accepted for prepayment and a statement that such Lender is withdrawing all or a portion of his acceptance of the Offer to Prepay; and

(viii)that if the Loans having an aggregate principal amount less than or equal to the Prepayment Amount are accepted for prepayment and not withdrawn pursuant to the Offer to Prepay, Borrower shall prepay all such Loans.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning specified therefor in Section 13.1(e)(iii) of the Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department, or instrumentality succeeding to the functions of said corporation.

~~1021245.08~~1077953.04A-CHISR02A - MSW

“Pension Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) and to which Borrower or any ERISA Affiliate may have any liability including by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time within the preceding 5 years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

~~“Permitted Additional Notes Pari Passu Obligations” means obligations under any Additional Notes secured by Liens on the Collateral on a pari passu basis as the Notes issued prior to the date of the Agreement and in compliance with clause (aa) under the definition of “Permitted Liens”; provided that (i) the representative of such Permitted Additional Notes Pari Passu Obligations executes a joinder agreement to the ABL-Notes Intercreditor Agreement, in the form attached thereto agreeing to be bound thereby and (ii) Borrower has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the ABL-Notes Intercreditor Agreement.~~

“Permitted Business” means any business similar in nature to any business conducted by Borrower and its Subsidiaries on the date of the Agreement and any business reasonably ancillary, incidental, complementary or related to the business conducted by Borrower and its Subsidiaries on the date of the Agreement or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of Borrower.

“Permitted Collateral Liens” means:

(a)(i) Liens securing the 2017 Notes Obligations, (ii) Liens securing the ABL Obligations, (iii) Liens securing the Solus Obligations, and, in each case, any Refinancing Indebtedness thereof, so long as the Liens securing such 2017 Notes Obligations, ABL Obligations, Solus Obligations and Refinancing Indebtedness in respect thereof, in each case, is subject to the terms of the applicable Intercreditor Agreement;

(b)Liens securing the Obligations;

(c)Liens existing on June 18, 2013 (other than Liens specified in clauses (a) and (b) above) and described in Schedule P-1 and any extension, renewal, refinancing or replacement thereof so long as such extension, renewal, refinancing or replacement does not extend to any other property or asset and does not increase the outstanding principal amount thereof (except by the amount of any premium or fee paid or payable or original issue discount in connection with such extension, renewal, replacement or refinancing plus fees and expenses); and

(d)Liens described in clauses (b), (c), (d), (e), (f), (h), (i), (with respect to Liens under clause (f) only), (j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v), (w), (x) and (aa) of the definition of “Permitted Liens”.

For purposes of determining compliance with this definition, (A) Permitted Collateral Liens need not be incurred solely by reference to one category of Permitted Collateral Liens described in clauses (a) through (d) of this definition but are permitted to be incurred in part under any combination thereof and (B) in the event that an item of Permitted Collateral Liens (or any portion thereof) meets the criteria of one or more of the categories of Permitted Collateral Liens described in clauses (a) through (d) above, Borrower shall, in its sole discretion, classify (and reclassify) such item of Permitted Collateral Liens (or any portion thereof) in any manner that

~~1021245.08~~1077953.04A-CHISR02A - MSW

complies with this definition and will only be required to include the amount and type of such item of Permitted Collateral Liens in one of the above clauses and such item of Permitted Collateral Liens will be treated as having been incurred pursuant to only one of such clauses. Notwithstanding anything contained in Section 6.2 or the definitions of “Permitted Collateral Liens” or “Permitted Liens”, no Liens shall secure the ABL Obligations, the 2017 Notes Obligations, the Solus Obligations or any Refinancing Indebtedness in respect thereof except pursuant to clause (a) of the definition of the “Permitted Collateral Liens”.

“Permitted Dispositions” means:

(a)sales, abandonment, or other dispositions of Equipment at fair market value that is substantially worn, damaged, or obsolete in the ordinary course of business; provided,  however, Borrower may sell, abandon, or otherwise dispose of Equipment at below fair market value so long as such disposals of Equipment since June 18, 2013 do not exceed $3,000,000 in Net Book Value in the aggregate,

(b)sales of Inventory to buyers in the ordinary course of business,

(c)the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d)the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e)the granting of Permitted Collateral Liens and Permitted Liens,

(f)the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g)any involuntary loss, damage, or destruction of property,

(h)any involuntary condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i)the leasing or subleasing of assets and the assignment of leases of Borrower or its Subsidiaries in the ordinary course of business,

(j)the sale or issuance of Stock of Borrower or any Subsidiary to the extent permitted by Section 6.14,

(k)the lapse of registered patents, trademarks and other intellectual property of Borrower and its Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders,

(l)the making of a Restricted Junior Payment that is expressly permitted to be made pursuant to the Agreement,

(m)the making of a Permitted Investment,

~~1021245.08~~1077953.04A-CHISR02A - MSW

(n)dispositions in the form of improvements made to leasehold properties in respect of leases that expire or are terminated so long as the fair market value of the assets so disposed of does not exceed $250,000 in the aggregate in any 12-month period,

(o)dispositions of assets acquired by Borrower and its Subsidiaries pursuant to an Investment of the type described in clause (f) of the definition of “Permitted Investment” consummated within 12 months of the date of the proposed Disposition (the “Subject Permitted Acquisition”) so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value thereof, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Borrower and its Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the Subject Permitted Acquisition,

(p)dispositions of assets (other than Accounts, intellectual property, licenses, Stock of Subsidiaries of Borrower~~,~~ or Material Contracts) not otherwise permitted in clauses (a) through (o) above or clauses (q) through (u) below so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions since June 18, 2013 (including the proposed disposition) would not exceed $5,000,000,

(q)[reserved],

(r)any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business,

(s)sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements or similar binding agreements,

(t)transactions permitted under Section 6.3, and

(u)dispositions of property in exchange for credit against the purchase price for similar replacement property or the cash proceeds are used to purchase such replacement property.

Notwithstanding anything to the contrary herein, with respect to any sale, issuance or other disposition of Stock of a Subsidiary of Borrower permitted hereby, Borrower or its Subsidiaries may only sell, issue, or otherwise dispose of all (and not less than all) of the Stock of such Subsidiary of Borrower.

“Permitted Holder” means (i) T. Michael Riggs and (ii) any Related Party of T. Michael Riggs.

“Permitted Indebtedness” means:

(a)Indebtedness incurred pursuant to, and the issuance or creation of letters of credit and bankers’ acceptances under or in connection with (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the maximum potential liability of Borrower and its Subsidiaries thereunder), one or more ABL Credit Agreements in an aggregate principal amount outstanding under this clause (a) at any time not to exceed (i) any Indebtedness

~~1021245.08~~1077953.04A-CHISR02A - MSW

permitted pursuant to clause (k) of the definition of “Permitted Indebtedness” designated as ABL Obligations by Borrower (without duplication of any other Indebtedness outstanding pursuant to such clause on the date of determination) plus (ii) the ~~greatest~~greater of (x) $~~100,000,000, (y) the Borrowing Base (as defined in the Notes Indenture as in effect on the date of the Agreement) as of the date of such incurrence or (z~~105,000,000 and (y) an amount such that the ABL Priority Leverage Ratio (as defined in the 2017 Notes Indenture as in effect on the date of the ~~Agreement~~Third Amendment Effective Date) of Borrower and its Subsidiaries would not exceed 1.75 to 1.00; provided, that in no event shall Indebtedness under this clause (a) of the definition of “Permitted Indebtedness” exceed $120,000,000 provided,  further, that the Solus Obligations shall not be considered “ABL Obligations.”

(b)(i) the Notes Obligations ~~and the Additional Notes and~~, (ii) the Solus Obligations, in the case of this clause (ii), to the extent constituting Solus Priority Debt (as defined in the ABL-Term Loan Intercreditor Agreement) and (iii) the 2017 Notes Obligations;

(c)Indebtedness, or pension withdrawal liabilities reflected in the most recent consolidated balance sheet of Borrower as of June 18, 2013 that subsequently becomes Indebtedness of Borrower or any Subsidiary outstanding at the time of the date of the Agreement (other than clause (a) or (b) above);

(d)Indebtedness Incurred following June 18, 2013 that is owed to and held by Borrower or its Subsidiaries; provided that if such Indebtedness is owed by Borrower or a Guarantor to a Subsidiary that is not a Guarantor, such Indebtedness shall be subordinated to the prior payment in full of the Obligations pursuant to the Intercompany Subordination Agreement;

(e)Guarantees Incurred by Borrower or its Subsidiaries of Indebtedness or other obligations of Borrower or its Subsidiaries (including Guarantees by any Subsidiary of Indebtedness under the ABL Credit Agreement, the Notes and the 2017 Notes); provided that (a) such Indebtedness is Permitted Indebtedness or is otherwise Incurred in accordance with Section 6.1 and (b) such Guarantees are subordinated to the Obligations to the same extent as the Indebtedness being guaranteed;

(f) Indebtedness Incurred in respect of workers’ compensation claims, general liability or trucker’s liability claims, unemployment or other insurance and self-insurance obligations, payment obligations in connection with health or other types of social security benefits, indemnity, bid, performance, warranty, release, judgment, appeal, advance payment, customs, surety and similar bonds, letters of credit for operating purposes and completion guarantees and warranties provided or Incurred (including Guarantees thereof) by Borrower or its Subsidiaries in the ordinary course of business;

(g)Indebtedness under Hedging Obligations entered into to manage fluctuations in interest rates, commodity prices and currency exchange rates (and not for speculative purposes);

(h)Indebtedness of Borrower or its Subsidiaries pursuant to Capital Lease Obligations and Purchase Money Indebtedness; provided that the aggregate principal amount of such Indebtedness outstanding at any time under this clause (h) may not exceed the greater of (a) $15,000,000 or (b) 5.0% of Total Assets, in the aggregate;

~~1021245.08~~1077953.04A-CHISR02A - MSW

(i)the issuance by any of the Subsidiaries of Borrower to Borrower or to any of Borrower’s Subsidiaries of shares of preferred stock; provided,  however, that:

(1)any subsequent issuance or transfer of stock that results in any such preferred stock being held by a Person other than Borrower or its Subsidiaries; and

(2)any sale or other transfer of any such preferred stock to a Person that is not either Borrower or its Subsidiaries;

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary that was not permitted by this clause (i);

(j)Indebtedness arising from (x) customary cash management, cash pooling or setting off arrangements, and automated clearing house transactions, (y) any Bank Product (excluding Hedging Obligations entered into for speculative purposes) or (z) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided,  however, that any such Indebtedness Incurred pursuant to clause (z) is extinguished within five Business Days of the Incurrence;

(k)Indebtedness of Borrower or its Subsidiaries not otherwise permitted pursuant to this definition (including additional Purchase Money Indebtedness and Capital Lease Obligations), in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

(l)Refinancing Indebtedness in respect of any Indebtedness permitted by clauses (a) and (b) above, this clause (l), clause (m) below or Indebtedness Incurred in accordance with clause (a) of Section 6.1;

(m)Acquired Indebtedness incurred by a Subsidiary of Borrower prior to the time that such Subsidiary was acquired or merged into Borrower and was not Indebtedness incurred in connection with, or in contemplation of, such acquisition or merger; provided that immediately after giving effect to any such acquisition or merger on a pro forma basis, Borrower (x) could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with clause (a) of Section 6.1 or (y) the Consolidated Fixed Charge Coverage Ratio for Borrower and its Subsidiaries would be equal to or greater than such ratio for Borrower and its Subsidiaries immediately prior to such acquisition or merger;

(n)Indebtedness evidenced by this Agreement or the Loan Documents;

(o)Indebtedness consisting of Indebtedness issued by Borrower or any of its Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Stock of Borrower or any direct or indirect parent company of Borrower to the extent permitted pursuant to Section 6.9(a);

(p)Indebtedness of Borrower to a Subsidiary of Borrower; provided that any such Indebtedness owing to a Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations pursuant to an Intercompany Subordination Agreement; provided, further, that any subsequent issuance or transfer of any capital Stock or any other event which

~~1021245.08~~1077953.04A-CHISR02A - MSW

results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to Borrower or another Subsidiary of Borrower) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (p);

(q)Indebtedness of a Subsidiary of Borrower to Borrower or another Subsidiary of Borrower; provided that, if a Guarantor incurs such Indebtedness to a Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guaranty of such Guarantor pursuant to an Intercompany Subordination Agreement; provided,  further, that any subsequent issuance or transfer of capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary of Borrower or any subsequent transfer of any such Indebtedness (except to Borrower or another Subsidiary of Borrower) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (q);

(r)Indebtedness in respect of customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;

(s)Indebtedness of Borrower or any Subsidiary of borrower consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business;

(t)Indebtedness Incurred by Borrower or any Subsidiary of Borrower for pension fund withdrawal or partial withdrawal obligations in an amount not to exceed, in the aggregate at any one time outstanding, $5,000,000; and

(u)Indebtedness of any Foreign Subsidiary of Borrower in a maximum principal amount not to exceed $20,000,000 at any time outstanding; provided, that such Indebtedness is not directly or indirectly recourse to any of the Loan Parties or of their respective assets.

“Permitted Investments” means:

(a)Investments in existence on the date of the Agreement and listed on Schedule P-2, and any Investment that replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(b)Investments required pursuant to any agreement or obligation of Borrower or its Subsidiaries, in effect on June 18, 2013, to make such Investments;

(c)cash and Cash Equivalents;

(d)(i) Investments in property and other assets (excluding an Acquisition) owned or used by Borrower or the Guarantors in the operation of a Permitted Business, (ii) Investments made by Foreign Subsidiaries of Borrower in other Foreign Subsidiaries of Borrower, (iii) Investments made by any Loan Party to any Foreign Subsidiary of Borrower in an amount not to exceed $15,000,000 in the aggregate, (iv) Investments made in the form of cash contributions or loans by a Loan Party to a Foreign Subsidiary of Borrower to the extent the proceeds of such cash contributions or loans are used to consummate an Investment permitted under clause (f) of this

~~1021245.08~~1077953.04A-CHISR02A - MSW

definition of “Permitted Investment”, (v) to the extent such proceeds are not otherwise applied or utilized in the business of Borrower and its Subsidiaries, Investments made with the net cash proceeds of the sale (other than to a Subsidiary of Borrower) of Qualified Capital Interests of Borrower or any parent of Borrower occurring within 60 days prior to such Investment and (vi) to the extent such proceeds are not otherwise applied or utilized in the business of Borrower and its Subsidiaries, Investments made with the net cash proceeds of Indebtedness of Borrower permitted to be Incurred under Section 6.1(a) of the Agreement and clause (k) of the definition of “Permitted Indebtedness” or any Indebtedness of any Parent, in each case occurring within 60 days prior to such Investment;

(e) (i) Investments by any Loan Party in another Loan Party, (ii) guarantees by Borrower or its Subsidiaries of Indebtedness of Borrower or its Subsidiaries otherwise permitted by Section 6.1 ~~and,~~or of other obligations of the Borrower or a Subsidiary permitted hereunder, and (iii) to the extent constituting an Investment, the transactions permitted pursuant to clauses (p) and/or (q) of the definition of “Permitted Indebtedness;”

(f)~~Investments by Borrower or its Subsidiaries in a Person~~any Acquisition if as a result of such Investment:

(i) any such Person becomes a Subsidiary of Borrower or its Subsidiaries ~~or (ii~~, (ii) all or substantially all of the assets of such Person, any dividend or line of business of such Person is acquired, or (iii) in one transaction or a series of related transactions, such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, Borrower or any of its Subsidiaries; provided, that in each case, (x) for any ~~transaction~~merger, consolidation or amalgamation involving Borrower, Borrower shall be the surviving entity and (y) for any ~~transaction~~merger, consolidation or amalgamation involving one or more Guarantors and one or more non-Loan Parties, a Guarantor shall be the surviving entity; provided further that in order to consummate an acquisition permitted under this clause (f), Borrower and any Loan Party may form a Subsidiary to consummate such acquisition and such Subsidiary may be merged into the acquired Person ~~with the acquired Person being the surviving entity~~; provided further, that this exception cannot be used to consummate a transaction that has the effect of distributing any assets of the Borrower or any of its Subsidiaries to any other Affiliate of the Borrower and its Subsidiaries,

(ii)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Investment,

(iii)(A) after giving effect to such Investment, the ABL Priority Leverage Ratio shall not exceed 3:00:1.00 on a pro forma basis as though such Investment had been consummated on the first day of the four-quarter period prior to the date of the acquisition and (B) the ABL Priority Leverage Ratio is projected (based on reasonable assumptions made in good faith) to not exceed 3:00:1.00 for each fiscal quarter ending on or prior to the Maturity Date (calculated on a trailing four-quarter basis and in any event without giving effect to the proviso at the end of the definition of “EBITDA”),

~~1021245.08~~1077953.04A-CHISR02A - MSW

(iv)upon request of Agent, Borrower shall have provided, copies of the acquisition agreement and other material documents relative to the proposed Acquisition,

(v)the subject assets or Stock, as applicable, are being acquired directly by a Borrower or a Subsidiary of Borrower, and, in connection therewith, Borrower or such Subsidiary shall have complied with Section 5.11 or 5.12, as applicable, of the Agreement, and

(vi)Borrower shall have provided Agent with a certificate certifying compliance with the provisions set forth in subclauses (i) through (v) above, including, where applicable, documentary evidence and detailed calculations of the financial ratios in clause (iii).

(g)Hedging Obligations entered into to manage interest rates, commodity prices and currency exchange rates (and not for speculative purposes) and other Bank Products;

(h)Investments received in settlement of obligations owed to Borrower or its Subsidiaries, as a result of bankruptcy or insolvency proceedings, upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries, or settlement of litigation, arbitration or other disputes;

(i)Investments by Borrower or its Subsidiaries not otherwise permitted under this definition, in an aggregate amount not to exceed $15,000,000 at any one time outstanding;

(j)(i) loans and advances (including for travel and relocation) to officers, directors and employees in an amount not to exceed $2,500,000 in the aggregate at any one time outstanding, (ii) loans or advances against, and repurchases of, capital Stock and options of Borrower and its Subsidiaries held by directors, management and employees in connection with any stock option, deferred compensation or similar benefit plans approved by the Board of Directors (or similar governing body) to the extent permitted under Section 6.9(b) and otherwise issued in accordance with the terms of the Agreement and (iii) loans or advances to directors, management and employees to pay taxes in respect of capital Stock issued under stock option, deferred compensation or similar benefit plans in an amount not to exceed $2,500,000 in the aggregate at any one time outstanding;

(k)any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with a disposition of assets consummated in compliance with Section 6.4;

(l)repurchases of Notes and/or the 2017 Notes to the extent permitted under Sections 6.7(a) or 6.9(c) and the ABL-Notes Intercreditor Agreement;

(m)pledges or deposits made in the ordinary course of business; ~~and~~

(n)cash Investments by Borrower in or to Holdings with the proceeds of the 2017 Notes solely for the purpose of, substantially simultaneously with the effectiveness of the 2017 Notes Indenture and the issuance of the 2017 Notes thereunder, purchasing, repurchasing, exchanging, retiring or canceling the PIK Notes and paying related fees and expenses;

~~1021245.08~~1077953.04A-CHISR02A - MSW

(o)any Investment up to the Builder Basket Amount so long as the ~~Additional~~Builder Basket Conditions are met; provided, that with respect to any Investment that is an Acquisition, the conditions in clause (f) of this definition of “Permitted Investments” shall also have been satisfied~~.~~; and

(p)any loans or advances to Holdings made in lieu of a Restricted Junior Payment permitted pursuant to Section 6.9(l), not in excess of the amount of the Restricted Junior Payments to the extent permitted to be made to Holdings in accordance with Section 6.9(l); provided, that the amount of such loans and advances made shall reduce on a dollar for dollar basis, the amount of the Restricted Junior Payments available to be made pursuant to Section 6.9(l).

“Permitted Liens” means

(a)Liens existing on June 18, 2013 and described on Schedule P-3;

(b)any Lien for taxes or assessments or other governmental charges or levies not yet delinquent more than 30 days (or which, if so due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

(c)any carrier’s, warehousemen’s, materialmen’s, mechanic’s, landlord’s, lessor’s or other similar Liens arising by law for sums not then due and payable more than 30 days after giving effect to any applicable grace period (or which, if so due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(d)minor survey exceptions, minor imperfections of title, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(e)pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, appeal bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, banker’s acceptances, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment unless such Liens are in excess of $10,000,000 in the aggregate and shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

~~1021245.08~~1077953.04A-CHISR02A - MSW

(f)Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Borrower or its Subsidiaries or becomes a Subsidiary of Borrower or on property acquired by Borrower or its Subsidiaries (and in each case not created or Incurred in anticipation of such transaction), including Liens securing Acquired Indebtedness permitted under this Agreement; provided that such Liens are not extended to the property and assets of Borrower or its Subsidiaries other than the property or assets acquired;

(g)Liens securing Indebtedness of a Guarantor owed to and held by Borrower or Guarantors;

(h)other Liens (not securing Indebtedness) incidental to the conduct of the business of Borrower or its Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of Borrower or its Subsidiaries;

(i)Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a) and (f) and clause (m) below; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not greater than the sum of the outstanding principal amount of the refinanced Indebtedness plus any fees and expenses, including premiums or original issue discount related to such extension, renewal, refinancing or refunding;

(j)Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(k)Liens to secure Capital Lease Obligations or Purchase Money Indebtedness permitted to be Incurred pursuant to clauses (h) and (k) of the definition of “Permitted Indebtedness” covering only the assets financed by or acquired with such Indebtedness;

(l)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(m)Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided,  however, that the Lien may not extend to other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(n)Liens on property or shares of Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided,  however, that (a) the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property

~~1021245.08~~1077953.04A-CHISR02A - MSW

affixed or appurtenant thereto and proceeds thereof) and (b) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;

(o)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.3 so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(p)Liens securing Hedging Obligations that are otherwise permitted under this Agreement; provided that such Liens are subject to the provisions of the ABL-Term Loan Intercreditor Agreement;

(q)leases, subleases, licenses or sublicenses granted to others in the ordinary course of business or pursuant to a disposition otherwise permitted hereunder which do not materially interfere with the ordinary conduct of the business of Borrower or its Subsidiaries and do not secure any Indebtedness;

(r)Liens securing Indebtedness (including Capital Lease Obligations and Purchase Money Indebtedness) or other obligations, as measured by principal amount, which, when taken together with the principal amount of all other Indebtedness secured by Liens (excluding Liens permitted by clauses (a) through (q) above and (s) through (aa) below) at the time of determination, does not exceed $15,000,000 in the aggregate at any one time outstanding; provided, that (1) in no event shall the Notes be secured by this clause (r) and (2) to the extent such ~~liens~~Liens (other than ~~liens~~Liens pursuant to Capital Lease Obligations and Purchase Money Indebtedness) attach to any of the Collateral, such Liens shall be junior and subordinate in all respects to the Liens on the Collateral securing the Obligations;

(s)Liens to secure a defeasance trust;

(t)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with an acquisition permitted under this Agreement;

(u)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)Liens incurred under or in connection with lease and sale/leaseback transactions and novations and any refinancing thereof (and Liens securing obligations under lease transaction documents relating thereto), including, without limitation, Liens over the assets which are the subject of such lease, sale and leaseback, novations, refinancings, assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments), sublease rights, insurances relating thereto and rental deposits;

(w)Liens to secure Indebtedness and any related guarantees on assets constituting Collateral that are junior in priority to the Liens on the Collateral securing the Obligations, which junior Liens shall be subject to intercreditor provisions no more favorable to the holders of such junior Liens than those to which the Liens securing the Obligations are subject in relation to the Liens with respect to the applicable Collateral;

~~1021245.08~~1077953.04A-CHISR02A - MSW

(x)(i) Liens arising under the 2017 Notes Indenture in favor of the 2017 Notes Agent for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the 2017 Notes Indenture; provided,  however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness and (ii) Liens arising under the Loan Documents in favor of Agent for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Loan Documents; provided,  however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(y)Liens on the assets of Foreign Subsidiaries to secure Indebtedness permitted under clauses (k) and (u) of the definition of “Permitted Indebtedness”; and

(z)any extensions, substitutions, replacements or renewals of the foregoing~~; and~~.

~~(aa)Liens on the Collateral in respect of any Permitted Additional Notes Pari Passu Obligations in an amount such that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Senior Secured Leverage Ratio would be no greater than 4.25 to 1.00; provided, that Liens under this clause (aa) are secured on a pari passu basis with the Notes issued prior to the date of the Agreement and subject to the provisions of the ABL-Notes Intercreditor Agreement.~~

 “Permitted Preferred Stock” means and refers to any Preferred Stock issued by Borrower (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

“Permitted Protest” means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“PIK Notes” means the “Notes” under and as defined in that certain Indenture, dated as of June 10, 2014, by and between Holdings, as issuer, and U.S. Bank National Association, as trustee.

“Plan” has the meaning given to such term in Section 3(3) of ERISA.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to

~~1021245.08~~1077953.04A-CHISR02A - MSW

the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Prepayment Amount” has the meaning specified therefor in the definition of “Offer to Prepay.”

“Prepayment Date” has the meaning specified therefor in the definition of “Offer to Prepay.”

“Prime Rate” means, rate per annum rate appearing in the Wall Street Journal 2 Business Days prior to the commencement of the application of such rate for any interest determination on the Loans, for a term and in an amount comparable to the Interest Period and the amount of the Loan requested by Borrower or outstanding hereunder in accordance with the Agreement (and, if any such rate is below zero, the Prime Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error; provided, that in no event shall the Prime Rate be less than 4.00%.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable (other than upon a change of control) or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 91 days after the Maturity Date, or, on or before the date that is less than 91 days after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Prohibited Transaction” means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the IRC.

“Projections” means Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a)with respect to a Lender’s right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Loans by (z) the outstanding principal amount of all Loans, and

(b)with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Loans, by (z) the outstanding principal amount of all Loans; provided,  however, that if all of the Loans have been repaid in full, Pro Rata Share under this clause shall be determined based upon the Loans outstanding as they existed immediately prior to their termination or reduction to zero.

~~1021245.08~~1077953.04A-CHISR02A - MSW

“Properties” means any properties or assets owned, leased, or primarily operated by Borrower or any of its Subsidiaries.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Purchase Money Indebtedness” means Indebtedness (i) Incurred to finance the purchase, lease or construction (including additions, repairs and improvements thereto) of any assets (other than Stock) of such Person or its Subsidiaries; and (ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and assets or property affixed or appurtenant thereto and any proceeds thereof); and in either case, that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Qualified Capital Interests” in any Person means a class of Stock other than Redeemable Capital Interests.

“Qualified Equity Offering” means an underwritten primary public equity offering of Qualified Capital Interests Borrower (or any direct or indirect parent company of Borrower but only to the extent contributed to Borrower or any successor thereto in the form of Qualified Capital Interests) (i) pursuant to an effective registration statement under the Securities Act, other than a registered offering on Form S-8 and (ii) resulting in gross proceeds of at least $100,000,000.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1 to the Agreement and any Real Property hereafter acquired by Borrower or its Subsidiaries (other than Excluded Real Property).

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Indebtedness of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Maturity Date; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders

~~1021245.08~~1077953.04A-CHISR02A - MSW

of the equity security have the right to require any of Borrower or its Subsidiaries to repurchase such equity security upon the occurrence of a Change of Control, Qualified Equity Offering or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that Borrower or its Subsidiaries may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 6.9. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances, defeases, renews, replaces or extends any Indebtedness permitted to be Incurred by any of Borrower or its Subsidiaries pursuant to the terms of the Agreement, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(a)the Refinancing Indebtedness is subordinated to the Obligations to at least the same extent as the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended, if such Indebtedness was subordinated to the Obligations,

(b)the Refinancing Indebtedness has a Stated Maturity either (i) no earlier than the Indebtedness being refunded, refinanced or extended or (ii) at least 91 days after the Maturity Date,

(c)the Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended,

(d)such Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the sum of (i) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended; (ii) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing optional prepayment provisions on such Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended; and (ii) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Indebtedness,

(e)such Refinancing Indebtedness is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, replaced, defeased, or extended, and

(f)(i) in the case of the 2017 Note Obligations, refunds, refinancings, defeases, renewals, replacements or extensions thereof so long as such transaction is consummated in accordance with the ABL-Notes Intercreditor Agreement and (ii) in the case of the ABL Obligations or the Solus Obligations, refunds, refinancings, defeases, renewals, replacements or extensions thereof so long as such transaction is consummated in accordance with the ABL-Term Loan Intercreditor Agreement.

“Register” has the meaning specified therefor in Section 2.3(f).

~~1021245.08~~1077953.04A-CHISR02A - MSW

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Party” means: (i) any family member (in the case of an individual) of a Person described in clause (i) of the definition of Permitted Holder; or (ii) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 50% or more controlling or beneficial interest of which consist of any one or more Permitted Holder.

“Remedial Action” means all actions taken to comply with Environmental Law, including (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Reorganization Plan” has the meaning specified therefor in Section 13.1(i)(iv) of the Agreement.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Reportable Event” has the meaning given to such term in Section 4043 of ERISA or the regulations thereunder, excluding any event for which the PBGC has by regulation waived the 30 day notice requirement, or a withdrawal from a plan described in Section 4063 of ERISA.

“Required Lender Consent Items” has the meaning specified therefor in Section 13.1(j) of the Agreement.

“Required Lenders” means, at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the aggregate unpaid principal amount of the Loans then outstanding.

“Restricted Junior Payment” means to: (a) declare or pay any dividend or make any other payment or distribution (i) on account of Stock issued by Borrower (including any payment in connection with any merger or consolidation involving Borrower) or (ii) on account of Stock issued by any Subsidiary of Borrower, in each case to the direct or indirect holders of such Stock in their capacity as such (other than dividends or distributions to Borrower or a Subsidiary); (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Borrower) any Stock issued by Borrower; or (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Stock of Borrower now or hereafter outstanding; provided that the following shall not be “Restricted Junior Payment”: (1) dividends,

~~1021245.08~~1077953.04A-CHISR02A - MSW

distributions or payments, in each case, made solely in Qualified Capital Interests in the Borrower; (2) dividends or distributions made by any Subsidiary of the Borrower to a Loan Party and (3) dividends or distributions made by any Subsidiary of the Borrower that is not a Loan Party to a Subsidiary of the Borrower that is not a Loan Party.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Second Amendment Effective Date” means October 28, 2016.

“Second Amendment Effective Date Transactions” means the execution, delivery and performance by the Borrower and the other Loan Parties of the Second Amendment, the loan documentation in connection with the Solus Credit Agreement (but not the use of proceeds of the loans thereunder), the amendment to the Existing ABL Credit Agreement, and all the other transactions related to any of the foregoing and contemplated to have occurred as of the Second Amendment Effective Date, and the payment of premiums, fees and expenses in connection with the foregoing.

“Section 956 Subsidiary” means (i) any first tier Subsidiary of any Loan Party that is a CFC, and (ii) any Subsidiary of any Loan Party that is not a CFC  but which (1) owns equity in one or more CFCs and owns no other material assets or (2) is disregarded as separate from its owner for United States federal income tax purposes and owns equity in one or more CFCs.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means a security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower and Guarantors to Agent.

“Security Agreement Joinder” has the meaning specified therefor in Section 5.11.

“Solus Agent” means Wilmington Trust, National Association or any of its successors, assigns or replacements, in its capacity as administrative agent and collateral agent under the Solus Credit Agreement and the Solus Loan Documents.

“Solus Credit Agreement” means that certain Credit Agreement, dated as of October 28, 2016, by and among the Borrower, Wilmington Trust, National Associations, as agent for lenders

~~1021245.08~~1077953.04A-CHISR02A - MSW

thereunder and the lenders signatory thereto, together with all related notes, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, or replaced in whole or in part from time to time to the extent permitted hereunder and under the ABL-Term Loan Intercreditor Agreement, including by or pursuant to any agreement or instrument that extends the maturity of any Indebtedness thereunder or that adds Subsidiaries of the Borrower as additional borrowers or guarantors thereunder (provided that, any Subsidiary that is not a Foreign Subsidiary that becomes an additional borrower or guarantor thereunder shall also be a Guarantor of the Obligations), in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders; provided, any such amendment, modification, supplement, restatement, refinancing or replacement shall otherwise be permitted hereunder and under the ABL-Term Loan Intercreditor Agreement as a condition to effectiveness thereof and at the time of entry Borrower shall have delivered to Agent and Lenders an officer’s certificate certifying that such amendment, modification, supplement, restatement, refinancing or replacement is permitted to be made or incurred by this Agreement and the ABL-Term Loan Intercreditor Agreement.

“Solus Loan Documents” means the “Loan Documents” (or comparable term) as defined in the Solus Credit Agreement.

“Solus Obligations” means, in each case to the extent constituting Solus Priority Debt (as defined in the ABL-Term Loan Intercreditor Agreement), the “Obligations” as defined in the Solus Credit Agreement and all other amounts owing, due, or secured under the terms of the Solus Credit Agreement and any other Solus Loan Documents, whether now existing or arising hereafter, including all amounts payable under or secured by any Solus Loan Documents (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Loan party, or that would have accrued or become due under the terms of the Solus Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Solvent” means with respect to a particular date and entity, that on such date: (i) the fair value of the assets of such entity, including the earning potential of such assets as part of a reasonable going concern sale process conducted with appropriate diligence and speed by a reputable investment bank, would not be less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature and become due in the normal course of business; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a final, non-appealable judgment of a court of competent jurisdiction for money damages that such entity would become unable to satisfy.

“Stated Maturity” means, with respect to any Indebtedness or any installment of interest thereon, means the date specified in the instrument governing such Indebtedness as the fixed date

~~1021245.08~~1077953.04A-CHISR02A - MSW

on which the principal of such Indebtedness or such installment of interest is due and payable, including any date upon which a repurchase at the option of the holders of such Indebtedness is required to be consummated.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Taxes” means any taxes, levies, imposts, duties, deductions, withholdings (including backup), fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax, or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Total Assets” means the total consolidated assets of Borrower and its Subsidiaries, as shown on the most recent consolidated balance sheet of Borrower and its Subsidiaries.

“Third Amendment Effective Date” has the meaning set forth in the Third Amendment.

“Third Amendment” means that certain Amended and Restated Amendment Number Three to Credit Agreement, dated as of June 15, 2017 by and among the Borrower, the Guarantors, the Lenders and Agent.

“Third Amendment Effective Date Transactions” means the “Amended Offers” or the “Plan” (as such terms are defined in the Offering Memorandum) (and the application of the proceeds of the 2017 Notes for purposes of the Amended Offers or the Plan, substantially concurrently with the issuance thereof), issuance of Exchange Warrants and Solus Warrants, the Proposed Amendments, Consents, Collateral Release, the New Secured Notes Offering, and the execution, delivery and performance by Borrower and the Guarantors of the Third Amendment, the 2017 Notes Documents (and the issuance of the 2017 Notes thereunder), the amendment to the ABL Credit Agreement on the Third Amendment Effective Date, the amendment to the Solus Credit Agreement on the Third Amendment Effective Date, the related transactions in connection with any of the foregoing contemplated as of the Issue Date and described in the Offering Memorandum under the headings “New Secured Notes”, “Contribution of Capital”, and “2017 Intercompany Loan”; and the payment of premiums, fees and expenses relating to any of the foregoing, in each case, as described in the Offering Memorandum.  Capitalized terms used in the definition of “Third Amendment Effective Date Transactions” not otherwise defined shall have the respective meanings ascribed to such terms in the Offering Memorandum and in accordance with, and subject to the terms of, the Third Amendment.

~~1021245.08~~1077953.04A-CHISR02A - MSW

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Transactions” means the execution, delivery and performance by Borrower and the other  Loan Parties of this Agreement and the other Loan Documents, the borrowing of the Loans, the use of proceeds thereof and the payment of premiums, fees and expenses in connection therewith and the transactions related thereto.

“Treasury Rate” means, as obtained by Borrower, with respect to the Loans, as of the applicable prepayment date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such prepayment date or, in the case of a satisfaction, discharge or defeasance, at least two (2) Business Days prior to the payment and discharge the entire Obligations (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the Maturity Date; provided,  however, that if the period from such redemption date to the Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“United States” means the United States of America.

“Vehicle” shall mean all trucks, trailers, tractors, and other substantially similar mobile equipment and other substantially similar vehicles used in the transportation of automobiles, wherever located.

“Vehicle Collateral Agency Agreement” means that certain ~~Second~~Fourth Amended and Restated Collateral Agency Agreement, dated as of the ~~Closing~~Third Amendment Effective Date, among Agent, 2017 Notes Agent, Existing ABL Agent, Borrower, Solus Agent, and Vehicle Collateral Agent, and further amended or supplemented from time to time.

“Vehicle Collateral Agent” means Corporation Services Company, a Delaware corporation.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Welfare Plan” has the meaning given to such term in Section 3(1) of ERISA.

~~1021245.08~~1077953.04A-CHISR02A - MSW

Schedule 3.1

(a)Agent shall have received each of the following documents, in form and substance satisfactory to Agent and Lenders, duly executed, and each such document shall be in full force and effect:

(i) the Credit Agreement,

(ii) the Security Agreement,

(iii)the Guaranty Agreement,

(iv)the ABL Joinder Agreement (as defined in the ABL-Notes Intercreditor Agreement),

(v)the ABL-Term Loan Intercreditor Agreement,

(vi)the Vehicle Collateral Agency Agreement; and

(vii)an amendment to the Existing ABL Credit Agreement providing that (x) the execution, delivery and performance of the Loan Documents, (y) the granting of Liens to secure the Obligations and (z) the payment of the Obligations, in each case, are permitted under the ABL Loan Documents; and

(viii)the Intercompany Subordination Agreement.

(b)Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s Board of Directors or equivalent governing body authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party;

(c)Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Loan Party;

(d)Agent shall have received a certificate of status with respect to each Loan Party, dated within 60 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(e)Agent shall have received certificates of status with respect to each Loan Party, each dated within 60 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;

(f)Agent shall have received certificates of insurance, together with the endorsements thereto, as are required by Section 5.6 of this Agreement, the form and substance of which shall be satisfactory to Agent;

~~1021245.08~~1077953.04A-CHISR02A - MSW

(g)Agent shall have received an opinion of Borrower’s counsel (with respect to New York, Delaware, Missouri, and New Jersey) as well as an opinion of special counsel in the states of California, Kansas, Oklahoma and Wisconsin, each in form and substance satisfactory to Agent;

(h)Agent shall have received, with a signed counterpart for each Lender, a certificate executed by a responsible officer on behalf of Borrower, dated the Closing Date and in the form of Exhibit 3.1(h) hereto, stating (i) that the representations and warranties of Borrower or its Subsidiaries contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects on such date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)); (ii) that no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof and (iii) the conditions set forth on this Schedule 3.1 have been fully satisfied or waived by Borrower and/or its Subsidiaries or waived by Agent and the Lenders (except that no opinion is expressed as to Agent’s or any Lender’s satisfaction with any document, instrument or other matter);

(i)On the Closing Date, both before and after giving effect to the Transaction there shall be no facts, events or circumstances then existing which materially adversely affects the business, financial condition or operations of Borrower and its Subsidiaries taken as a whole since December 31, 2013;

(j)No action, suit or proceeding (including, without limitation, any inquiry or investigation) by any entity (private or governmental) shall be pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries or with respect to this Agreement, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby or which would reasonably be expected to have  a Material Adverse Effect, and no injunction or other restraining order shall remain effective or a hearing therefor remain pending or noticed with respect to this Agreement, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby, the effect of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(k)Agent and the Lenders shall have received a solvency certificate in the form of Exhibit 3.1(k), signed by the chief financial officer of Borrower;

(l)Agent and each Lender shall have received audited consolidated balance sheets at December 31, 2013, statements of income and cash flows at December 31, 2013 and interim unaudited financial statements at March 31, 2014, June 30, 2014 and September 30, 2014 and unaudited balance sheets for the fiscal year ending December 31, 2014;

(m)proper Form UCC-1 financing statements for filing under the Code necessary or, in the reasonable opinion of Agent and the Lenders, desirable to perfect the security interests purported to be created by the Security Agreement;

(n)Agent shall have completed (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for each Loan Party, and (ii) OFAC/PEP searches

2

~~1021245.08~~1077953.04A-CHISR02A - MSW

and customary individual background searches for Borrower’s senior management and key principals, and each Guarantor, in each case, the results of which shall be satisfactory to Agent;

(o)Borrower shall have paid (i) the fees set forth in the Fee Letter and (ii) all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(p)Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

(q)all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the transactions contemplated by the Loan Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the transactions contemplated by the Loan Documents.  Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the transactions contemplated by the Loan Documents;

(r)IP Security Agreements, in recordable form for the United States Patent and Trademark Office and United States Copyright Office, as applicable, duly executed by each Loan Party, with respect to Patents, Trademarks, and Copyrights (each such capitalized term as defined in the Security Agreement) that are the subject of a registration or application in the United States, together with evidence that all actions that the Agent deems reasonably necessary or desirable in order to perfect the Liens created under such IP Security Agreements in such intellectual property in the United States have been taken or shall be taken within the time specified by the Agent;

(s)Agent shall have received a certificate, executed by Borrower, and evidence that such certificate has been delivered to the Notes Collateral Agent and the Bank Collateral Agent (as each such term is defined in the ABL-Notes Intercreditor Agreement), certifying that the Credit Agreement, the other Loan Documents and the Obligations incurred therein are permitted (i) to be incurred by the Credit Facility Loan Documents and the Notes Documents (as each such term is defined in the ABL-Notes Intercreditor Agreement) and (ii) by the Credit Facility Loan Documents and the Notes Documents (as each such term is defined in the ABL-Notes Intercreditor Agreement) to be subject to the provisions of the ABL-Notes Intercreditor Agreement (as Credit Facility Obligations (as such term is defined in the ABL-Notes Intercreditor Agreement) and the ABL Credit Agreement (as such term is defined in the ABL-Notes Intercreditor Agreement; and

(t)all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

3

~~1021245.08~~1077953.04A-CHISR02A - MSW

SCHEDULE 5.1

Deliver to Agent (and if so requested by Agent, with copies for each Lender), each of the financial statements, reports, or other items set forth below at the following times in form reasonably satisfactory to Agent:

upon request by Agent, as soon as available, but in any event (i) within 30 days after the end of any non-December month during each of Borrower’s fiscal years, and (ii) within 60 days after the end of each December month

(a)an unaudited consolidated balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity covering Borrower’s and its Subsidiaries’ operations during such period and period-to-date and each compared to the prior applicable period and plan, together with a corresponding discussion and analysis of results from management, and

(b)a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA, ABL Priority Leverage Ratio, Consolidated Fixed Charges, and Consolidated Fixed Charge Coverage Ratio (such EBITDA, Consolidated Fixed Charges and Consolidated Fixed Charge Coverage Ratio shall be certified only to the extent Indebtedness Incurred pursuant to Section 6.1(a) and such EBITDA and ABL Priority Leverage Ratio shall be certified only to the extent an Investment is made pursuant to clause (f) of the definition of “Permitted Investments”).

upon request by Agent, as soon as available, but in any event within 120 days after the end of each of Borrower’s fiscal years

(c)consolidated financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (i) “going concern” or like qualification or exception, or (ii) qualification or exception as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity, and such audit opinion), and

(d)a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA, ABL Priority Leverage Ratio, Consolidated Fixed Charges, and Consolidated Fixed Charge Coverage Ratio (such EBITDA, Consolidated Fixed Charges and Consolidated Fixed Charge Coverage Ratio shall be certified only to the extent Indebtedness Incurred pursuant to Section 6.1(a) and such EBITDA and ABL Priority Leverage Ratio shall be

~~1021245.08~~1077953.04A-CHISR02A - MSW

certified only to the extent an Investment is made pursuant to clause (f) of the definition of “Permitted Investments”).
upon request by Agent, as soon as available, but in any event within 30 days after the start of each of Borrower’s fiscal years,

(e)copies of Borrower’s Projections, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer’s good faith estimate of the financial performance of Borrower during the period covered thereby.

upon request by Agent, if and when filed publicly by Borrower,	(f)Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,
(g)any other filings made by Borrower with the SEC, and
(h)any other written information that is provided by Borrower to its shareholders generally but solely in their capacity as shareholders.
upon request by Agent, if and when provided by Borrower,

(i)any financial reporting (including borrowing base certificates and statements of accounts) given to the 2017 Notes Agent pursuant to the 2017 Notes Documents or to the ABL Agent pursuant to the ABL Loan Documents or to the Solus Agent pursuant to the Solus Loan Documents (unless already provided to Agent under the Loan Documents).

promptly, but in any event within 5 Business Days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(j)notice of such event or condition and a statement of the curative action that Borrower proposes to take with respect thereto.

upon request by Agent, promptly, but in any event within 5 Business Days after Borrower has knowledge of (i) the termination of any Material Contract or labor contract, (ii) the initiation of any labor negotiations with respect to any labor contract, or (iii) the occurrence of any labor strike affecting Borrower or any Guarantors,

(k)notice and detailed summary of such event or condition.

2

~~1021245.08~~1077953.04A-CHISR02A - MSW

upon request by Agent, promptly after the commencement thereof, but in any event within 5 Business Days after the service of process with respect thereto on Borrower or any of its Subsidiaries,

(l)notice of all actions, suits, or proceedings brought by or against Borrower or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change, and

(m)any Event of Default (as defined in the 2017 Notes Indenture) under the 2017 Notes Documents or any Event of Default (as defined in the ABL Credit Agreement) under the ABL Loan Documents or any Event of Default (as defined in the Solus Credit Agreement) under the Solus Loan Documents.

upon reasonable request by Agent,

(n)notice of any distribution, payment, or Investment pursuant to Section 6.7 or 6.9 requiring compliance with the ~~Additional~~Builder Basket Conditions, and evidence of Borrower’s compliance with such preconditions of such distribution or payment as set forth in the definition of “~~Additional~~Builder Basket Conditions”.

(o)notice of any Indebtedness pursuant to Section 6.1 or Restricted Junior Payment or Investment pursuant to Sections 6.9(j) and 6.11(a) requiring compliance with the preconditions specified therein, and evidence of Borrower’s compliance with such preconditions.

upon the request of Agent,	(p)any other information reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

3

~~1021245.08~~1077953.04A-CHISR02A - MSW

SCHEDULE 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form reasonably satisfactory to Agent:

Upon request by Agent	(a)copies of purchase orders and invoices for Vehicles acquired by Borrower or its Subsidiaries,
(b)notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrower’s and its Subsidiaries’ Accounts,

(c)copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the reasonable discretion of Agent, from time to time,

(d)such other reports as to the Collateral or the financial condition of Borrower and its Subsidiaries, as Agent may reasonably request,
(e)a detailed list of Borrower’s and its Subsidiaries’ customers, with address and contact information, and
(f)a report regarding Borrower’s and its Subsidiaries’ accrued, but unpaid, ad valorem taxes.

~~1021245.08~~1077953.04A-CHISR02A - MSW

Annex A

Schedule 5.17

1. Within 60 days after the Closing Date, Loan Parties shall deliver executed Control Agreements and Controlled Account Agreements for each Deposit Account and Securities Account of any Loan Party (i) which is subject to a control agreement or similar arrangement in favor of the ABL Agent and/or the Notes Agent, (ii) has an aggregate amount of greater than $250,000, or (iii) is not an Excluded Deposit Account or a controlled disbursement account of the type described in Section 6.11(b)(iv).

2. Within 30 days after the Closing Date, Loan Parties shall use commercially reasonable efforts to deliver Collateral Access Agreements, executed by the applicable third parties in favor of Agent, for each location where a Collateral Access Agreement is in place in favor of the ABL Agent and/or the Notes Agent.

3. Within 90 days after the Closing Date, Loan Parties shall cause the Lien of Agent in respect of Vehicles titled in the State of Texas to be noted on such certificate of title, in form and substance reasonably acceptable to Agent.

Annex B

2017 Notes Indenture

See attached.

Annex C

ABL-Notes Intercreditor Agreement

See attached.

Annex D

Vehicle Collateral Agency Agreement

See attached.

Annex E

ABL Amendment

See attached.

Annex F

Solus Amendment

See attached.

Annex G

Offering Memorandum

See attached.

Annex H

ABL Intercreditor Amendment

See attached.

Annex I

Restructuring Support Agreements

See attached.